As filed with the Securities and Exchange Commission on December 16, 2005
                         Registration Statement No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              NAYNA NETWORKS, INC.
                              --------------------
                 (Name of small business issuer in its charter)

                NEVADA                                   3576                                83-0210455
                ------                                   ----                                ----------
    (State or other jurisdiction of          (Primary Standard Industrial       (I.R.S. Employer Identification No.)
    incorporation or organization)               Classification Code)

       4699 Old Ironsides Drive, Suite 420, Santa Clara, California 95054
                                 (408) 956-8000
                                 --------------
          (Address and telephone number of principal executive offices)

                                  Same as above
                                  -------------
(Address and telephone number of principal executive offices and principal place of business)

                                Naveen S. Bisht,
                      President and Chief Executive Officer
                              Nayna Networks, Inc.
                       4699 Old Ironsides Drive, Suite 420
                          Santa Clara, California 95054
                                 (408) 956-8000
                                 --------------
            (Name, address and telephone number of agent for service)

                                    Copy to:

                               John M. Fogg, Esq.
                             Hutchison + Mason, PLLC
                          5410 Trinity Road, Suite 400
                          Raleigh, North Carolina 27607
                                 (919) 829-9600
                           Telecopier: (919) 829-9696

                    ---------------------------------------

Approximate date of proposed sale to public: As soon as practicable after this Nite Capital, LP

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                   Proposed maximum       Proposed maximum
Title of each class of                            offering price per     aggregate offering
   securities to be           Amount to be               unit                   price                Amount of
      registered               registered                 (2)                    (2)              registration fee
Common stock,
$0.001 par value
underlying convertible
notes                    29,752,066 shares (1)           $0.64               $19,041,322             $2,893.86
Common stock,
$0.001 par value          5,880,000 shares (1)           $1.00               $5,880,000               $629.16
underlying warrants
Common stock,               2,438,785 shares             $0.64               $1,560,822               $167.01
$0.001 par value
Common stock,
$0.001 par value             750,990 shares              $0.75                $563,243                 $60.77
underlying warrants

TOTAL                      38,821,841 shares                                 $27,045,387             $2,893.86


(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of Callable Secured Convertible Notes and upon exercise of related warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated 200% of the number of shares of our common stock issuable upon conversion of the callable secured convertible notes and the number of shares of our common stock issuable upon exercise of the warrants. In accordance with Rule 416 under the Securities Act, there are also being registered hereby such indeterminate number of additional shares of common stock as may become issuable pursuant to adjustment provisions of the Callable Secured Convertible Notes.

(2) Estimated solely for the purpose of computing the amount of the registration fee. The calculation of the registration fee is calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on $0.64, which is the last sale price of our common stock reported on the OTC Bulletin Board on December 14, 2005.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHODLERS NAMED IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND THE SELLING STOCKHODLERS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 Subject to completion, dated December 16, 2005

PROSPECTUS


                                  [NAYNA LOGO]


                        38,821,841 Shares of Common Stock



         This prospectus relates to the resale of up to 38,821,841 shares of our common stock, $0.001 par value per share, by certain institutional investors set forth in this prospectus under the section entitled "Selling Stockholders."

         Of the 38,821,841 shares of common stock, 5,880,000 shares are issuable to such investors upon the exercise of warrants having an exercise price of $1.00 per share and 750,990 shares are issuable to such investors upon the exercise of warrants having an average exercise price of $0.75 per share and 29,752,066 shares are issuable to such investors upon the conversion of certain Callable Secured Convertible Notes, which currently have a conversion price of $0.322667 per share.

         We will not receive any proceeds from the sale of the shares of common stock hereunder, except the warrants whereby we may receive proceeds.

         The Selling Stockholders identified in this prospectus, or their pledges, assignees and successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

         The Selling Stockholders will sell their shares of common stock in accordance with the terms described in the section of this prospectus titled "Plan of Distribution."

         Our common stock is listed on the Over-The-Counter Bulletin Board under the trading symbol "NAYN." On December 14, 2005, the closing price of our common stock was $0.64.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR COMMON STOCK ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. YOU SHOULD READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4 BEFORE YOU DECIDE TO PURCHASE ANY OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is December ___, 2005.

                                TABLE OF CONTENTS

                                                                                        Page
                                                                                        ---
Prospectus Summary                                                                        1
Summary Financial Data                                                                    3
Risk Factors                                                                              4
Forward Looking Statements                                                               13
Use of Proceeds                                                                          13
Market for Common Equity and Related Stockholder Matters                                 14
Dividend Policy                                                                          14
Selected Financial Data                                                                  15
Management's Discussion and Analysis of Financial Condition and Results of Operations    16
Business                                                                                 22
Management                                                                               27
Certain Relationships and Related Transactions                                           32
Principal Stockholders                                                                   33
Selling Stockholders                                                                     36
Description of Securities                                                                40
Plan of Distribution                                                                     41
Changes in and Disagreements with Accountants on Accounting and Financial  Disclosures   43
Legal Matters                                                                            43
Experts                                                                                  43
Where You Can Find Additional Information                                                43
Financial Statements                                                                  F-1 - F-30


         We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                               PROSPECTUS SUMMARY

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. When we refer in this prospectus to the "Nayna", "Company," "we," "us," and "our," we mean Nayna Networks, Inc., a Nevada corporation. This prospectus contains forward-looking statements and information relating to Nayna Networks, Inc. See Forward Looking Statements on page 13.

                                   OUR COMPANY


Nayna Networks, Inc., a Nevada corporation, is a hardware and software development company that designs, develops and markets next generation broadband access solutions, also known as Ethernet in the First Mile for the secure communications market. Typical Nayna customers include carriers, Cable TV service providers and corporations. Nayna's flagship platform, ExpressSTREAM, removes the performance bottlenecks typically found in access networks. The high quality and rich feature set of Nayna's solutions enables the gigabit class ExpressSTREAM platform to address a wide variety of applications from the transport level up to and through the application layer. Nayna, together with the companies which it has acquired, has raised more than $65 million in venture capital investment over the past five years, substantially all of which has been spent on product development. Nayna's solutions are based on proprietary hardware and software implementations that are largely based on standard components.


This approach makes Nayna's solutions more flexible and less costly and enables Nayna to address its customers' needs swiftly without the cost or time required to make custom silicon chips. These high-performance, cost- effective solutions are enhanced by intelligent enforcement of quality of service which positions Nayna to compete effectively in its target markets. Throughout 2004, Nayna introduced a series of products under its flagship ExpressSTREAM platform. ExpressSTREAM is certified for a wide variety of applications including handling of advanced real time applications such as streaming content. Previous generations of products were limited to average bandwidths of just a few hundred kilobits per second and a total of just 2.5 gigabits per second per system. Nayna's ExpressSTREAM solutions range up to 32 gigabits per second of non-blocking system capacity and 10/100/1000 megabigs per second per subscriber site. This high capacity is supported by high performance switching capacity of up to 48 million packets per second, compared to just 2 million packets per second in most gigabit local area network, or LAN, switches. Nayna's high performance switching fabric is the key to its excellent carrier class quality of service and in turn, provides Nayna the ability to mix and match voice, data and video on the same links. While typical LAN products can only handle large data packets efficiently, ExpressSTREAM has sufficient additional capacity to enable it to mix small high priority voice packets in the same stream as the larger packets without being lost or delayed.


Our principal executive offices are located at 4699 Old Ironsides Drive, Suite 420, Santa Clara, California, 95054. Our telephone number is (408) 956-8000. The address of our website is www.Nayna.com. Information on our website is not part of this prospectus.

         Nayna and our logo are trademarks of Nayna Networks, Inc. All other trademarks, servicemarks or tradenames referred to in this prospectus are the property of their respective owners.

                                  THE OFFERING

Common Stock offered by the selling stockholders      38,821,841 shares, includes 200% of the shares
                                                      issuable upon conversion at the time of
                                                      registration of the common stock underlying the (i)
                                                      $4,800,000 of Callable Secured Convertible Notes
                                                      based on a current conversion price of $0.68 per
                                                      share of our common stock, assuming full conversion
                                                      of the Callable Secured Convertible Notes and (ii)
                                                      warrants to purchase 2,940,000 shares of our common
                                                      stock, assuming full exercise of the warrants;
                                                      $2,438,785 shares of our common stock; and warrants
                                                      to purchase 750,990 shares of our common stock,
                                                      assuming full exercise of the warrants.

Common Stock to be outstanding after this Offering    75,354,845 shares including shares of
                                                      common stock issuable upon exercise of
                                                      convertible notes, warrants and debt held by the
                                                      selling stockholders.

OTC Bulletin Board Trading Symbol                     NAYN

Use of Proceeds                                       We will receive no proceeds from the sale of shares
                                                      of common stock in this offering.  However, we may
                                                      receive proceeds from any exercise of warrants by
                                                      the selling stockholders.  We expect to use the
                                                      proceeds received from the exercise of the
                                                      warrants, if any, for working capital and other
                                                      general purposes.

Risk Factors

                                                      An investment in our common stock involves a high degree
                                                      of risk. See "Risk Factors" beginning on page 4 of this
                                                      prospectus.

The number of shares that will be outstanding after the offering is based on the number of shares outstanding as of December 15, 2005, on a proforma basis, and excludes 4,553,478 shares of common stock issuable upon exercise of outstanding stock options and 74,278 shares of common stock issuable upon exercise of warrants to purchase common stock outstanding as of December 15, 2005.

                             SUMMARY FINANCIAL DATA

                                                         Three months ended September 30
STATEMENT OF OPERATIONS DATA:                                 2005              2004
                                                         ------------       ------------
        Total operating expenses                          $ 1,204             $ 1,049
        Loss from operations                               (1,204)             (1,049)
        Net loss                                           (1,235)             (1,048)
        Net loss per share - basic and diluted            $ (0.03)            $ (0.04)


                                                          Nine Months Ended September 30,
                                                             2005               2004
                                                         ------------       ------------
        Total operating expenses                          $ 3,962             $ 4,275
        Loss from operations                               (3,962)             (4,275)
        Net loss                                           (3,874)             (4,299)
        Net loss per share - basic and diluted            $ (0.12)            $ (0.19)


                                                         September 30,
BALANCE SHEET DATA:                                          2005
                                                         ------------
        Cash and cash equivalents                         $    91
        Working capital/(deficit)                          (3,215)
        Total assets                                          576
        Total current liabilities                           3,448
        Total shareholders' equity/(deficit)              $(5,244)


                                                          Year Ended         Year Ended
STATEMENT OF OPERATIONS DATA:                            December 31,        December 31,
                                                            2004                2003
                                                         ------------       ------------
        Total operating expenses                          $ 5,051             $ 7,447
        Loss from operations                               (5,051)             (7,447)
        Net loss                                           (5,098)            (13,288)
        Net loss per share - basic and diluted            $ (0.19)            $ (0.80)


                                                                   December 31,
BALANCE SHEET DATA:                                          2004               2003
                                                         ------------       ------------
        Cash and cash equivalents                         $   710             $ 1,663
        Working Capital (deficit)                            (821)               (337)
        Total assets                                        2,184               3,292
        Total liabilities                                   3,142               3,238
        Shareholders' equity (deficit)                    $  (958)            $    54

                                  RISK FACTORS

Investing in our common stock entails substantial risk, including the potential loss of your entire investment. You should carefully consider the following factors as well as other information contained in this prospectus and any prospectus supplement before deciding to invest in our common stock.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE ONLY A LIMITED OPERATING HISTORY ON WHICH TO EVALUATE OUR POTENTIAL FOR FUTURE SUCCESS.

We have only recently launched many of our products and services and therefore have a limited operating history upon which you can evaluate our business and future prospects. In addition, since we are a development stage company, we have yet to develop sufficient experience in forecasting the actual revenues to be received from the sale of our products and services. If we are unsuccessful in addressing the risks and uncertainties commonly faced by development stage companies, our business, results of operations and financial condition will be materially and adversely affected.

WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We continue to incur operating losses due primarily to product development costs and increasing sales and marketing expenses. In addition, we plan to invest heavily in marketing and promotion, the hiring of additional employees and to enhance our network content and management technologies through both internal development efforts and strategic acquisitions. As a result of these expenditures, we expect to incur net losses for a significant period of time. We believe these expenditures are necessary to build and maintain hardware and software technology and to penetrate our target product markets. If our revenue growth is slower than we anticipate or our operating expenses exceed our expectations, our losses will be significantly greater than they are at the present time and we may never achieve profitability.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL IN THE IMMEDIATE FUTURE.

We anticipate that our currently available funds, including the proceeds from our most recent financing, are sufficient to meet our needs for working capital, capital expenditures and business expansion for the next seven months. Thereafter, we will need to raise additional funds. If any of our assumptions are incorrect, we may need to raise capital before the end of seven months. We cannot assure you that additional capital will be available on terms acceptable to us, or at all. Failure to raise sufficient additional capital would have a material adverse effect on our ability to operate as a going concern or to achieve our business objectives.

ACQUISITIONS MAY DISRUPT OR OTHERWISE HAVE A NEGATIVE IMPACT ON OUR BUSINESS.

We may acquire or make investments in complementary businesses, products, services or technologies on an opportunistic basis when we believe they will assist us in carrying out our business strategy. Growth through acquisitions has been a successful strategy used by other network control and management technology companies. We plan to use this as a strategy to grow our business and are in discussions with a number of parties relating to any such acquisition or investment. If we buy a company, then we could have difficulty in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for us. An acquisition could distract our management and employees and increase our expenses. Furthermore, we may have to incur debt or issue equity securities to pay for any future acquisitions, the issuance of which could be dilutive to our existing stockholders.

OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE AND THE CURRENT MARKET FOR OUR COMMON STOCK IS LIMITED.

The market price of our common stock will likely be highly volatile as the stock market in general, and the market for small cap and micro cap technology companies in particular, has been highly volatile. You may not be able to resell your shares of our common stock following periods of volatility because of the market's adverse reaction to volatility. We cannot assure you that our stock will trade at the same levels of other stocks in our industry or that our industry stocks in general will sustain their current market prices.

Factors that could cause such volatility may include, among other things:

      |X|   actual or anticipated fluctuations in our quarterly operating results;
      |X|   announcements of technological innovations; |X| changes in financial
            estimates by securities analysts;
      |X|   conditions or trends in the network control and management industry;
      |X|   changes in the market valuations of other such industry related companies; and
      |X|   the acceptance of market makers and institutional investors of the
            Company and our stock.

In addition, our stock is currently traded on the NASD O-T-C Bulletin Board and it is uncertain that we will be able to successfully apply for listing on the American Stock Exchange or the NASDAQ National or Small Cap Markets in the foreseeable future due to our inability to satisfy their respective listing criteria. Failure to list our shares on any of the American Stock Exchange or the NASDAQ National or Small Cap Markets will impair the liquidity of our common stock.

YOUR HOLDINGS MAY BE DILUTED IN THE FUTURE.

We are authorized to issue up to 1,000,000,000 shares of common stock. Our board of directors has the ability to issue additional shares of our common stock, without stockholder approval and in exchange for the consideration that the board of directors may deem adequate, up to such authorized amount. The issuance of additional common stock will reduce the proportionate ownership and voting power of our existing common stockholders. In addition, we currently have outstanding options and warrants to purchase approximately 5,000,000 shares of common stock whose exercise could also have a substantial dilutive effect on the ownership of our common stockholders at such time. In addition, the future designation and issuance of one or more series of preferred stock would create additional securities that would have, among other things, dividend and liquidation preferences senior to our common stock.

SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

Sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144, or otherwise, could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities. In addition, we are obligated to register the shares and additional securities for immediate resale under the Securities Act of 1933, as amended, and, upon completion of such registration a substantial number of additional securities will be placed into the public market with the potential adverse consequences described above.

IF WE LOSE THE SERVICES OF OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, NAVEEN BISHT, OR OTHER KEY PERSONNEL, WE MAY NOT BE ABLE TO EXECUTE OUR BUSINESS STRATEGY EFFECTIVELY.

Our future success depends in large part upon the continued services of our key technical, sales, marketing and senior management personnel. In particular, Naveen Bisht, our President and Chief Executive Officer is very important to our business. The loss of any of our senior management or other key research, development, sales or marketing personnel, particularly if lost to competitors, could harm our ability to implement our business strategy and respond to the rapidly changing needs of our customers. In addition, we believe we will need to attract, retain and motivate talented management and other highly skilled employees to be successful. We may be unable to retain our key employees or attract, assimilate and retain other highly qualified employees in the future.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

We are engaged in new, rapidly evolving and intensely competitive markets, and we expect competition to intensify further in the future. We currently or potentially compete with a number of other companies, such as Alcatel, Alloptic, Inc., Salira Networks, Inc., Tellabs and TeraWave Communications. A number of our competitors, such as Alcatel, are large and well funded. Competitive pressures created by any one of these companies, or by our competitors collectively, could have a material adverse effect on our business, results of operations and financial condition.

THE MARKET IN WHICH WE COMPETE IS SUBJECT TO RAPID TECHNOLOGICAL PROGRESS AND TO COMPETE SUCCESSFULLY WE MUST CONTINUALLY INTRODUCE NEW PRODUCTS THAT ACHIEVE BROAD MARKET ACCEPTANCE.

The network equipment market is characterized by rapid technological progress, frequent new product introductions, changes in customer requirements and evolving industry standards. If we do not regularly introduce new products in this dynamic environment, our product lines will become obsolete. Developments in routers and routing software could also significantly reduce demand for our products. Alternative technologies could achieve widespread market acceptance and displace the technology on which we have based our product architecture. We cannot assure you that our technological approach will achieve broad market acceptance or that other technologies or devices will not supplant our own products and technology.

OUR PRODUCTS MUST COMPLY WITH EVOLVING INDUSTRY STANDARDS AND COMPLEX GOVERNMENT REGULATIONS OR ELSE OUR PRODUCTS MAY NOT BE WIDELY ACCEPTED, WHICH MAY PREVENT US FROM GROWING OUR NET REVENUE OR ACHIEVING PROFITABILITY.

The market for network equipment is characterized by the need to support industry standards as different standards emerge, evolve and achieve acceptance. We will not be competitive unless we continually introduce new products and product enhancements that meet these emerging standards. Our products must comply with various United States federal government regulations and standards defined by agencies such as the Federal Communications Commission, as well as standards established by various foreign governmental authorities and recommendations of the International Telecommunication Union. If we do not comply with existing or evolving industry standards or if we fail to obtain timely domestic or foreign regulatory approvals or certificates, we will not be able to sell our products where these standards or regulations apply, which may prevent us from sustaining our net revenue or achieving profitability.

OUR FUTURE PERFORMANCE WILL DEPEND ON THE SUCCESSFUL DEVELOPMENT, INTRODUCTION AND MARKET ACCEPTANCE OF NEW AND ENHANCED PRODUCTS.

Our new and enhanced products must address customer requirements in a timely and cost-effective manner. In the past, we have experienced delays in product development and such delays may occur in the future. The introduction of new and enhanced products may cause our customers to defer or cancel orders for existing products. Therefore, to the extent customers defer or cancel orders in the expectation of new product releases, any delay in the development or introduction of new products could cause our operating results to suffer. The inability to achieve and maintain widespread levels of market acceptance for our current and future products may significantly impair our revenue growth.

OUR LIMITED ABILITY TO PROTECT OUR PROPRIETARY INTELLECTUAL PROPERTY RIGHTS MAY ADVERSELY AFFECT OUR ABILITY TO COMPETE.

We rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect our proprietary intellectual property rights. We cannot assure you that we have adequately protected our proprietary intellectual property or that other parties will not independently develop similar or competing products that do not infringe on our patents. We also enter into confidentiality or license agreements with our employees, consultants and corporate partners to protect our intellectual property. In addition, we control access to and limit the distribution of our software, documentation and other proprietary information. Despite our efforts to protect our proprietary intellectual property rights, unauthorized parties may attempt to copy or otherwise misappropriate or use our products or technology. If we are unsuccessful in protecting our proprietary intellectual property rights, our business, results of operations and financial condition may be harmed.

OUR LIMITED ABILITY TO DEFEND OURSELVES AGAINST INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS MADE BY OTHERS MAY ADVERSELY AFFECT OUR ABILITY TO COMPETE.

Our industry is characterized by the existence of a large number of patents and frequent claims and related litigation regarding patent and other intellectual property rights. If we are found to infringe the proprietary rights of others, or if we otherwise settle such claims, we could be compelled to pay damages or royalties and either obtain a license to those intellectual property rights or alter our products so that they no longer infringe upon such proprietary rights. Such a license could be very expensive to obtain or may not be available at all. Similarly, changing our products or processes to avoid infringing the rights of others may be costly or impractical. Litigation resulting from claims that we are infringing the proprietary rights of others could result in substantial costs and a diversion of resources, and could have a material adverse effect on our business, financial condition and operating results.

OUR DEPENDENCE ON CONTRACT MANUFACTURERS FOR SUBSTANTIALLY ALL OF OUR MANUFACTURING REQUIREMENTS COULD HARM OUR OPERATING RESULTS.

We rely on independent contractors to manufacture our products. We do not have long-term contracts with any of these manufacturers. Delays in product shipments from contract manufacturers are not unusual. Similar or other problems may arise in the future, such as inferior quality, insufficient quantity of products or the interruption or discontinuance of operations of a manufacturer, any of which could have a material adverse effect on our business, financial condition and operating results.

We do not know whether we will effectively manage our contract manufacturers or that these manufacturers will meet our future requirements for timely delivery of products of sufficient quality and quantity. We will continue to monitor the performance of our current contract manufacturers and if they are unable to meet our future requirements, we will need to transition to other manufacturers. We also intend to regularly introduce new products and product enhancements, which will require that we rapidly achieve volume production by coordinating our efforts with those of our suppliers and contract manufacturers. The inability of our contract manufacturers to provide us with adequate supplies of high-quality products or a reduction in the number of contract manufacturers may cause a delay in our ability to fulfill orders and may have a material adverse effect on our business, financial condition and operating results.

IF OUR PRODUCTS CONTAIN UNDETECTED SOFTWARE OR HARDWARE ERRORS, WE COULD INCUR SIGNIFICANT UNEXPECTED EXPENSES AND LOSE SALES.

Network equipment products frequently contain undetected software or hardware errors when new products, versions or updates of existing products are first released to the marketplace. We have experienced such errors in connection with prior product releases. We expect that such errors or component failures will be found from time to time in the future in new or existing products, including the components incorporated therein, after the commencement of commercial shipments.

These errors may have a material adverse effect on our business and may result in the following, among other things:

      |X|   significant warranty and repair costs;
      |X|   diverting the attention of our engineering personnel from new product development efforts;
      |X|   delaying the recognition of revenue; and
      |X|   significant customer relations problems.

In addition, if our product is not accepted by customers due to defects, and such returns exceed the amount we accrued for defect returns based on our historical experience, our operating results would be adversely affected.

IF PROBLEMS OCCUR IN A COMPUTER OR COMMUNICATIONS NETWORK, EVEN IF UNRELATED TO OUR PRODUCTS, WE COULD INCUR UNEXPECTED EXPENSES AND LOSE SALES.

Our products must successfully interoperate with products from other vendors. As a result, when problems occur in a computer or communications network, it may be difficult to identify the sources of these problems. The occurrence of hardware and software errors, whether or not caused by our products, could result in the delay or loss of market acceptance of our products and any necessary revisions may cause us to incur significant expenses. The occurrence of any such problems would likely have a material adverse effect on our business, financial condition and operating results.

WE EXPECT THE AVERAGE SELLING PRICES OF OUR PRODUCTS TO DECREASE, WHICH MAY REDUCE OUR GROSS MARGIN OR REVENUE.

The network equipment industry has experienced a rapid erosion of average selling prices due to a number of factors, including competitive pricing pressures, promotional pricing, technological progress and lower selling prices as companies attempt to liquidate excess inventory resulting from the industry slowdown that began in the later part of 2000.

We anticipate that the average selling prices of our products will decrease in the future in response to the following, among other things:

      |X|   competitive pricing pressures;
      |X|   excess inventories;
      |X|   increased sales discounts; and
      |X|   new product introductions by us or our competitors.

We may experience substantial decreases in future operating results due to the erosion of our average selling prices. We expect competitive pressures to increase as a result of the industry slowdown that began in the later part of 2000, coupled with the slow recovery and still uncertainty of the broader economy.

SOME OF OUR CUSTOMERS MAY NOT HAVE THE RESOURCES TO PAY FOR OUR PRODUCTS AS A RESULT OF THE CURRENT ECONOMIC ENVIRONMENT.

Some of our customers are experiencing cash flow problems as a result of the current economic environment and are finding it increasingly difficult to obtain financing. As a result, we may be unable to collect the payments owed to us, or such payments may be significantly delayed, if our customers are unsuccessful in generating sufficient revenue or securing alternate financing arrangements. In addition, our customers may not order as many products from us as we had originally forecast or they may cancel their orders with us entirely. The inability of some of our potential customers to pay us for our products may adversely affect our cash flow, the timing of our revenue recognition and the amount of revenue we generate, which may cause our stock price to decline.

FAILURE TO SUCCESSFULLY EXPAND OUR SALES AND SUPPORT TEAMS OR EDUCATE THEM IN REGARD TO TECHNOLOGIES AND OUR PRODUCT FAMILIES MAY HARM OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS.

The sale of our products and services requires a sophisticated sales effort that frequently involves several levels within a prospective customer's organization. We may not be able to increase net revenue unless we expand our sales and support teams in order to address all of the customer requirements necessary to sell our products.

We cannot assure you that we will be able to successfully integrate new employees into our company or to educate current and future employees in regard to rapidly evolving technologies and our product families. A failure to do so may hurt our business, financial condition and operating results.

WE MUST CONTINUE TO DEVELOP AND INCREASE THE PRODUCTIVITY OF OUR SALES AND DISTRIBUTION CHANNELS TO INCREASE NET REVENUE AND IMPROVE OUR OPERATING RESULTS.

Our sales channel includes our own direct sales people, large original equipment manufacturer, system integrators, agents, resellers and distributors. Outside sales channels require us to develop and cultivate strategic relationships and allocate substantial internal resources for the maintenance of such relationships. We may not be able to increase gross revenues unless we expand our sales channel and support teams to handle all of our customer requirements in a professional manner. If we are unable to expand our sales channel and support teams in a timely manner, and/or manage them in all cases, our business, financial condition and operating results may be hurt.

In addition, many of our sales channel partners also carry products they make themselves or that are made by our competitors. We cannot assure you that our sales channel partners will continue to market or sell our products effectively or continue to devote the resources necessary to provide us with effective sales, marketing and technical support. Their failure to do so may hurt our revenue growth and operating results.

LEGISLATIVE ACTIONS, HIGHER INSURANCE COSTS AND POTENTIAL NEW ACCOUNTING PRONOUNCEMENTS ARE LIKELY TO IMPACT OUR FUTURE FINANCIAL POSITION AND RESULTS OF OPERATIONS.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, which will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes and proposed legislative initiatives are resulting in increased general and administrative costs to us. The new rules could make it more difficult for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage and/or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on committees of our board of directors or as executive officers. We cannot predict or estimate the amount of the additional costs we may incur or the timing of such costs as we implement these new and proposed rules.

In addition, proposed initiatives could result in changes in accounting rules, including legislative and other proposals to account for employee stock options as an expense. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

WE MAY NEED TO EXPEND CONSIDERABLE RESOURCES IN ORDER TO COMPLY WITH RECENT SEC RULEMAKING INCLUDING THE SARBANES-OXLEY ACT OF 2002.

The costs associated with being a public company have increased dramatically over the last several years following the advent of the Sarbanes-Oxley Act of 2002. We expect to spend significant resources in order to comply with the new legislation and rulemaking aimed at public companies. As a result, we expect our general and administrative expenses will rise as a result of these compliance efforts. In addition, our management team will need to devote a substantial amount of time to these efforts which could distract them from their current responsibilities.

OUR HEADQUARTERS ARE LOCATED IN NORTHERN CALIFORNIA WHERE NATURAL DISASTERS MAY OCCUR THAT COULD DISRUPT OUR OPERATIONS AND HARM OUR BUSINESS.

Our corporate headquarters are located in Silicon Valley in Northern California. Historically, this region has been vulnerable to natural disasters and other risks, such as earthquakes, which at times have disrupted the local economy and posed physical risks to our and our manufacturers' property.

In addition, terrorist acts or acts of war targeted at the United States, and specifically Silicon Valley, could cause damage or disruption to us, our employees, facilities, partners, suppliers, distributors and resellers, and customers, which could have a material adverse effect on our operations and financial results. We currently do not have redundant, multiple site capacity in the event of a natural disaster or catastrophic event. In the event of such an occurrence, our business would suffer.

SHARES OF OUR TOTAL OUTSTANDING SHARES THAT ARE RESTRICTED FROM IMMEDIATE RESALE BUT MAY BE SOLD INTO THE MARKET IN THE FUTURE COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL.

As of December 15, 2005, we had 36,533,004 shares of our common stock issued and outstanding of which 32,350,947 shares are restricted shares. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of a company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale.

The amount of "restricted securities" which a person who is not an affiliate of our company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning our company. In such an event, "restricted securities" would be eligible for sale to the public at an earlier date. The sale in the public market of such shares of Common Stock may adversely affect prevailing market prices of our Common Stock.

THE APPLICATION OF THE "PENNY STOCK REGULATION" COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK

Our securities may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks.

Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if such securities maintain a market price of $5.00 or greater. We can give no assurance that the price of our securities will reach or maintain such a level.

SALES OF OUR COMMON STOCK BY THE HOLDERS OF THE CONVERTIBLE NOTES AND WARRANTS MAY LOWER THE MARKET PRICE OF OUR COMMON STOCK AND PURCHASERS OF COMMON STOCK MAY EXPERIENCE SUBSTANTIAL DILUTION.

As of December 15, 2005, $1,600,000 principal amount of callable secured convertible notes were issued and outstanding. Within 5 days of the filing of this registration statement, we will issue an additional $1,600,000 in convertible notes to the investors and within 5 days of the effectiveness of this registration statement, we will issue an additional $1,600,000 in convertible notes to the investors for an aggregate total of $4,800,000 in convertible notes. The notes are convertible into such number of shares of common stock as is determined by dividing the principal amount thereof by the then current conversion price. The notes conversion price is the lesser of $.68 and a discount equal to 45% of the average of the three lowest trading prices in the 20 days preceding conversion. If converted on December 15, 2005, the notes would have been convertible into approximately 14,876,033 shares of common stock, but this number of shares could prove to be significantly greater in the event of a decrease in the trading price of the common stock.

Purchasers of common stock will experience substantial dilution of their investment upon conversion by the investors of a material portion of the notes. The notes are not registered and may be sold only if registered under the Securities Act of 1933, as amended, or sold in accordance with an applicable exemption from registration, such as Rule 144. The shares of common stock into which the notes may be converted are being registered pursuant to this registration statement.

As of December 15, 2005, warrants to purchase 800,000 shares of common stock issued to the purchasers of the notes were outstanding. Within 5 days of the filing of this registration statement, we will issue warrants to purchase an additional 800,000 shares to the investors and within 5 days of the effectiveness of this registration statement, we will issue warrants to purchase an additional 800,000 shares to the investors for an aggregate total of warrants to purchase 2,400,000 shares. We have also issued warrants to purchase 540,000 to brokers involved with the financing. All of these warrants are exercisable at $1.00 per share which price may be adjusted from time to time if we issue stock at less than $1.00 in the future. Warrants to purchase 1,340,000 expire on November 17, 2010 and the remaining warrants to purchase 1,600,000 shares will expire five years from the date on which they are issued. The shares of common stock issuable upon exercise of these warrants are being registered pursuant to this registration statement.

As of December 15, 2005, 4,627,756 shares of common stock were reserved for issuance upon exercise of our outstanding warrants and options other than those issued in connection with the notes and debentures, and an additional 38,821,841 shares of common stock were reserved for issuance upon conversion of the notes and debentures and exercise of the warrants issued in connection with the notes and bridge loans. As of December 15, 2005, there were 36,533,004 shares of common stock outstanding. Of these outstanding shares, 4,182,057 shares were freely tradeable without restriction under the Securities Act of 1933, as amended, unless held by affiliates.

Our 8% convertible notes are convertible into such number of shares of common stock as is determined by dividing the principal amount thereof by the lesser of the (a) then current variable conversion price and (b) $0.68 per share. If converted on December 15, 2005, the $4,800,000 principal amount of notes would have been convertible into 14,876,033 shares of our common stock (or 17,816,033 shares if the warrants to purchase 2,940,000 shares were also exercised in full). Each holder of these notes has agreed not to own more than 4.99% of our common stock at any one time; however, the number of shares into which the convertible notes can convert could prove to be significantly greater in the event of a decrease in the trading price of our common stock. The following table presents the number of shares of our common stock that we would be required to issue as of December 15, 2005 and the number of shares we would be required to issue if our common stock declined by 50% or 75%:


                                     As of             50%              75%
                                  December 15,       Decline          Decline
                                  -----------      -----------      -----------

Conversion price per share:        $0.322667       $0.161334        $0.080667

Total shares issuable upon        17,816,033      32,692,066       62,444,132
conversion of notes and
exercise of warrants

Percentage of total outstanding         4.99%           4.99%            4.99%
Shares

Percentage of total outstanding        32.78%          47.23%           63.09%
Shares (not taking into account
the 4.99% ownership limitation)

A DEFAULT BY US UNDER OUR 8% NOTES WOULD ENABLE THE HOLDERS OF OUR 8% NOTES TO TAKE CONTROL OF SUBSTANTIALLY ALL OF OUR ASSETS.

Our 8% notes are secured by a security agreement under which we pledged substantially all of our assets, including our goods, fixtures, equipment, inventory, contract rights and receivables. A default by us under the 8% notes would enable the holders to take control of substantially all of our assets. The holders of our 8% notes have no operating experience in the industry that could force us to substantially curtail or cease our operations.

OUR FAILURE TO COMPLY WITH THE TERMS OF THE CONVERTIBLE NOTES COULD LEAD TO AN ASSESSMENT OF LIQUIDATED DAMAGES BY THE HOLDERS OF THE CONVERTIBLE NOTES AND WARRANTS.

Under the registration rights agreement, if the registration statement relating to the securities offered by this prospectus is not declared effective by the Securities and Exchange Commission on or before March 17, 2006 or the investors cannot make sales under the registration statement for any period of time after the registration statement is declared effective, we are obligated to pay a registration default fee to the 8% note holders equal to the principal of the note outstanding multiplied by .02 multiplied by the sum of the number of additional months required for the registration statement to become effective (or on a pro rata basis). For example, if the registration statement becomes effective one (1) month after March 17, 2006, we would pay $5,000 for each $250,000 of outstanding note principal amount. If thereafter, sales could not be made pursuant to the registration statement for an additional period of one (1) month, we would pay an additional $5,000 for each $250,000 of outstanding note principal amount. Accordingly, failure to have the registration statement declared effective by March 17, 2006 could result in the assessment of liquidated damages in the amount of $96,000 per month.

In addition, we have agreed to have authorized a sufficient number of shares of our common stock to provide for the full conversion of the notes and exercise of the warrants then outstanding and to register and have reserved at all times for issuance at least two times the number of shares that is the actually issuable upon full conversion of the notes and full exercise of the warrants. Accordingly, the Company's failure to comply with this covenant could result in the assessment of additional liquidated damages against the Company.

Moreover, we are required to pay a penalty of $1,000 per day to the investors if we fail to deliver shares of our common stock upon conversion of the notes within five business days upon receipt of the conversion notice.

OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY AND HAVE INDEMNITY RIGHTS.

Our certificate of incorporation and by-laws provide that we indemnify our officers and directors against losses sustained or liabilities incurred which arise from any transaction in such officer's or director's respective managerial capacity unless such officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction. Our certificate of incorporation and by-laws also provide for the indemnification by us of our officers and directors against any losses or liabilities incurred as a result of the manner in which such officers and directors operate our business or conduct our internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, our best interests, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations.

                           FORWARD LOOKING STATEMENTS

Information included in this Form SB-2 may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors, including, among other things:

- general economic and business conditions, both nationally and in our markets,
- our history of losses,
- our expectations and estimates concerning future financial performance, financing plans and the impact of competition, - our ability to implement our growth strategy, - anticipated trends in our business, - advances in technologies, and - other risk factors set forth under "Risk Factors" in this prospectus.

These factors may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, we do not undertake any obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will receive no proceeds from the sale of shares of common stock in this offering. However, we may receive the proceeds from the exercise of the Warrants by the selling stockholders. We expect to use the proceeds received from the exercise of the Warrants, if any, for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "NAYN." Our common stock has been traded on the OTC Bulletin Board since April 4, 2005. Prior to that date, our common stock was not actively traded in the public market. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

Quarter ended             High Bid         Low Bid
2005
September 30              $0.918            $0.40
June 30                   $ 2.10            $0.56

As of December 15, 2005, we had approximately 2,414 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Suite 100, Salt Lake City, UT 84117

On December 15, 2005, the closing price of our common stock on the OTCBB was
$0.64

                                 DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock or other securities and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

                             SELECTED FINANCIAL DATA

The statements of operations data for the fiscal years ended December 31, 2004 and December 31, 2003, respectively, and for the cumulative period from February 10, 2000 (date of inception) to December 31, 2004 and the balance sheet data as of December 31, 2004 are derived from the audited financial statements, which are included elsewhere in this prospectus. The statements of operations data for the three months ended September 30, 2005 and September 30, 2004 and the statements of operations data for the nine months ended September 30, 2005 and September 30, 2004 and the balance sheet data as of September 30, 2005 are derived from our unaudited financial statements included elsewhere in this prospectus. In the opinion of management, the unaudited interim financial statements include all adjustments consisting principally of normal recurring adjustments, necessary for a fair presentation of the results of operations for the period. The historical results are not necessarily indicative of the operating results to be expected in the future and the results of interim periods are not necessarily indicative of the results for a full year. The data set forth below should be read in conjunction with, and is qualified in its entirety by reference to, our financial statements and notes thereto included elsewhere in this prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                                                 Three months ended September 30
                                                            ---------------------------------------
STATEMENT OF OPERATIONS DATA:                                      2005                2004
                                                            ------------------- -------------------
     Operating expenses:
         Research and development                           $              780  $              693
         Business development                                              110                 304
         General and administrative                                        314                  52
                                                            ------------------- -------------------
             Total operating expenses                                    1,204               1,049
                                                            ------------------- -------------------
     Loss from operations                                               (1,204)             (1,049)
     Interest income                                                         -                   5
     Interest expense                                                      (24)                 (4)
     Gain on sale of assets                                                  -                   -
     Merger related costs                                                   (7)                  -
     Impairment of goodwill and other intangible assets                      -                   -
                                                            ------------------- -------------------
             Net loss                                       $           (1,235) $           (1,048)
                                                            =================== ===================
     Net loss per share - basic and diluted
         basic                                                          (0.034)             (0.040)
         diluted

     Shares used in computing net loss per share - basic and diluted
             2004 adjusted for the 1:5.9 reverse split that occurred
             immediately prior to the April 1, 2005 merger
         basic                                                      35,852,504          26,302,504
         diluted


                                                                                                        February 10,
                                                                                                       2000 (date of
                                                                 Nine Months Ended September 30,       inception) to
                                                            ---------------------------------------    September 30,
                                                                   2005                2004                 2005
                                                            ------------------- -------------------  -------------------
     Operating expenses:
         Research and development                           $            2,689  $            3,012   $           41,639
         Business development                                              533                 911                3,143
         General and administrative                                        740                 352                8,274
                                                            ------------------- -------------------  -------------------
             Total operating expenses                                    3,962               4,275               53,056
                                                            ------------------- -------------------  -------------------
     Loss from operations                                               (3,962)             (4,275)             (53,056)
     Interest income                                                         -                  13                2,392
     Interest expense                                                      (40)                (37)                (872)
     Gain on sale of assets                                                370                   -                  358
     Merger related costs                                                 (243)                  -                 (243)
     Impairment of goodwill and other intangible assets                      -                   -               (5,834)
                                                            ------------------- -------------------  -------------------
             Net loss                                       $           (3,874) $           (4,299)  $          (57,255)
                                                            =================== ===================  ===================
     Net loss per share - basic and diluted
         basic                                                          (0.119)             (0.186)
         diluted
     Shares used in computing net loss per share - basic and diluted
             2004 adjusted for the 1:5.9 reverse split that occurred
             immediately prior to the April 1, 2005 merger
         basic                                                      32,652,504          23,082,688
         diluted


                                                              September 30,
BALANCE SHEET DATA:                                                2005
                                                             ------------------
         Cash and cash equivalents                           $              91
         Working capital/(deficit)                                      (3,215)
         Total assets                                                      576
         Total current liabilities                                       3,448
         Total shareholders' equity/(deficit)                           (5,244)

                                                                                                            Period from
                                                                                                      February 10, 2000
                                                                                                     (date of inception)
                                                                Year Ended          Year Ended                       to
STATEMENT OF OPERATIONS DATA:                               December 31, 2004   December 31, 2003     December 31, 2004
                                                            ------------------  ------------------   -------------------
             Operating expenses:
             Engineering                                    $            2,971  $            3,051   $           38,950
             Sales and marketing                                         1,011                 720                2,611
             General and administrative                                  1,069               3,675                7,533
                                                            ------------------  ------------------   -------------------
             Total operating expenses                                    5,051               7,447               49,094
                                                            ------------------  ------------------   -------------------
             Loss from operations                                       (5,051)             (7,447)             (49,094)

             Other income (expense)
             Interest Income                                                14                 121                2,390
             Interest expense                                              (40)               (137)                (832)
             Loss on Sale of Assets                                        (12)                                     (12)
             Impairment of goodwill related to the                          (9)             (5,825)              (5,834)
             acquisition of Xpeed, Inc.
                                                            ------------------  ------------------   -------------------
             Net loss                                       $           (5,098) $          (13,288)  $          (53,382)
                                                            ==================  ==================   ===================
     Net loss per share - basic and diluted
         basic                                                          (0.194)             (0.798)
         diluted

     Shares used in computing net loss per share - basic and diluted
             2004 adjusted for the 1:5.9 reverse split that occurred
             immediately prior to the April 1, 2005 merger
         basic                                                      26,302,504          16,643,057
         diluted

                                                                          December 31,
BALANCE SHEET DATA:                                                       2004                2003
                                                            ------------------  ------------------
             Cash and cash equivalents                      $              710  $            1,663
             Working Capital (deficit)                                    (966)               (337)
             Total assets                                                1,767               3,292
             Total liabilities                                           3,138               3,238
             Shareholders' equity (deficit)                             (1,371)                 54


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the condensed financial statements and notes thereto included elsewhere in this report, as well as, the financial statements and notes thereto included in the Company's Transition Report on Form 10-KSB for the transition period from August 31, 2004 to December 31, 2004 filed with the Commission on August 16, 2005, the Company's Current Report on Form 8-K filed with the Commission on April 8, 2005, as amended on April 18, April 20, April 26 and July 29, 2005, the Company's Quarterly Report on Form 10-QSB, for the period ending June 30, 2005, filed with the Commission on August 19, 2005, and the Company's Quarterly Report on Form 10-QSB, for the period ending September 30, 2005, filed with the Commission on November 21, 2005, and other reports and filings that the Company may make from time to time with the Commission.

RESULTS OF OPERATIONS FOR THE 3 MONTHS ENDED SEPTEMBER 30, 2005 AND FOR THE 9 MONTHS ENDED SEPTEMBER 30, 2005

Revenues, Cost of Sales and Gross Profit

For the three and nine month periods ended September 30, 2005 and September 30, 2004, the Company did not have any material revenue, cost of sales or gross profit. As a development stage company, any revenues generated by trial and evaluation sales have been classified as a reduction of expenses.

Operating Expenses

Operating expenses include research and development, business development and general and administrative expenses. Total operating expenses for the three months ended September 30, 2005 and September 30, 2004 were $1.2 million and $1.0 million, respectively. Such increase of $155,000 resulted primarily from the following:

Increased research and development expenditures of $88,000 as a result of the Company's recent completion of development of the its ExpressSTREAM product line;

Decreased business development expenditures of $194,000 as a result of a decrease in the number of sales and marketing employees and a focus on large partners and channels; and

Increased general and administration expenditures of $262,000 as a result of expenses related to the Company's increased obligations upon becoming a reporting enterprise.

Operating expenses for the nine months ended September 30, 2005 and September 30, 2004 totaled $4.0 million and $4.3 million, respectively. Such decrease of $313,000 resulted primarily from cost savings associated with a reduction in the number of employees.

Other Expenses

Other expenses include interest expense and merger-related costs. Other expense for the three months ended September 30, 2005 and September 30, 2004, was $31,000 and $4,000, respectively. Such increase of $27,000 was primarily due to ongoing costs related to the Company's recent merger with Rescon.

Other expenses for the nine months ended September 30, 2005 and September 30, 2004, were $283,000 and $37,000, respectively. Such increase was primarily due to costs related to the Company's recent merger with Rescon.

Other Income

Other income includes interest income and gains on the sale of certain of the Company's assets. There was no other income for the three months ended September 30, 2005, and other income for the three months ended September 30, 2004 was $5,000. Such decrease was the result of the Company's no longer having interest bearing deposits.

Other income for the nine months ended September 30, 2005 and September 30, 2004, was $370,000 and $13,000, respectively. Such increase was due primarily to the Company's gain on the sale of certain fixed assets.

Net Loss

As a result of the foregoing factors, for the three months ended September 30, 2005 and September 30, 2004, the Company incurred a net loss of $1.2 million and $1.0 million, respectively.

For the nine months ended September 30, 2005 and September 30, 2004, the Company incurred a net loss of $3.9 million and 4.3 million, respectively.

During the Company's continuing development phase, it has consistently sustained operating losses and expects such losses to continue through the rest of fiscal 2005 and for the foreseeable future.

Liquidity and Capital Resources

As of September 30, 2005, the Company had an accumulated deficit since inception of $57.3 million and cash and cash equivalents of $91,000. The Company has incurred losses since its inception and has current liabilities in excess of current assets. In October and November of 2005, the Company received an aggregate of approximately $180,000 in bridge loans from certain lenders. Such notes are due within 120 days of the respective issuance dates and carry an interest rate of 8% per annum. Notwithstanding the foregoing, the Company does not have sufficient cash on hand to continue its operations in the manner they have historically been conducted. These factors raise substantial doubt about the ability of the Company to continue as a going concern.

In this regard, as the Company has limited working capital and limited cash on hand, and as it is not currently realizing revenue from operations, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. We anticipate that our currently available funds, including the proceeds from our most recent financing, are sufficient to meet our needs for working capital, capital expenditures and business expansion for the next seven months. Thereafter, we will need to raise additional funds. If any of our assumptions are incorrect, we may need to raise capital before the end of seven months. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. This funding may be sought by means of private equity or debt financing. Other than the additional callable secured convertible notes and warrants, the investors have committed to purchase, the Company currently has no commitments from any party to provide funding and there is no way to predict when, or if, any such funding could materialize. There is no assurance that the Company will be successful in obtaining additional funding on attractive terms, or at all.

Cash Flows

During the quarter ended September 30, 2005, cash was primarily used to fund Company expenses. Cash and cash equivalents decreased by $618,000 during the nine months ended September 30, 2005. The Company's summary cash flow information for the nine month periods ended September 30, 2005 and 2004 is set forth below:


                                                    For the Nine         For the Nine
                                                    Months Ended         Months Ended
                                                    September 30, 2005   September 30, 2004
                                                    ------------------   ------------------

Net cash used in operating activities               $    (2,631)         $   (3,680)
Net cash used in investing activities               $       260          $       (4)
Net cash used in financing activities               $     1,753          $    2,826

Net Increase/(Decrease) in Cash                     $      (618)         $     (858)

During the nine months ended September 30, 2005, net cash used in operations was $2.6 million, as net loss and loss on the sale of fixed assets were only partially offset by depreciation and increases in accounts payable and accrued payroll liabilities. During the nine months ended September 30, 2005, the Company realized loan proceeds of $1.8 million.

Recent Events

Abundance Networks, LLC.

On December 1, 2005, we entered into an Asset Purchase Agreement with Abundance Networks, LLC, which provides for the acquisition of substantially all of the assets and some liabilities of Abundance, including a wholly owned subsidiary, Abundance Networks (India) Pvt. Ltd (ANII). Abundance is a privately held company located in Shelton, Connecticut, that provides Ethernet over Sonet/SDH, enterprise-class network solutions and services.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004 AND THE PERIOD FROM FEBRUARY 10, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2004

From the date of inception on February 10, 2000 through December 31, 2004, Nayna has operated, and will continue to operate through at least the first three quarters of 2006, as a development stage company, devoting all of its efforts and resources to developing and testing new products and marketing all of its products.

All sales in 2004 and 2003 were for products sold for test and evaluation purposes and, as such, have been classified and reported as expense reduction. Initial revenues from sales of products to commercial customers are projected to begin in the third quarter of 2006 and are expected to grow significantly during the remainder of 2006.

Gross Profit

Since all sales and cost of goods sold were classified and reported as expense reduction and expense, respectively, there were no gross profits for 2004 or 2003.

Operating Expenses

The Company incurred operating expenses of $5.1 million for the period ended December 31, 2004, compared to $7.4 million for the period ended December 31, 2003. The significant decrease in operating expenses was due to the reduction in General and Administrative and was the result of a reduction in rent and employee related costs. General and Administrative expenses are expected to rise due to the cost of being a public company.

The increase in Sales and Marketing reflects the Company's increased efforts to market the EXPRESSStream family of products introduced in late 2004. Sales and Marketing expenses are expected to continue to increase as more and more opportunities arise.

Other (Income) and Expense

Net other income and expenses of $38,000 were minor for the period ended December 31, 2004 compared to $5.8 million for the period ended December 31, 2003. The majority of the other expenses in 2003 were the result of reflecting the impairment of goodwill related to the acquisition of Xpeed, Inc.

Net Loss

We incurred a net loss of $5.2 million for the period ended December 31, 2004, compared to a net loss of $13.3 million for the period ended December 31, 2003. In the course of its development activities, Nayna has sustained operating losses and expects such losses to continue through 2005 and most of 2006. Based on our forecasts of expected demand for our products, our acquisition of Abundance Networks, LLC (as announced in our 8K filed December 6, 2005) and our forecasts of future acquisitions, we expect revenues to grow significantly during the last half of 2006.

Liquidity and Capital Resources

Our balance of cash and cash equivalents at December 6, 2005 was $497,878 as compared to $708,959 at December 31, 2004. In November 2005 we completed a private placement sale of 12,337,609 shares of common stock at an estimated average price of $0.81 per share. In accordance with the terms of this transaction $1,600,000, the gross proceeds, was paid to the Company when the transaction closed on November 17, 2005.

We project that the cash and cash equivalents of $497,878 on hand at December 6, 2005, plus the gross proceeds of $3,200,000 to be received, in subsequent months, from the private placement, will be sufficient to support our operations through September 2006, without relying on the incoming revenue from sales and acquisitions. We expect that no additional funds will be needed to sustain operations.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Development Stage Enterprise

Since its inception, although the Company has commenced its principal operations, it has not achieved a sufficient level of sales and market demand to become an established operating enterprise. Therefore, the Company is currently classified as a development stage enterprise under the Statement of Financial Accounting Standards ("SFASB") No. 7, "Accounting and Reporting by Development Stage Enterprises." Successful completion of the Company's development program and the attainment of profitable operations is dependent on future events, including, among other things, the receipt of adequate financing to continue its operations and fulfill its development activities and the achievement of a level of sales adequate to support the Company's cost structure. There can be no assurance that the Company will successfully accomplish these events.

The Company has experienced net losses since its inception and had an accumulated deficit of $57.3 million as of September 30, 2005. Such losses are attributable to cash and non-cash expenses resulting from costs incurred in the development of the Company's products and infrastructure. The Company expects operating losses to continue for the foreseeable future as it continues to develop and market its products. However, the Company's ability to continue its operations as a going concern is in doubt. Regardless of when or if the Company is able to commercialize its products, the Company may require additional funding and may sell additional shares of its common stock or preferred stock through private placement or public offerings. There can be no assurance that the Company will be able to obtain additional debt or equity financing, if and when needed, on terms acceptable to the Company or at all. Any additional equity or convertible debt financing may involve substantial dilution to the Company's stockholders, restrictive covenants, or high interest costs. The failure to raise needed funds on sufficiently favorable terms could have a material adverse effect on the Company's business, operating results, and financial condition. The Company's long-term liquidity also depends upon its ability to increase revenues from the sale of its products and achieve profitability. The failure to achieve these goals could have a material adverse effect on the operating results and financial condition of the Company.

The successful accomplishment of future activities and initiatives cannot be determined at this time due to, among other things, current market conditions, the volatility of the Company's business and the industry in which it competes and other factors as are set forth herein under the caption "Risk Factors" and in other filings made, from time to time, with the Commission. There can be no assurance that the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

Basis of Presentation

The financial statements of the company have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. We evaluate estimates, including those related to bad debts, inventories and income taxes, on an ongoing basis. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Inventory Valuation

As a development stage enterprise, the Company expenses all inventories to research and development until such time as commercial revenues may commence.

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When the sum of the present value of future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount, an impairment loss would be measured based on the discounted cash flows compared to the carrying amount. No impairment charge has been recorded in any of the periods presented herein.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all instruments with an original maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is determined using the straight-line method over the estimated useful lives of the respective assets, which are generally three to five years for computers, equipment and furniture. Depreciation on leasehold improvements is provided using the straight-line method over the shorter of the estimated useful lives of the improvements or the lease term. Expenditures for maintenance and repairs are charged to operating expense as incurred. Upon retirement or sale, the original cost and related accumulated depreciation are removed from the respective accounts, and the gains and losses are included in other income or expense.

Business and Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents invested in deposits and trade receivables. The Company has not experienced any losses on its deposits of cash and cash equivalents. Management believes that the institutions are financially sound and, accordingly, minimal credit risk exists. The carrying values reported in the balance sheets for cash, cash equivalents and trade receivables approximate their fair values.

Research and Development

The Company accounts for research and development costs in accordance with Statement of Financial Accounting Standards ("SFAS") No. 2, "Accounting for Research and development Costs," and, accordingly, the Company expenses research and development costs when incurred.

Income Taxes

The Company recognizes deferred tax assets and liabilities for operating loss carryforwards, tax credit carryforwards and the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce the carrying amounts of net deferred tax assets if there is uncertainty regarding their realization.

Stock-Based Compensation

The Company accounts for its stock-based employee compensation using the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and Financial Accounting Standards Board ("FASB") Interpretation ("FIN") No. 44, "Accounting for Certain Transactions Involving Stock Compensation."

Stock and other equity instruments issued to non-employees are accounted for in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services," and are valued using the Black-Scholes model.

No stock-based employee compensation cost related to stock options is reflected in net income (loss), as all options granted under the Company's stock-based compensation plans had an exercise price equal to fair value of the underlying common stock on the applicable grant date.
Goodwill and Purchased Intangible Assets

In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 requires goodwill to be tested for impairment on an annual basis and between annual tests in certain circumstances, and written down when impaired, rather than being amortized as previous accounting standards required. Furthermore, SFAS 142 requires purchased intangible assets other than goodwill to be amortized over their useful lives unless these lives are determined to be indefinite.

                                    BUSINESS

Introduction

We were formed as a result of a merger and plan of reorganization between Rescon Technology, Inc., a Nevada corporation and publicly traded company, and Nayna Networks, Inc., a Delaware corporation and a private company. On April 1, 2005, Nayna merged into Rescon in a stock-for-stock transaction. In the merger, Rescon issued 32,249,935 shares of its restricted common stock and warrants to purchase 88,600 shares of its restricted common stock to the stockholders of Nayna and assumed options to purchase 4,948,631 shares of common stock in exchange for 100% of Nayna's issued and outstanding shares of common stock, warrants and options.

As a result of the merger, Rescon continued as the surviving corporation, Nayna became a wholly-owned subsidiary of Rescon and the stockholders of Nayna became stockholders of Rescon. The stockholders of Rescon prior to the merger owned approximately 10% of the issued and outstanding shares of Rescon common stock immediately following the merger. The stockholders of Nayna prior to the merger owned approximately 90% of the issued and outstanding shares of Rescon common stock immediately following the Merger.

As a result of the merger, Rescon assumed Nayna's operations and business plan and changed its name to Nayna Networks, Inc.

Overview

We are a hardware and software development company that designs, develops and markets next generation broadband access solutions, also known as ethernet in the first mile, or EFM, solutions for the secure communications market. Typical customers include carriers, cable television service providers and municipal, defense and enterprise networks. Our multi-gigabit flagship platform, ExpressSTREAM, removes the performance bottlenecks typically found in access networks. The high quality and rich feature set of our solutions enables the gigabit class ExpressSTREAM platform to address a wide variety of applications from the transport level up to and through the application layer. Nayna, together with the companies which it has acquired, has raised more than $65 million in venture capital investment over the past five years, substantially all of which has been spent on product development. In addition to continued internal development efforts, we plan to augment our product and service offerings through the acquisitions of complementary companies in the secured communications solutions field including infrastructure, software and services companies.

Our solutions are based on proprietary hardware and software implementations that are largely based on standard components. This methodology makes our solutions more flexible and less costly and enables us to address our customers' needs swiftly without the cost or time required to make custom silicon chips. These high-performance, cost-effective solutions are enhanced by intelligent enforcement of quality of service, which we believe positions us to compete effectively in our target markets.

Features for quality level differentiation are critical for enabling service providers to generate revenues by pricing and billing separately for multiple voice, data and video applications. Service providers can create and operate sophisticated subscriber contracts to optimize operating margins, by separating traffic types, controlling ports and prioritizing traffic bandwidth. Using our ExpressSTREAM platform a service provider can quickly and easily assign a pay-per-view video high priority dedicated bandwidth while standard web surfing traffic remains a low priority using only idle bandwidth. Application prioritization ensures that the higher margin video traffic will be of high quality and not be affected by the web traffic flowing in the background.

Industry Background

The demand for delivery of information at increasing speed with increasing reliability continues to grow rapidly. Next generation secured communications providing data, video and voice over internet protocol, are beginning to displace the traditional public switched telephone networks, Web pages are displacing newspaper pages, and high definition television, or HDTV, video on demand is replacing older broadcast standard television. The traditional publicly switched telephone network is much more costly than a voice over internet protocol based network and standard television over an analog carrier signal has an inferior image quality compared to a HDTV internet protocol digital signal.

The demand for consumer entertainment in the form of streaming internet radio stations and internet protocol video is driving the rapid change in technology. These applications often require large amounts of bandwidth and higher quality priority protocols as consumers will not tolerate music dropouts and video freeze frames.

Present Market Growth

Both bandwidth consumption (measured in gigabits per second) and the number of broadband content serving sites are growing at the grass roots level. As described above, we are seeing significant new trends unfolding in the use and delivery of communication application services, in particular of triple play (voice, data, video) content. These trends include a shift, away from scheduled content programming using analog, or radio frequency, transmission, toward flexible on demand, any time, anywhere content using digital transmission methods over Ethernet.

As the demand for bandwidth continues to increase, older technologies are struggling to keep pace. Traditional access solutions cannot provide the amount of bandwidth necessary to support streaming content and they lack the high level of quality of service tracking demanded by service providers.

The Nayna Solution

Based on new and unique proprietary technology our multi-gigabit ExpressSTREAM family of products and service provides:

      1. High bandwidth to transport streaming entertainment and information content that consumers are demanding;

      2. A quality of service mechanism that allows service provider to increase revenue by means of pricing & billing by content type, optimizing margins and enforcing subscriber contracts;

      3. Reduced equipment costs through implementation of end-to-end Ethernet, thereby eliminating conversion equipment,

      4. Topology flexibility that enables service providers to use one platform to reach all potential customers over existing fiber and copper or new fiber while at the same time reducing operational costs.

Our solutions provide a wide range of benefits in a variety of customer applications. We believe our initial focus on providing broadband access leveraging our Ethernet In The First Mile technology offers near-term revenue opportunity. From our strong Ethernet technology base, we expect to continue to expand our range of addressable applications through strategic acquisitions and incremental in-house development. For example, our recent voice over internet protocol development efforts open up the voice transport and value added voice-processing applications. Our high carrier class products and quality of service provide a reliable platform for voice applications and related service contracts.

The Nayna solution also includes planning and installation services up to the application layer. The result of this mix of hardware, software and services is a highly compatible and smoothly running infrastructure for the service provider.

Our Products: ExpressSTREAM Platform

The ExpressSTREAM family of optical broadband access products and services are certified for a wide variety of applications including handling of advanced real time applications such as streaming content, and we believe the ExpressSTREAM family of products and services was one of the first set of products in the market to meet rigorous Ethernet Passive Optical Networking (EPON) industry standards. Previous generations of products were limited to average bandwidths of just a few hundred kilobits per second and a total of just 2.5gigabits per second per system. Our ExpressSTREAM solutions range up to 32 gigabits per second of non-blocking system capacity and 10/100/1000 megabits per second per subscriber site.

ExpressSTREAM solutions are supported by high performance switching capacity of up to 48 million packets per second, compared to just 2 million packets per second in many gigabit LAN data switches. Our high performance switching fabric is the key to its excellent carrier class quality of service and in turn, provides us with the ability to mix and match voice, data and video on the same links. While typical LAN products can only handle large data packets efficiently, ExpressSTREAM has sufficient additional capacity to enable it to mix small high priority voice packets in the same stream as the larger packets without packets being lost or delayed.

We believe that our ExpressSTREAM platform's ability to move traffic at gigabit speeds while maintaining the integrity and superior quality provides us with a sustainable advantage and is an excellent base for adding revenue enhancing advanced information processing at higher application layers.

Research and Development

We focus our development activities on addressing the evolving needs of our customers within the secure communications and broadband access markets. We work closely with our partners and customers to monitor changes in the marketplace. We design our products around current industry standards and will continue to support emerging standards.

Our development process also includes manufacturability, predicted reliability, expected lifetime, manufacturing costs, design reviews and testing. We continuously undertake development efforts with emphasis on increasing reliability, integrity and performance as well as value-added features and functions. We believe our development team and process are keys to our ability to maintain technical competitiveness and deliver innovative products that address the needs of the market. However, there can be no assurance that our product development efforts will result in commercially successful products, or that our products will not be rendered obsolete by changing technology or new product announcement by other companies.

Successful Complementary Customer Solutions Increase Our Addressable Market

Our flexible platform offers services on fiber, copper and wireless infrastructure. Our solutions leverage a mix of topologies and technologies such as ring, PON, TDM, VDSL and others to meet customer requirements. Our very high speed digital subscriber loop, or VDSL, concentrators and modems expand our addressable market into locations that have copper infrastructure rated below CAT5 standards.

Our success with systems integrators such as Air2Data and HITS Entertainment Inc demonstrates our ability to provide products and services over different media. Air2Data selected our ExpressSTREAM platform to serve as the backbone of its project to provide wireless broadband access to all 376 rooms of the Red Lion Inn in Sacramento, California (covering more people than some luxury communities). Air2Data chose our ExpressSTREAM platform due to its ability to offer better distance reach resulting in the elimination of WiFi signal fade and interference which reduced deployment costs and significantly simplified on-going operations for Air2Data.

We partnered with HITS Entertainment Inc. to provide broadband access to a Canadian historic site project over existing copper wiring. The owners of the historic site needed broadband service, but did not want to turn the site into a heavy construction zone. To meet these requirements, our engineers were able to design an ExpressSTREAM broadband solution that re-used existing copper wiring, thus eliminating the labor, expense and time of installing new wiring at a historic site.

Strategic Acquisitions and Partnerships

Strategic acquisitions and corporate partnerships are an important component of our growth strategy. We believe that we can develop a comprehensive integrated platform of related product and service offerings through acquisitions of and partnerships with companies in the secure network field, and that, if successful, these acquisitions and partnerships can accelerate revenue growth and reduce operating costs through economies of scale. We intend to actively pursue acquisition and partnership opportunities with companies that we believe will provide us with short and long term potential for revenue growth.

Sales and Marketing

We sell our products and services globally to meet a wide range of needs. Typical customers include: traditional large scale telephony service providers, smaller independents and rural service providers, Cable TV service providers, cyber villages, corporations and call centers etc. Our sales channel includes: direct sales to key strategic accounts, system integrators, distributors, and large original equipment manufacturers, or OEM, accounts.

Our sales and marketing strategy involves a combination of direct and indirect sales channels. We are in discussions with a number of large original equipment vendors for possible partnerships and OEM agreements to deliver our solutions to customers. We intend to further strengthen our competitive advantage with the strategic addition of solution integration and support. We believe that we can generate revenue growth through both our direct and indirect sales channels, using our solutions approach.

Our direct sales force maintains close contact with our customers and provides technical support to our channel partners. We have recently expanded efforts with our partners in Asia and Europe. Both our products and services are frequently sold to the same customers. By increasing our product and service offering we are increasingly able to capitalize on our customers' satisfaction with one of our solutions to gain introductions that can lead to sales of our other solutions. We anticipate that we will continue to benefit from these trends in the future.

Our marketing group also provides marketing support services for our executive staff, our direct sales force and our channel partners. Through our marketing activities, we provide technical and strategic sales support to our direct sales personnel and channel partners, including inn-depth product presentations, technical manuals, sales tools, pricing, marketing communications, marketing research and other support functions.

A high standard of continuing service and support is critical to our objectives of developing long-term customer relationship. Our support services utilizes a technical team of field and factory engineers, technical marketing personnel and when required product design engineers. We provide extensive customer support throughout the qualifications and sales process. We intend to continue to provide a high standard of service and we believe it is a key factor to being competitive in the market.

Competition

We believe the principal competitive factors in our markets are:

      o     Product speed and throughput performance
      o     Quality of service features with traffic management functionality
      o     Price & reliability
      o     Timeliness of new product introduction
      o     Support of industry standards
      o     Size and scope of the sales channel
      o     Size of the installed customers base

We believe that we compete favorably with respect to most of the foregoing factors; however, the markets for secure communications and services are highly competitive. Our current competitors include a number of domestic and international companies, some of who have substantially greater financial, technical, marketing and sales channel resources. We expect that more companies will enter the market. We may not be able to compete successfully against either current or future competitors. Increased competition could result in significant price erosion, reduced revenue, lower margins or loss of market, which could significantly harm our business.

For Passive Optical Networking (PON) systems, we compete primarily with: Salira Networks, Inc., Alloptic Inc., TeraWave Communications, Tellabs and Alcatel.

Our competitors continue to introduce improved products with lower prices, and we will have to do the same to remain competitive. In addition, our current and potential customers may attempt to integrate their operations by producing their own solutions or acquiring one of our competitors, thereby eliminating the need to purchase our products. Furthermore, larger companies in other related industries may develop or acquire technologies and apply their significant resources, including their distribution channels and brand name recognition to capture significant market share.

Manufacturing

We outsource to local and international contract manufacturers to procure our product. This approach enables us to focus on our design strengths, reduce fixed costs and capital expenditures and provide flexibility in meeting market demand. Any rise in volume will provide the opportunity for further cost reductions. We use inspection, testing, and process controls to assure the quality and reliability of our products.

Any interruption or delay in the manufacturing process or delay in the supply of any components or the inability to procure components from alternate sources at acceptable prices and within a reasonable time, would substantially harm our business. Lead times for materials and components vary significantly and depend on factors such as the specific supplier, contract terms and demand for a component at any given time. In addition, qualifying additional suppliers can be time-consuming and expensive and may increase the likelihood of errors.

Intellectual Property

We have obtained 17 patents in the area of networking and optical networking and filed several other patent applications. Our trade secret intellectual property includes valuable software/firmware combinations that ensure billable quality traffic enforcement known in the industry as quality of service. Quality of service software provides extra revenue opportunities for both our products and our synergistic services. Quality of service is of vital importance in the Video on Demand market segment where consumers pay to view a movie or special sporting event. Quality of service is also of critical importance to the leased line market segment where, for example, mission critical corporate PBX traffic is carried to the central office.

Facilities

Our headquarters are located in Santa Clara, California, where we lease approximately 5,000 square feet, which includes research and development, sales and marketing and general and administrative operations. The lease is on a month to month basis, and we believe our current facilities will be adequate to meet our needs for the foreseeable future.

Employees

As of November 20, 2005, we employed a total of 17 full time employees. We also from time to time employ part-time employees and hire contractors. Our employees are not represented by any collective bargaining agreement, and we have never experienced a work stoppage.

Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations. As of the date of this Prospectus, we are not engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on our business, financial condition or results of operations.

                                   MANAGEMENT

Directors, Executive Officers and Key Employees

The following table sets forth certain information regarding our directors, executive officers and certain key employees as of November 30, 2005:


NAME                          AGE      POSITION

Naveen S. Bisht               41       Founder, President, Chief Executive
                                       Officer, and  Director

Tsuyoshi Taira                65       Chairman of the Board of Directors

Richard Berman (1)(2)         63       Director

William Boller (1)(2)(3)      58       Director

William E. O'Connor (1)(3)    66       Director

Rahul Vaid                    30       Director

Gautam Chanda                 47       Vice President Business Development &
                                       Vertical Markets

Hari Hirani                   49       Vice President Engineering

Dr. Raj Jain                  53       Co-Founder and Chief Technology Officer

Michael Meyer                 54       Chief Financial Officer

(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee
(3)  Member of the Nominating and Governance Committee


The following sets forth biographical information concerning the newly elected directors and principal officers:

Naveen S. Bisht founded Nayna in February 2000 and has served as a member of our Board of Directors and as our Chief Executive Officer since that time. From 1995 to 1997 Mr. Bisht was the Founder, President and CEO of Ukiah Software, Inc., a security management software company that was sold to Novell, Inc. in 1999. He is also Founder/Partner of Luxmi Ventures LLC, a seed stage venture fund focused on the network infrastructure market. Mr. Bisht attended the Ph.D. Program at University of California, Santa Barbara; holds a MS from Texas Tech University; and earned a MS and BSME from the Birla Institute of Technology & Science, Pilani, Incia. Mr. Bisht is not a nominee or director of any other reporting company.

Tsuyoshi Taira has served as Chairman of our Board of Directors since April 2005 and has served on the Board of Directors of our predecessor, Nayna Networks, Inc. a Delaware corporation, since February 2000. Since January, 1996, Mr. Taira has been the CEO of Tazan International Inc, a venture capital and management consultancy firm. Currently he serves on the board of Silicon Storage Technology Inc. (NASDAQ: SSTI), a flash memory company) and the boards of several private technology companies. Mr. Taira also has worked at Sanyo Semiconductor, most recently as Chairman and at Fairchild Semiconductor. Mr. Taira graduated from Tokyo Metropolitan University with a BSEE. He also received an Honorary Doctor of Humanities from Newport Asia Pacific University in March 2000.

Richard Berman has served as a member of our Board of Directors since April 2005. Mr. Berman currently serves as a director for Internet Commerce Corporation (Nasdaq: ICCA), GVI Security Solutions, Inc. (OTC: GVIS.OB), Dyadic International, Inc. (OTCV: DYAD), MediaBay, Inc. (Nasdaq: MBAY), NexMed, Inc. (Nasdaq: NEXM), National Investment Managers (OTC: NIVM.OB) and International Microcomputer Software, Inc. (OTC: IMSI). From 1975 to 1982 Mr. Berman worked at Bankers Trust Company as the Senior Vice President, Head of Merger and Acquisition and Leverage Buyout Departments. Previous to that, Mr. Berman worked at Norton Simon, Inc. from 1970 to 1974 as the Director of Mergers and Acquisitions. Mr. Berman earned a B.S. and M.B.A. from NYU, where he is a past director of the Stern School of Business. He also has US and foreign law degrees from Boston College and The Hague Academy of International Law, respectively.

William Boller has served as a member of our Board of Directors since April 2005. From 2000 to the present, Mr. Boller has worked at Agilent Technologies as the Vice President & GM, World-Wide Order Fulfillment & Manufacturing, Communications Solutions Group. From 1971 to 1994 Mr. Boller worked at Hewlett Packard, most recently as the Senior Managing Director, Global Supply Chain Operations. Mr. Boller currently serves as a director for Westt Inc., elnnovate Inc. and the Military Vehicle Technology Foundation. Mr. Boller received a B.S. in Mechanical Engineering from Stanford University, a M.S. in Mechanical Engineering from the University of Southern California and an MBA from Stanford University.

William E. O'Connor has served as a member of our Board of Directors since April 2005. From November 2003 to the present, Mr. O'Connor has served as the President and Chief Executive Officer of MicroBarrier Technologies, a developer and marketer of patented systems and products that control the flow of fluids. From February, 2001 to October, 2003, Mr. O'Connor served as the Executive Vice President, Chief Financial Officer of and Consultant to Arcsoft, Inc., a digital imaging technology software company. From 1997 to 2001, Mr. O'Connor served as the Executive Vice President and Chief Financial Officer of iLogistix (Software Logistics Corporation), a global supply chain management and e-fulfillment company. Mr. O'Connor received a BBA in Accounting and Management from St. Francis College, an MBA from the Rochester Institute of Technology and is a certified public accountant in the State of New York.

Rahul Vaid has served as a member of our Board of Directors since April 2005 and has served on the Board of Directors of our predecessor, Nayna Networks, Inc. a Delaware corporation. Mr. Vaid is a general partner with Pacesetter Capital Group, which he joined in January 2001. He has previously been Vice President of Investments at Doublespace LLC, an early stage investment firm that invested in media and telecommunications ventures in the U.S. and Europe. Mr. Vaid was a founding member of Wit Capital's (now Soundview Technology Group - Nasdaq: SNDV) investment banking group where he served as Vice President of Investment Banking. Mr. Vaid holds an MEM (a joint business degree) and an MS from Dartmouth College, a BS degree from Government College of Engineering Pune, India, and an Advanced Diploma in Enterprise Systems from N-IIT, India. Mr. Vaid is not a nominee or director of any other reporting company.

Gautam Chanda has served as our Vice President, Business Development since May 2004. From August, 1999 to February, 2004, Mr. Chanda was co-founder, President, and CEO of Accordion Networks, a computer networking company. He was also the principal founder and VP of Engineering at Mayan Networks, a computer networking company. Mr. Chanda holds a BSEE from the Birla Institute of Technology and Science in Pilani, India and an MSEE from the Polytechnic Institute of NY at Brooklyn.

Hari Hirani has served as our Vice President, Engineering since May 2003. From August 2000 to January 2003, Mr. Hirani was Vice President, Engineering for NtechRA, Inc. From 1999 to 2000, he was the Director of Engineering for HAL Computers (a division of Fujitsu); from 1997 to 1998, he was the Director of Engineering for ADC Telecommunications; and prior to 1997 he was the Director of Engineering for Telco Systems. Mr. Hirani holds an MSEE (Computer and Information Engineering) from the University of Florida and BSEE from MS University, India.

Dr. Raj Jain founded Nayna in Nayna in February 2000 and has served as our Chief Technical Officer since that time. In August 2005, Dr. Jain accepted a professorship at Washington University in St. Louis, Missouri, and since that time has been devoting one day a week to his duties as Chief Technical Officer. Dr. Jain had previously been a Professor of Computer Science at Ohio State University and a Senior Consulting Engineer at Digital Equipment Corporation. Dr. Jain received his Ph.D. in Computer Science from Harvard University.

Michael Meyer has served as our Chief Financial Officer since January 2005. From April 2000 to March 2004, Mr. Meyer was the Chief Executive Officer of AirLink Communications, a wireless data solutions company. In 1999, he was at LuxN, a fiber optic equipment startup. From 1996 to 1998 he was the VP Finance and Operations for Sierra Wireless, a wireless modem manufacturer. Mr. Meyer attended the MBA program at Simon Fraser University and holds a CMA from the Society of Management Accountants.

Each director will serve until his successor is elected at the annual meeting of shareholders or until his earlier death, resignation or removal and, subject to the terms of any employment agreement with us, each executive officer serves at the pleasure of the Board of Directors. None of the our directors and officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) during the past five years, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Board Committees

We currently have three committees of our Board of Directors: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

The Audit Committee reviews, acts on and reports to the Board of Directors regarding various auditing and accounting matters, including the selection of our independent auditors, the monitoring of the rotation of the partners of the independent auditors, the review of our financial statements, the scope of the annual audits, fees to be paid to the auditors, the performance of our independent auditors and our accounting practices. There are currently three members of the Audit Committee, Messrs. Berman, Boller and O'Connor. Mr. O'Connor serves as the chairperson of the Audit Committee.

The Compensation Committee determines the salaries and incentive compensation of our officers and provides recommendations for the salaries and incentive compensation of our other employees. There are currently two members of the Compensation Committee, Messrs. Berman and Boller. Mr. Berman serves as the chairperson of the Compensation Committee.

The Nominating and Governance Committee ensures that our Board of Directors is properly constituted to meet its fiduciary obligations to our shareholders and that we have and follow appropriate corporate governance standards. There are currently two members of the Nominating and Governance Committee, Messrs. Boller and O'Connor. Mr. Boller serves as the chairperson of the Nominating and Governance Committee.

CODE OF ETHICS

The Board of Directors adopted a code of ethics on May 17, 2005. A copy may be obtained by sending a written request to the Company.

DIRECTORS' COMPENSATION

Directors who are also our employees receive no additional compensation for serving on the Board. Upon election to our Board of Directors, each Non-employee Director receives an option exercisable for the purchase of 150,000 shares of our Common Stock, pursuant to the terms and conditions of our Stock Option Plan. This initial option grant vests quarterly over a period of three years, provided that the Non-employee Director continues to provide service to us at each such date. At each Annual Meeting, each Non-Employee Director receives an option exercisable for the purchase of 25,000 shares of our Common Stock, pursuant to the terms and conditions of our Stock Option Plan. This annual option grant vests in full on the one-year anniversary of the grant date, provided that the Non-employee Director continues to provide service to us on such date. Additionally, the chairperson of our Audit Committee receives an option exercisable for the purchase of 10,000 shares of our Common Stock and the chairpersons of our Compensation Committee and our Nominating and Governance Committee each receive an option exercisable for the purchase of 5,000 shares of our Common Stock, all pursuant to our Stock Option Plan.

Each of the chairperson grants vests in full on the one-year anniversary of the grant date, provided that the Non-employee Director continues to provide service to us on such date. Our Directors who are also employees may participate in our Stock Option Plan as described under "Executive Compensation." The following table sets forth the aggregate number of options granted to each non-employee director as of November 30, 2005.

Non-employee director      Shares           Exercise Price
---------------------      ------           --------------
Tsuyoshi Taira              59,674          $0.151
Richard Berman(1)          155,000          $1.69
William O'Connor(2)        160,000          $1.69
William Boller(3)          155,000          $1.69

In addition, on September 13, 2005, the Board of Directors agreed to issue, to each non-employee director, a total of 100,000 shares of common stock in quarterly increments over two years, with the first quarterly issuance to occur in January 2006.


Executive Officers' Compensation

The following table sets forth information for the three most recently completed fiscal years concerning the compensation of: (i) the Chief Executive Officer; and (ii) all other executive officers of the Company who earned over $100,000 in salary and bonus in the fiscal year ended December 31, 2004. We refer to these individuals in this prospectus as the "Named Executive Officers."


















----------------------------------------------------
(1) Mr. Berman became a director on May 17, 2005
(2) Mr. O'Connor became a director on May 17 2005
(3) Mr. Boller became a director on May 17, 2005

                           SUMMARY COMPENSATION TABLE

                                                                                            Long Term
                                                                                           Compensation
                                                                                           ------------
                                                        Annual Compensation                   Awards
                                             -----------------------------------------      ------------
                                                                                              Shares
                                                                         Other Annual       Underlying        All Other
   Name and Principal Position      Year     Salary(1)     Bonus(1)    Compensation(2)       Options       Compensation(3)
---------------------------------   ----     ---------    ---------    ---------------      -------------  ---------------
Naveen S. Bisht                     2004    $105,384     $               $                      1,400,978    $
  President, Chief Executive        2003    $141,634     $               $                          5,967    $
  Officer and Director              2002    $150,000     $               $                                   $

Gautam Chanda                       2004    $35,030      $               $                        388,879    $
  Vice President Business           2003    $            $               $                                   $
  Development & Vertical Markets    2002    $            $               $                                   $

Hari Hirani                         2004    $105,384     $               $                        304,951    $
  Vice President Engineering        2003    $87,980      $               $                        105,425    $
                                    2002    $            $               $                                   $

Dr. Raj Jain                        2004    $105,384     $               $                        342,562    $
  Chief Technology Officer          2003    $141,634     $               $                          5,967    $
                                    2002    $150,000     $               $                                   $

Michael K. Meyer                    2004    $0           $               $                                   $
  Chief Financial Officer           2003    $0           $               $                                   $
                                    2002    $0           $               $                                   $


Option Grants in Last Fiscal Year

The following table sets forth certain information for the Named Executive Officers with respect to grants of options during the year ended December 31, 2004.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                    Individual Grants
                                ----------------------------------------------------------
                                   % of Total                                                 Potential Realized Value at
                                      Number of       Options                                   Assumed Annual Rates of
                                       Shares        Granted to                              Stock Price Appreciation for
                                     Underlying      Employees      Exercise                        Option Term(1)
                                       Options       in Fiscal       Price      Expiration   -----------------------------
              Name                   Granted(2)         Year      Per Share(3)     Date            5%             10%
----------------------------    ------------------  ------------  ------------  ----------   -------------   -------------
Naveen S. Bisht                       1,400,978         38.0          $0.151     June 2014   $     132,880   $     336,744
Gautam Chanda                           388,879         10.6          $0.151     June 2014   $      36,884   $      93,472
Hari Hirani                             304,951          8.3          $0.151     June 2014   $      28,924   $      73,299
Dr. Raj Jain                            342,562          9.3          $0.151     June 2014   $      32,491   $      82,339
Michael K. Meyer

      (1) Potential gains are net of exercise price, but before taxes associated with the exercise. These amounts represent certain hypothetical gains based on assumed rates of appreciation, based on SEC rules, and do not represent our estimate or projection of future prices of our common stock. Actual gains, if any, on stock option exercises are dependent on our future performance, overall market conditions and the optionees' continued employment through the vesting period. Accordingly, the gains reflected in this table may not be achieved.

      (2) Generally options vest over four years, at a rate of 25% of the shares subject to the option on the first anniversary of the date of grant and then at a rate of 1/48th per month thereafter, subject to the optionee continuing to be a service provider to the Company during that time period. Options are exercisable at any time after vesting has occurred, provided that if an optionee's status as a service provider to the Company is terminated, for reasons other than death or disability, such optionee must exercise the option within the period of time specified in the applicable stock option agreement, or in the absence of a specified time in the stock option agreement, within three (3) months of such termination. If an optionee's status as a service provider to the Company is terminated as a result of death or disability, such optionee's options must be exercised within the time period specified in the applicable stock option agreement, or in the absence of a specified time period, within twelve (12) months of such termination. Applicable exercise prices for options are based on the closing sales price of our common stock in trading on the day before the date of grant.

      (3) All options were granted at an exercise price equal to the fair market value of our common stock on the date of grant as determined by our Board of Directors.

                                STOCK OPTION PLAN

In May of 2000, our board of directors and shareholders adopted the 2000 Stock Option Plan (the "Plan"). The following description of our Plan is a summary and qualified in its entirety by the text of the Plan. The purpose of the Plan is to enhance our profitability and stockholder value by enabling us to offer stock based incentives to employees, directors and consultants. The Plan authorizes the grant of options to purchase shares of our common stock to employees, directors and consultants. Under the Plan, we may grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 and non-qualified stock options. Incentive stock options may only be granted to our employees.

The number of shares available for options under the Plan is 5,967,480. As of December 31, 2004, 867,989 options were available for future grants. The options under the Plan vest over varying lengths of time pursuant to various option agreements that we have entered into with the grantees of such options.

The Plan is administered by the Board of Directors. Subject to the provisions of the Plan, the Board of Directors has authority to determine the employees, directors and consultant who are to be awarded options and the terms of such awards, including the number of shares subject to such options, the fair market value of the common stock subject to options, the exercise price per share and other terms.

Incentive stock options must have an exercise price equal to at least 100% of the fair market value of a share on the date of the award and generally cannot have a duration of more than 10 years. If the grant is to a stockholder holding more than 10% of our voting stock, the exercise price must be at least 110% of the fair market value of a share on the date of grant. Terms and condition of award are set forth in written agreements between the Company and the respective option holders. Awards under the Plan may not be made after the tenth anniversary of the date of its adoption but awards granted before that date may extend beyond that date.

Optionees have no rights as stockholders with respect to shares subject to option prior to the issuance of shares pursuant to the exercise thereof. An option becomes exercisable at such time and for such amounts as determined by the Board of Directors. An optionee may exercise a part of the option from the date that part first becomes exercisable until the option expires. The purchase price for shares to be issued to an employee upon his exercise of an option is determined by the Board of Directors on the date the option is granted. The Plan provides for adjustment as to the number and kinds of shares covered by the outstanding option and the option price therefore to give effect to any stock dividend, stock split, stock combination or other reorganization.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the last three fiscal years, Tsuyoshi Taira, Chairman of our board of directors, has loaned us (including our predecessor Nayna Networks, Inc., a Delaware corporation) an aggregate of $718,765. In connection with these transactions, we have issued Mr. Taira warrants to purchase up to 19,996 shares of our common stock. In connection with the filing of this registration statement, $588,785 of such loans has been converted into common stock at a price of $1.00 per share, and we have agreed to register the shares pursuant to this registration statement.

Various companies, as set out below, beneficially controlled by Pacesetter Capital have loaned us funds over the last three years. Power Equities loaned our predecessor Nayna Networks, Inc., a Delaware corporation, $250,000, which has been converted into common stock at a price of $1.00 per share, and we have agreed to register the shares pursuant to this registration statement. In addition, Alliance Enterprise Corporation loaned us $100,000 at 8% interest, per annum, and received the rights to purchase 19,084 of common stock pursuant to a warrant issued at the time of the loan. In addition, Mesbic Ventures loaned us $100,000 at 8% interest, per annum, and also received the rights to purchase 105,258 of common stock pursuant to a warrant issued at the time of the loan. Rahul Vaid, a principal of Pacesetter Capital, served on our Board of Directors during these transactions.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of October 31, 2005 by (i) all persons who are known to us to be beneficial owners of five percent or more of the common shares, (ii) each of our Directors, (iii) the Named Executive Officers named in the Executive Compensation section of this prospectus and (iv) all current Directors and executive officers as a group.

                                                                        Number of Shares
                                                                          Beneficially
                        Beneficial Owner                                      Owned                   Percent
-----------------------------------------------------------------    ------------------------    ------------------
Pacestter/ MVHC, Inc. (1)                                                    4,423,390                     12.59%
2435 North Central Expressway, Suite 200
Richardson TX 75082

Ignite Ventures (2)                                                          4,360,092                     12.14%
225 Shoreline Drive #510
Redwood City, CA 94065

Apex Ventures (3)                                                            4,119,982                     11.47%
233 South Wacker Drive, Suite 9600
Chicago, Il 60606

Eric McAfee (4)                                                              3,725,000                     10.37%
10600 North DeAnza Blvd., # 250
Cupertino, CA 95014

Berg McAfee Companies, LLC (5)                                               3,000,000                      8.35%
10600 North DeAnza Blvd. #250
Cupertino, CA 95014

MKS Ventures, LLC (6)                                                        2,785,139                      7.75%
3320 Baker Street
San Francisco, CA 94123

Naveen S. Bisht (7)                                                          2,273,220                      6.33%

Gautam Chanda (8)                                                              388,879                      1.08%

Hari Hirani (9)                                                                410,377                      1.14%

Dr. Raj Jain (10)                                                              945,277                      2.63%

Michael Meyer (11)                                                             350,000                        *

Tsuyoshi Taira (12)                                                          1,174,475                      3.55%

Richard Berman (13)                                                            155,000                        *

William O'Connor (14)                                                          160,000                        *

William Boller (15)                                                            155,000                        *
-----------------------------------------------------------------    ------------------------    ------------------
Rahul Vaid (1)                                                               4,523,390                     12.59%
-----------------------------------------------------------------    ------------------------    ------------------
Directors and executive officers as a group                                 10,435,616                     30.44%

(10 persons)
-----------------------------------------------------------------    ------------------------    ------------------

* Less than 1.0%

(1)   - 3,647,590 shares held by Alliance Enterprise Corporation, and

-     206,606 shares held by Mesbic Ventures, Inc.

      each of which is an Small Business Investment Company and a wholly owned affiliate of Pacesetter /MVHC, Inc. ("PMVHC"), and through an investment committee, exercises sole voting and investment power with respect to all shares of record held by these entities. Individually, no stockholder, director or officer of PMVHC has or shares such voting or investment power. Also, includes 565,614 shares held by Pacesetter Growth Fund, L.P., which shares common management with PMVHC and for which PMVHC is a limited partner. Mr. Vaid, a Senior Vice President of PMVHC, disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest in these entities and the 3,580 shares Mr. Vaid personally holds.

(2)   Includes:

      - 4,350,012 shares held by Ignite Ventures II, L.P.,

      - 7,192 shares held by Ignite Ventures I, L.P., and

      - 1,060 shares held by Ignite Entrepreneurs, L.P.

      each of which is an affiliate of Ignite Associates LLC, which also holds 1,828 shares directly. Ignite Associates LLC is the general partner of each of these entities, and through an executive committee, exercises sole voting and investment power with respect to all shares of record held by these entities. Individually, no stockholder, director or officer of Ignite Associates LLC has or shares such voting or investment power.

(3)   Includes:

      - 2,744,148 shares held by Apex Investment Fund V, L.P.,

      - 1,335,369 shares held by Apex Investment Fund IV, L.P., and

      - 40,465 shares held by Apex Strategic Partners IV, LLC

      Apex Management V, LLC is the general partner of Apex Investment Fund V, L.P. and Apex Management IV, LLC is the general partner of Apex Investment Fund IV, L.P. and Apex Strategic Partners IV, LLC. Apex Management V, LLC and Apex Management IV, LLC, each through an executive committee, exercises sole voting and investment power with respect to all shares of record held by Apex Investment Fund V, L.P and Apex Investment Fund IV, L.P. and Apex Strategic Partners IV, LLC, respectively. Individually, no stockholder, director or officer of Apex Management V, LLC or Apex Management IV, LLC has or shares such voting or investment power.

(4)   Includes:

      - 3,000,000 shares held by Berg McAfee Companies, LLC,

      - 500,000 shares held by McAfee Capital, LLC

      - 25,000 shares held by Cagen McAfee Capital Partners, and

      - 200,000 shares held by P2 Capital, LLC

      Mr. McAfee is a Managing Partner of Berg McAfee Companies, LLC and Cagen McAfee Capital Partners, each of which exercises sole voting and investment power with respect to all shares it holds of record through an executive committee. Individually, no stockholder, director or officer of Berg McAfee Companies, LLC or Cagen McAfee Capital Partners has or shares such voting or investment power. Mr. McAfee disclaims beneficial ownership of shares held by Berg McAfee Companies, LLC and Cagen McAfee Capital Partners except to the extent of his pecuniary interest in those entities. Mr. McAfee is the sole Managing Partner of McAfee Capital, LLC. In this capacity, Mr. McAfee exercises sole voting and investment power with respect to all shares of record held by McAfee Capital, LLC. Mr. McAfee's spouse is the sole Managing Partner of P2 Capital, LLC. In this capacity, she exercises sole voting and investment power with respect to all shares of record held by P2 Capital, LLC. Mr. McAfee disclaims beneficial ownership of shares held by P2 Capital, LLC.

(5) Berg McAfee Companies, LLC exercises sole voting and investment power with respect to all shares it holds of record through an executive committee. Individually, no stockholder, director or officer of Berg McAfee Companies, LLC has or shares such voting or investment power.

(6) Includes 1,857,054 shares held by MKS Ventures, LLC and 198,916 shares subject to immediately exercisable options, of which 87,026 shares will be vested within 60 days after October 31, 2005 held by Nicholas Mitsakos, the sole Managing Member of MKS Ventures, LLC. In his capacity as sole managing member, Mr. Mitsakos exercises sole voting and investment power with respect to all shares of record held by MKS Ventures.

(7) Includes 1,208,030 shares subject to immediately exercisable options, of which 739,902 shares will be vested within 60 days after October 31, 2005. Also includes 5,966 shares held in trust for the minor children of Mr. Bisht, of which he disclaims beneficial ownership.

(8) Represents 388,879 shares subject to immediately exercisable options, 163,276 of which will be vested within 60 days after October 31, 2005.

(9) Represents 410,377 shares subject to immediately exercisable options, of which 244,493 shares will be vested within 60 days after October 31, 2005.

(10) Includes 531,716 shares subject to immediately exercisable options, of which 308,529 shares will be vested within 60 days after October 31, 2005.

(11) Includes 250,000 shares subject to the company's right to repurchase unvested shares upon termination of employment or other service at a price equal to the purchase price and 100,000 shares subject to immediately exercisable options, of which 25,000 will be vested within 60 days after October 31, 2005.

(12)  Includes 59,675 shares subject to immediately exercisable options.

(13) Includes 155,000 shares subject to immediately exercisable options, 25,000 of which will be vested within 60 days after October 31, 2005.

(14) Includes 160,000 immediately exercisable options, 25,000 of which will be vested within 60 days after October 31, 2005.

(15) Includes 155,000 immediately exercisable options, 25,000 of which will be vested within 60 days after October 31, 2005.


Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Common shares subject to options or warrants that are currently exercisable or exercisable within 60 days of October 31, 2005, are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated, the address for each of the individuals listed in the table is care of Nayna Networks, Inc., 4699 Old Ironsides Drive, Suite 420, Santa Clara, CA 95054. Unless otherwise indicated by footnote, the persons named in the table have sole voting and sole investment power with respect to all common shares shown as beneficially owned by them, subject to applicable community property laws. Percentage of beneficial ownership is based on 35,927,504 shares of our common stock outstanding as of October 31, 2005.

                              SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders or their pledges, donees, transferees or other successors in interest, to sell up to 38,821,841 shares of our common stock, 29,752,066 of which they may acquire through conversion of convertible notes and 6,630,990 of which they may acquire through the exercise of warrants. All of the common stock offered by this prospectus is being offered by the selling stockholders for their own accounts. The selling stockholders are investors from our November 2005 private placement, placement agents who helped us identify those investors, investors who were issued warrants in connections with loans made during 2005 and investors who received shares of our stock upon conversion of their debt in connection with the filing of this registration statement.

November Private Placement

In November, we entered into a securities purchase agreement which provides for the purchase and sale of convertible notes and warrants. Under the securities purchase agreement, we will receive up to $4,800,000 from the selling stockholders, and they will receive in return a corresponding amount of our 8% callable secured convertible notes and warrants to purchase up to an aggregate of 2,400,000 shares of common stock. In addition, we also issued 100,000 shares of our common stock and warrants to purchase 540,000 shares of common stock to two selling stockholders, Laidlaw & Company and Stonegate Securities, LLC who helped to find purchasers for our November 2005 private placement. The terms of the notes provide for full payment on or before the third anniversary date of issuance, with interest of 8% per annum, which may be converted at any time at the lesser of

(i) $0.68 or (ii) the average of the lowest three inter-day trading prices during the twenty trading days immediately prior to the date the conversion notice is sent, discounted by forty-five percent. The terms of the warrants entitle each selling stockholder to purchase shares of our common stock at a price equal to $1.00 per share before the fifth anniversary date of the issuance. Under the related registration rights agreement, we agreed to register all of the shares underlying such convertible notes and warrants to allow the selling stockholders to sell them in a public offering or other distribution.

On November 17, 2005, the investors purchased (i) $1,600,000 of the 8% convertible notes, none of which have been converted, and (ii) warrants to purchase up to 800,000 shares, none of which have been exercised. In addition, we have issued 100,000 shares of common stock and warrants to purchase up to an additional 540,000 shares of common stock to two selling stockholders, Laidlaw & Company and Stonegate Securities, LLC, who helped to identify purchasers for our this private placement. Under the terms of the securities purchase agreement, the investors are obligated to purchase an additional $1,600,000 of our 8% notes and warrants to purchase 800,000 shares of our common stock within five days following the date this registration statement is filed with the Securities and Exchange Commission and an additional $1,600,000 of our 8% notes and warrants to purchase 800,000 shares of our common stock within five days following the date this registration statement is declared effective by the Securities and Exchange Commission and in each case upon satisfaction of additional conditions by the Company. The additional conditions that must be satisfied by the Company prior to the purchase by the investors of the remaining convertible notes and warrants consist of the following: (i) the Company's representations and warranties contained in the securities purchase agreement are true and correct in all material respects on the date of purchase; (ii) there is no litigation, statute, rule, regulation, executive order, decree, ruling or injunction that has been enacted, entered, promulgated or endorsed by or in any court or government authority of competent jurisdiction or any self-regulatory organization having requisite authority which prohibits the transactions contemplated by the securities purchase agreement; (iii) no event has occurred which could reasonably be expected to have a material adverse effect on the Company; (iv) the shares of common stock underlying the convertible notes and warrants have been authorized for quotation on the Over-The-Counter Bulletin Board, or OTCBB, and trading in our common stock on the OTCBB has not been suspended by the Securities and Exchange Commission or the OTCBB; (v) the Company shall provide a legal opinion to the investors; and (vi) the Company shall provide certain certificates of its officers to the investors regarding the Company's capitalization and the truth and correctness of its representations and warranties in the securities purchase agreement. If the registration statement is not declared effective, the investors have no obligation to purchase the remaining 8% convertible notes or the related warrants.

If all $4,800,000 in notes were converted and all 2,940,000 warrants were exercised on December 15, 2005, a total of 17,816,033 shares of common stock would be required for issuance.

Debt Transactions

During 2005, we borrowed $1,209,981 from accredited investors. In connection with these loans, we issued warrants to purchase 750,990 shares of our common stock and agreed to register these with the Securities and Exchange Commission. In addition to the $1.2 million, we had previously borrowed from accredited investors $2,338, 785, which we had agreed to convert at $1.00 per share and register with the Securities and Exchange Commission. In connection with the filing of this registration statement, we have converted this debt into 2,338,785 shares of our common stock.

The following table sets forth information with respect to the shares of common stock beneficially owned by the selling stockholders as of the date of this prospectus. The selling stockholders provided us with the information included in the table below. To our knowledge and except as described below, each of the selling stockholders has sole voting and investment power over the common stock listed in the table below. Except as described below, no selling stockholder has been one of our officers or our directors or, to our knowledge, has had a material relationship with us during the last three years, other than as an owner of our common shares or other securities.

                                           Number of Shares
                                            Beneficially              Number of Shares
                                         Owned Prior to the            Offered by this           Shares Beneficially Owned
       Beneficial Owner                       Offering                 Prospectus (1)              after the Offering (2)
----------------------------------    -------------------------    ------------------------    --------------------------------
                                                                                                  Number            Percent
                                                                                               -------------     --------------
AJW Partners, LLC (3)                            2,569,810 (4)             2,569,810                 0                 0

AJW Qualified Partners, LLC (3)                  7,039,983 (5)             7,039,983                 0                 0

AJW Offshore, Ltd. (3)                          11,661,322 (6)            11,661,322                 0                 0

New Millennium Capital Partners                    323,926 (7)               323,926                 0                 0
II, LLC (3)

Whalehaven Capital Fund Ltd.                     4,319,008 (8)             4,319,008                 0                 0

Nite Capital, LP                                 2,159,504 (9)             2,159,504                 0                 0

Alpha Capital AG                                 2,159,504(10)             2,159,504                 0                 0

Bristol Investment Fund Ltd.                     2,159,504(11)             2,159,504                 0                 0

Harborview Master Fund LP                        2,159,504(12)             2,159,504                 0                 0

Laidlaw & Company                                  760,000                   760,000                 0                 0

Robert R. Blakely Jr.                              140,000                   140,000                 0                 0

Jesse Shelmire IV                                  140,000                   140,000                 0                 0

Scott R. Griffith                                  140,000                   140,000                 0                 0

Alliance Enterprise Corporation                  3,735,167                    87,577              3,647,590           4.84%

Power Equities                                     250,000                   250,000                 0                 0

Mesbic Ventures                                    243,371                    36,765                206,606            *

Ignite Group                                     4,759,533                   399,441              4,360,092           5.79%

Apex Investment Fund V                           2,944,148                   200,000              2,744,148           3.64%

Tsuyoshi Taira                                   1,783,256                   608,781              1,174,475           1.56%

Investment Partnership Tsunami 2000-No 1             0                       419,800                 0                 0

Mei Lin Huang                                        0                       200,000                 0                 0

Ichiro Saji                                          0                       300,000                 0                 0

Michael Brown                                        0                       250,000                 0                 0

Manoj Goel                                          15,509                     9,542                  5,967            *
-------------------------------------------------------------------------------------------------------------------------------

* less then 1%

The number of shares set forth in the table for the selling stockholders represents an estimate of the number of shares of common stock to be offered by the selling stockholders. The actual number of shares of common stock issuable upon conversion of the notes and exercise of the related warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. Under the terms of the notes, if the notes had actually been converted on December 15, 2005, the conversion price would have been $0.322667.

Under the terms of the notes and the related warrants, the notes are convertible and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholders set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(1) Please note that the numbers included in this column exceed both the number of shares currently beneficially owned by each selling stockholder and the number of shares each stockholder could acquire upon full conversion of the notes and warrants each will hold following completion of the final investment. The numbers included in this column equal 200% of the shares required to be registered upon conversion of the investor's respective ownership of the aggregate principal amount of $4,800,000 of convertible notes, based on a conversion price of $0.322667 per share, and (ii) warrants to purchase an aggregate of 2,940,000 shares of our common stock at a fixed exercise price of $1.00 per share as of December 15, 2005. Based on a conversion price of $0.322667 per share, 14,876,033 shares of our common stock would be issuable upon the conversion of the $4,800,000 notes and 2,940,000 shares of our common stock would be issuable upon the exercise of warrants for a total of 17,816,033 shares. Accordingly, 200% of the total amount of shares issuable upon conversion of the notes and exercise of warrants would be 35,632,066 The number of shares beneficially owned prior to the offering reflected above for each investor is calculated as follows:

((amount of notes owned/$0.322667) x 200%) + (number of shares subject to the warrants owned x 200%)

Because the number of shares of common stock issuable upon conversion of the convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. However the selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

(2) Amounts assume the sale of all of the shares offered by the selling stockholders.

(3) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey
S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Mr. Cory S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Offshore, Ltd. AJW Qualified Investment Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC. AJW Manger, LLC, of which Mr. Corey S. Ribotsky and Mr. Lloyd A. Groveman are the fund managers, has voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe that they are not required to be broker-dealers.

(4) Includes (i) 2,212,810 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 357,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(5) Includes (i) 6,061,983 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 978,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(6) Includes (i) 10,041,322 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 1,620,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(7) Includes (i) 278,926 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 45,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(8) Includes (i) 3,719,008 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 600,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(9) Includes (i) 1,859,504 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 300,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(10) Includes (i) 1,859,504 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 300,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(11) Includes (i) 1,859,504 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 300,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(12) Includes (i) 1,859,504 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 300,000 shares of common stock issuable upon exercise of common stock purchase warrants.

We will file a post-effective registration statement to reflect any changes in the information regarding the selling stockholders furnished above or the information regarding the Plan of Distribution furnished below.

                            DESCRIPTION OF SECURITIES

The descriptions in this section and in other sections of this prospectus of our securities and various provisions of our articles of incorporation and our bylaws are limited solely to descriptions of the material terms of our securities, articles of incorporation and bylaws. Our articles of incorporation and bylaws have been filed with the SEC as exhibits to this registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.0001 per share. As of September 30, 2005, 35,852,504 shares of our common stock were issued and outstanding. This excludes an aggregate of 4,987,443 shares of common stock reserved for issuance upon exercise of options and 525,445 shares of common stock reserved for issuance upon exercise of warrants.

Common Stock

The holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock when, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of our common stock has a pre-emptive right to subscribe for any of our securities, nor are any common stock subject to redemption or convertible into other of our securities. Upon liquidation, dissolution or winding up of the Company, and after payment of creditors and preferred stockholders the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable.

Each share of common stock is entitled to one vote with respect to the election of any Director or any other matter upon which stockholders are required or permitted to vote. Holders of the common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of Directors may elect all of the Directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Interwest Transfer Company, Inc. in Salt Lake City, Utah.


                              PLAN OF DISTRIBUTION

We are registering a total of 38,821,841 shares of our common stock that are being offered by the selling stockholders. As used in this prospectus, "selling stockholders" includes the pledgees, donees, transferees or others who may later hold the selling stockholders' interests in the common stock. We will not receive the proceeds from the sale of the shares by the selling stockholders. However, some of the shares we are registering will be issued upon the exercise of warrants held by the selling stockholders. Although the selling stockholders are not required to exercise the warrants, if they do so we will receive the proceeds from the exercise.

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      |X| ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      |X| block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      |X| purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      |X| an exchange distribution in accordance with the rules of the applicable exchange;

      |X|   privately negotiated transactions;

      |X| broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      |X|   a combination of any such methods of sale; and

      |X|   any other method permitted pursuant to applicable law.

The shares may also be sold pursuant to Rule 144 or Regulation S. However, the selling stockholders may not use this registration statement to cover the resale of shares that are not issuable shortly after the effectiveness of this registration statement. As described previously in this registration statement, the investors are obligated to purchase to purchase an additional $1,600,000 of our 8% notes and warrants to purchase 800,000 shares of our common stock within five days following the date this registration statement is filed with the Securities and Exchange Commission and an additional $1,600,000 of our 8% notes and warrants to purchase 800,000 shares of our common stock within five days following the date this registration statement is declared effective by the Securities and Exchange Commission and in each case upon satisfaction of additional conditions by the Company. Therefore, this registration statement covers the shares of common stock underlying the notes and warrants purchased after the effectiveness of this registration statement pursuant to the terms of the securities purchase agreement. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker/dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the selling stockholders may be required to make in respect of such liabilities.

POST-EFFECTIVE REGISTRATION STATEMENT NECESSITATED BY FUTURE SALES.

To the extent required, we will file a post-effective registration statement from time to time to describe a specific plan of distribution. In connection with distributions of such shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealer or other financial institutions. In connection with these transactions, broker-dealer or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell our common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to the broker-dealer or other financial institution of the shares offered in this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge their shares to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

In effecting sales, brokers, dealers or agents engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated prior to the sale. These brokers or dealers, the selling stockholders, and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

If a selling stockholder enters into an underwriting agreement, the relevant details will be set forth in a post-effective amendment to the registration statement, rather than a prospectus supplement.

OTHER INFORMATION REGARDING FUTURE SALES

In order to comply with the securities laws of some states, if applicable, the shares being offered in this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states shares may not be sold unless they have been registered or qualified for sale in the applicable state or a seller complies with an available exemption from the registration or qualification requirement.

We will make copies of this prospectus available to the selling stockholders and will inform them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against some liabilities, including liabilities arising under the Securities Act.

PAYMENT OF EXPENSES

We will pay all the expenses related to the registration of the shares offered by this prospectus, except for any underwriting, brokerage or related fees, discounts, commissions or the fees or expenses of counsel or advisors to the selling stockholders.


                             CHANGES IN ACCOUNTANTS

Effective on April 1, 2005, and as a result of the Merger, we ended the engagement of Mantyla McReynolds, Certified Public Accountants of Salt Lake City, Utah, as our independent certified public accountants. The decision was approved by our Board of Directors.

The report of Mantyla McReynolds on our predecessor, Rescon Technology Corporation's financial statements for the fiscal year ended December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, other than a going concern qualification. During Rescon's fiscal years ended December 31, 2004 and 2003 and the subsequent interim period preceding the termination, there were no disagreements with Mantyla McReynolds on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mantyla McReynolds, would have caused Mantyla McReynolds to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods.

The Company requested that Mantyla McReynolds furnish it with a letter addressed to the Securities and Exchange Commission, or SEC, stating whether or not it agrees with Rescon's statements in this Item 4.01(a). A copy of such letter, dated April 7, 2005, has previously been filed with the SEC.

On April 1, 2005, Naresh Arora, CPA, Inc. was engaged as our new independent certified accountant. During the two most recent fiscal years and the interim period preceding the engagement of Naresh Arora, CPA, Inc., Rescon has not consulted with Naresh Arora, CPA, Inc. regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Rescon's financial statements; or (ii) any matter that was either the subject of a disagreement or event identified in paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the common shares offered hereby has been passed upon for us by Hutchison & Mason PLLC, Raleigh, North Carolina.

                                     EXPERTS

The financial statements as of December 31, 2004 and for the year ended December 31, 2004, and for the period from February 10, 2000 (date of inception) to December 31, 2004, included in this Prospectus have been so included in reliance on the report of Naresh Arora independent accountants, given on the authority of said firm as experts in auditing and accounting.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act, in connection with the offering of the common stock by the selling stockholders. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract, agreement or other document of ours, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may review a copy of the registration statement, including exhibits, at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the SEC.

Our SEC filings and the registration statement can also be reviewed by accessing the SEC's Web site at http://www.sec.gov, which contains reports, and information statements and other information regarding registrants that file electronically with the SEC.

                               NARESH
                                      ARORA
                           certified public accountant

         2350 Mission College Blvd., Suite #1160, Santa Clara, CA 95054
          Phone: 408-988-2900 | Fax: 408-988-2907 | naresh@taxguru.com

To the Board of Directors
Nayna Networks, Inc.
(a company in the development stage)

We have reviewed the accompanying balance sheet of Nayna Networks, Inc., a development stage enterprise, as of September 30, 2005 and the related statements of operations, stock holder stockholder's (deficit) equity, and cash flows for the quarter then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Nayna Networks, Inc.


A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an examination in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.


Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.


The accompanying financial statements for the quarter ended September 30, 2004 of Nayna Networks, Inc., were not audited or reviewed by us and accordingly, we do not express an opinion or any other form of assurance on them.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company is in the development stage and has incurred losses from operations that raise substantial doubt about its ability to continue as a going concern. Management stockholder's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Santa Clara, California
November 14, 2005

NAYNA NETWORKS, INC.
(a development stage enterprise)
BALANCE SHEET
(in thousands, except share and per share data)
--------------------------------------------------------------------------------

                                                                            Sept. 30,
ASSETS                                                                        2005
Current assets:
     Cash and cash equivalents                                              $     91
     Restricted cash                                                            --
            Accounts receivable, net of allowance
              for doubtfuls of $33                                                63
     Prepaid expenses and other current assets                                    79
                                                                            --------
           Total current assets                                                  234
Property and equipment, net                                                      150
Other assets                                                                     193
Total assets                                                                $    577

                 Total assets                                               $    577
                                                                            ========
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities
     Accounts payable
                                                                            $  1,294
     Accrued liabilities                                                         281
     Accrued payroll liabilities                                                 547
     Notes payable                                                             1,328
                                                                            --------
     Current portion of capital lease obligations
           Total current liabilities                                           3,449
Notes payable
Bridge to common stock
Convertible debentures                                                         2,372
                                                                            --------
           Total liabilities                                                   5,821
                                                                            --------
Stockholders' (deficit) equity Series D preferred stock, $0.001 par value:
        Authorized shares - 52,500,000; issued and outstanding shares -
        19,531,247 at December 31, 2004
        (Liquidation preference $36,000) -- Common stock, $0.001 par value:
        Authorized shares - 1,000,000,000; issued
        and outstanding shares - 29,237,172
        at September 30, 2005                                                     30
     Additional paid-in capital                                               51,981
     Deficit accumulated during the development stage                        (57,255)
                                                                            --------
           Total stockholders' (deficit) equity                               (5,244)
                                                                            --------
                 Total liabilities and stockholders' (deficit) equity       $    577
                                                                            --------

See accompanied notes and acountant's review report.

NAYNA NETWORKS, INC.
(a development stage enterprise)
STATEMENTS OF OPERATIONS
(in thousands)
--------------------------------------------------------------------------------

                                                                                                Cumulative
                                                                                               Period from
                                                                                               February 10,
                                                                                                2000 (date
                                                                                                    of
                                                                                                inception)
                                                              Quarter Ended Sept. 30,               to
                                                       ----------------------------------        Sept. 30,
                                                            2005                2004                2005
                                                       ---------------    ---------------      -------------
Operating expenses:
   Research and development                            $           780     $      692   $        41,639
   Business development                                            110            304             3,143
   General and administrative                                      314             52             8,274
                                                       ---------------    ---------------      -------------

            Total operating expenses                             1,204          1,049            53,056
                                                       ---------------    ---------------      -------------
Loss from operations                                            (1,204)        (1,049)          (53,056)
Interest income                                                      0              5             2,390
Interest expense                                                   (24)            (3)             (872)
Gain on sale of assets                                               -          -                   358
Merger related costs                                                (8)         -                  (243)
Impairment of goodwill and other intangible assets                   -          -                (5,834)
                                                       ---------------    ---------------      -------------
            Net loss                                   $        (1,235)    $   (1,048)         $(57,255)
                                                       ===============    ===============      =============


See accompanied notes and acountant's review report.


NAYNA NETWORKS, INC.
(a development stage enterprise)
Statements of Stockholders' (Deficit) Equity
For the Cumulative Period from February 10, 2000 (date of inception) to June 30, 2005
(in thousands, except share and per share data)
------------------------------------------------------------------------------------------------------------------------------------

                                                                        Series A Redeemable                Series B Redeemable
                                                                              Convertible                      Convertible
                                                                            Preferred Stock                  Preferred Stock
                                                                        ------------------------------  ----------------------------
                                                                        Shares          Amount          Shares         Amount
                                                                        ------------------------------------------------------------
Issuance of common stock to founders in March 2000 at
      $0.001 per share for cash                                                       -           $ -                -          $ -
Issuance of Series A redeemable convertible preferred stock
      in March 2000 at $0.80 per share for cash                              15,000,000            15                -            -
Issuance of Series B redeemable convertible preferred stock
      in December 2000 at $4.50 per share for cash,
      net of $73 of issuance cost                                                     -             -        7,999,997            8
Issuance of warrants to purchase Series B redeemable convertible
      preferred stock in connection with an equipment lease in July 2000              -             -                -          180
Exercise of common stock options for cash                                             -             -                -            -
Repurchase of common stock issued to founders
      in July 2000 at $0.001 per share for cash                                       -             -                -            -
Net loss and comprehensive loss                                                       -             -                -            -

                                                                        ------------------------------------------------------------
Balances, December 31, 2000                                                  15,000,000            15        7,999,997          188
                                                                        ------------------------------------------------------------

Issuance cost related to Series B preferred stock                                     -             -                -          (30)
Issuance of warrants to purchase Series B redeemable convertible
      preferred stock to a lessor in July 2001                                        -             -                -           79
Compensation expense related to accelerated stock options
      issued to terminated employees in september 2001                                -             -                -            -
Compensation expense related to stock option grants to
      consultants in July and December 2001                                           -             -                -            -
Adjustment to valuation of warrant issued to a lessor to
      purchase Series B redeemable convertible preferred stock                        -             -                -          (38)
Exercise of common stock options for cash                                             -             -                -            -
Repurchase of common stock issued to founders at
      $0.10 per share for cash                                                        -             -                -            -
Net loss and comprehensive loss                                                       -             -                -            -

                                                                        ------------------------------------------------------------
Balances, December 31, 2001                                                  15,000,000            15        7,999,997          199
                                                                        ------------------------------------------------------------

Repurchase of common stock for $0.10 to $0.90 per share                               -             -                -            -
Exercise of common stock options for cash                                             -             -                -            -
Cancellation of previously issued common stock subject to restriction                 -             -                -            -
Net loss                                                                              -             -                -            -

                                                                        ------------------------------------------------------------
Balances, December 31, 2002                                                  15,000,000            15        7,999,997          199
                                                                        ------------------------------------------------------------

Issuance of Series C redeemable convertible preferred stock
      for consideration other than cash in connection with
      Xpeed acquisition                                                               -             -                -            -
Issuance of common stock for consideraion other than cash
      in connection with Xpeed acquisition                                            -             -                -            -
Exercise of common stock options for cash                                             -             -                -            -
Repurchase of common stock for $0.10 per share                                        -             -                -            -
Net loss                                                                              -             -                -            -

                                                                        ------------------------------------------------------------
Balances, December 31, 2003                                                  15,000,000            15        7,999,997          199
                                                                        ------------------------------------------------------------

Conversion of Series A, B & C into common stock                             (15,000,000)          (15)      (7,999,997)        (199)
Issuance of Series D redeemable convertible preferred stock
      for cash
Issuance of Series D redeemable convertible preferred stock
      for consideration other than cash in connection with note
      payable to Siemens
Exercise of common stock options for cash
Issuance of common stock for consideration other than cash
      on purchase of intangible assets
Net loss

                                                                        ------------------------------------------------------------
Balances, December 31, 2004                                                           -             -                -            -
                                                                        ------------------------------------------------------------

Adjustment for split in April 2005
Net loss for the quarter ended March 31, 2005
Net loss for the quarter ended June 30, 2005
Conversion of Series D into common stock
Repurchase of common stock for $0.10 per share
Net loss for the quarter ended September 30, 2005

                                                                        ------------------------------------------------------------
Balances, September 30, 2005                                                          -             -                -            -
                                                                        ------------------------------------------------------------



                                                                           Series C Redeemable             Series D Redeemable
                                                                              Convertible                      Convertible
                                                                            Preferred Stock                  Preferred Stock
                                                                        ----------------------------    ----------------------------
                                                                        Shares        Amount            Shares         Amount
                                                                        ------------------------------------------------------------

Issuance of common stock to founders in March 2000 at
      $0.001 per share for cash                                                     -           $ -                  -          $ -
Issuance of Series A redeemable convertible preferred stock
      in March 2000 at $0.80 per share for cash                                     -             -                  -            -
Issuance of Series B redeemable convertible preferred stock
      in December 2000 at $4.50 per share for cash,
      net of $73 of issuance cost                                                   -             -                  -            -
Issuance of warrants to purchase Series B redeemable convertible
      preferred stock in connection with an equipment lease in July 2000            -             -                  -            -
Exercise of common stock options for cash                                           -             -                  -            -
Repurchase of common stock issued to founders
      in July 2000 at $0.001 per share for cash                                     -             -                  -            -
Net loss and comprehensive loss                                                     -             -                  -            -

                                                                        ------------------------------------------------------------
Balances, December 31, 2000                                                         -             -                  -            -
                                                                        ------------------------------------------------------------

Issuance cost related to Series B preferred stock                                   -             -                  -            -
Issuance of warrants to purchase Series B redeemable convertible
      preferred stock to a lessor in July 2001                                      -             -                  -            -
Compensation expense related to accelerated stock options
      issued to terminated employees in september 2001                              -             -                  -            -
Compensation expense related to stock option grants to
      consultants in July and December 2001                                         -             -                  -            -
Adjustment to valuation of warrant issued to a lessor to
      purchase Series B redeemable convertible preferred stock                      -             -                  -            -
Exercise of common stock options for cash                                           -             -                  -            -
Repurchase of common stock issued to founders at
      $0.10 per share for cash                                                      -             -                  -            -
Net loss and comprehensive loss                                                     -             -                  -            -

                                                                        ------------------------------------------------------------
Balances, December 31, 2001                                                         -             -                  -            -
                                                                        ------------------------------------------------------------

Repurchase of common stock for $0.10 to $0.90 per share                             -             -                  -            -
Exercise of common stock options for cash                                           -             -                  -            -
Cancellation of previously issued common stock subject to restriction               -             -                  -            -
Net loss                                                                            -             -                  -            -

                                                                        ------------------------------------------------------------
Balances, December 31, 2002                                                         -             -                  -            -
                                                                        ------------------------------------------------------------

Issuance of Series C redeemable convertible preferred stock
      for consideration other than cash in connection with
      Xpeed acquisition                                                     4,680,647             -                  -            -
Issuance of common stock for consideraion other than cash
      in connection with Xpeed acquisition                                          -             -                  -            -
Exercise of common stock options for cash                                           -             -                  -            -
Repurchase of common stock for $0.10 per share                                      -             -                  -            -
Net loss                                                                            -             -                  -            -

                                                                        ------------------------------------------------------------
Balances, December 31, 2003                                                 4,680,647             -                  -            -
                                                                        ------------------------------------------------------------

Conversion of Series A, B & C into common stock                            (4,680,647)            -                  -            -
Issuance of Series D redeemable convertible preferred stock
      for cash                                                                                              18,220,425           18
Issuance of Series D redeemable convertible preferred stock
      for consideration other than cash in connection with note
      payable to Siemens                                                                                     1,310,822            1
Exercise of common stock options for cash
Issuance of common stock for consideration other than cash
      on purchase of intangible assets
Net loss

                                                                        ------------------------------------------------------------
Balances, December 31, 2004                                                         -             -         19,531,247           20
                                                                        ------------------------------------------------------------

Adjustment for split in April 2005
Net loss for the quarter ended March 31, 2005
Net loss for the quarter ended June 30, 2005
Conversion of Series D into common stock                                                                   (19,531,247)         (20)
Repurchase of common stock for $0.10 per share
Net loss for the quarter ended September 30, 2005

                                                                        ------------------------------------------------------------
Balances, September 30, 2005                                                        -             -                  -            0
                                                                        ------------------------------------------------------------



                                                                                                            Additional
                                                                           Common Stock                       Paid-In
                                                                        --------------------------------
                                                                        Shares             Amount             Capital
                                                                        --------------------------------------------------

Issuance of common stock to founders in March 2000 at
      $0.001 per share for cash                                                 15,000,000         $ 15              $ -
Issuance of Series A redeemable convertible preferred stock
      in March 2000 at $0.80 per share for cash                                          -            -           11,938
Issuance of Series B redeemable convertible preferred stock
      in December 2000 at $4.50 per share for cash,
      net of $73 of issuance cost                                                        -            -           35,919
Issuance of warrants to purchase Series B redeemable convertible
      preferred stock in connection with an equipment lease in July 2000                 -            -                -
Exercise of common stock options for cash                                        4,069,000            4              403
Repurchase of common stock issued to founders
      in July 2000 at $0.001 per share for cash                                    (66,667)           -                -
Net loss and comprehensive loss                                                          -            -                -

                                                                        --------------------------------------------------
Balances, December 31, 2000                                                     19,002,333           19           48,260
                                                                        --------------------------------------------------

Issuance cost related to Series B preferred stock                                        -            -                -
Issuance of warrants to purchase Series B redeemable convertible
      preferred stock to a lessor in July 2001                                           -            - ##             -
Compensation expense related to accelerated stock options
      issued to terminated employees in september 2001                                   -           28                -
Compensation expense related to stock option grants to
      consultants in July and December 2001                                              -           12                -
Adjustment to valuation of warrant issued to a lessor to
      purchase Series B redeemable convertible preferred stock                           -            -                -
Exercise of common stock options for cash                                           93,374            0               10
Repurchase of common stock issued to founders at
      $0.10 per share for cash                                                  (1,174,399)          (1)            (116)
Net loss and comprehensive loss                                                          -            -                -

                                                                        --------------------------------------------------
Balances, December 31, 2001                                                     17,921,308           58           48,154
                                                                        --------------------------------------------------

Repurchase of common stock for $0.10 to $0.90 per share                           (997,195)          (1)            (100)
Exercise of common stock options for cash                                          100,750            0               10
Cancellation of previously issued common stock subject to restriction           (1,472,500)          (1)               -
Net loss                                                                                 -            -                -

                                                                        --------------------------------------------------
Balances, December 31, 2002                                                     15,552,363           56           48,064
                                                                        --------------------------------------------------

Issuance of Series C redeemable convertible preferred stock
      for consideration other than cash in connection with
      Xpeed acquisition                                                                  -            -                -
Issuance of common stock for consideraion other than cash
      in connection with Xpeed acquisition                                       5,348,572            -                -
Exercise of common stock options for cash                                           25,000            0                6
Repurchase of common stock for $0.10 per share                                    (413,646)          (4)               -
Net loss                                                                                 -            -                -

                                                                        --------------------------------------------------
Balances, December 31, 2003                                                     20,512,289           52           48,071
                                                                        --------------------------------------------------

Conversion of Series A, B & C into common stock                                 27,680,644           28              186
Issuance of Series D redeemable convertible preferred stock
      for cash                                                                                                     3,381
Issuance of Series D redeemable convertible preferred stock
      for consideration other than cash in connection with note
      payable to Siemens                                                                                             249
Exercise of common stock options for cash                                          301,158            0               16
Issuance of common stock for consideration other than cash
      on purchase of intangible assets                                             300,000            0                9
Net loss

                                                                        --------------------------------------------------
Balances, December 31, 2004                                                     48,794,091           80           51,911
                                                                        --------------------------------------------------

Adjustment for split in April 2005                                             (39,088,166)         (70)              70
Net loss for the quarter ended March 31, 2005
Net loss for the quarter ended June 30, 2005
Conversion of Series D into common stock                                        19,531,247           20
Repurchase of common stock for $0.10 per share
Net loss for the quarter ended September 30, 2005

                                                                        --------------------------------------------------
Balances, September 30, 2005                                                    29,237,172           30           51,981
                                                                        --------------------------------------------------



                                                                             Deficit
                                                                            Accumulated             Total
                                                                             During the          Stockholders'
                                                                            Development           (Deficit)
                                                                               Stage                Equity
                                                                        -------------------------------------

Issuance of common stock to founders in March 2000 at
      $0.001 per share for cash                                                       $ -               $ 15
Issuance of Series A redeemable convertible preferred stock
      in March 2000 at $0.80 per share for cash                                         -             11,953
Issuance of Series B redeemable convertible preferred stock
      in December 2000 at $4.50 per share for cash,
      net of $73 of issuance cost                                                       -             35,927
Issuance of warrants to purchase Series B redeemable convertible
      preferred stock in connection with an equipment lease in July 2000                -                180
Exercise of common stock options for cash                                               -                407
Repurchase of common stock issued to founders
      in July 2000 at $0.001 per share for cash                                                            -
Net loss and comprehensive loss                                                    (6,267)            (6,267)

                                                                        -------------------------------------
Balances, December 31, 2000                                                        (6,267)            42,215
                                                                        -------------------------------------

Issuance cost related to Series B preferred stock                                       -                (30)
Issuance of warrants to purchase Series B redeemable convertible
      preferred stock to a lessor in July 2001                                          -                 79
Compensation expense related to accelerated stock options
      issued to terminated employees in september 2001                                  -                 28
Compensation expense related to stock option grants to
      consultants in July and December 2001                                             -                 12
Adjustment to valuation of warrant issued to a lessor to
      purchase Series B redeemable convertible preferred stock                          -                (38)
Exercise of common stock options for cash                                               -                 10
Repurchase of common stock issued to founders at
      $0.10 per share for cash                                                          -               (117)
Net loss and comprehensive loss                                                   (20,117)           (20,117)

                                                                        -------------------------------------
Balances, December 31, 2001                                                       (26,384)            22,042
                                                                        -------------------------------------

Repurchase of common stock for $0.10 to $0.90 per share                                 -               (101)
Exercise of common stock options for cash                                               -                 10
Cancellation of previously issued common stock subject to restriction                   -                 (1)
Net loss                                                                           (8,612)            (8,612)

                                                                        -------------------------------------
Balances, December 31, 2002                                                       (34,996)            13,338
                                                                        -------------------------------------

Issuance of Series C redeemable convertible preferred stock
      for consideration other than cash in connection with
      Xpeed acquisition                                                                 -                  -
Issuance of common stock for consideraion other than cash
      in connection with Xpeed acquisition                                              -                  -
Exercise of common stock options for cash                                               -                  7
Repurchase of common stock for $0.10 per share                                          -                 (4)
Net loss                                                                          (13,288)           (13,288)

                                                                        -------------------------------------
Balances, December 31, 2003                                                       (48,284)                53
                                                                        -------------------------------------

Conversion of Series A, B & C into common stock                                         -                  -
Issuance of Series D redeemable convertible preferred stock
      for cash                                                                                         3,399
Issuance of Series D redeemable convertible preferred stock
      for consideration other than cash in connection with note
      payable to Siemens                                                                                 250
Exercise of common stock options for cash                                                                 16
Issuance of common stock for consideration other than cash
      on purchase of intangible assets                                                                     9
Net loss                                                                           (5,098)            (5,098)

                                                                        -------------------------------------
Balances, December 31, 2004                                                       (53,382)            (1,371)
                                                                        -------------------------------------

Adjustment for split in April 2005                                                                         -
Net loss for the quarter ended March 31, 2005                                      (1,254)            (1,254)
Net loss for the quarter ended June 30, 2005                                       (1,385)            (1,385)
Conversion of Series D into common stock                                                                   -
Repurchase of common stock for $0.10 per share                                                             -
Net loss for the quarter ended September 30, 2005                                  (1,235)            (1,235)

                                                                        -------------------------------------
Balances, September 30, 2005                                                      (57,255)            (5,244)
                                                                        -------------------------------------

Accompanied notes are an integral part of these financial statements.

NAYNA NETWORKS, INC.
(a development stage enterprise)
STATEMENTS OF CASH FLOWS
(in thousands)
--------------------------------------------------------------------------------

                                                                                        Cumulative
                                                                                       Period from
                                                                                       February 10,
                                                                                           2000
                                                                                        (date of
                                                                                        inception
                                                           Quarter Ended Sept. 30,          to)
                                                          --------------------------     Sept. 30,
                                                             2005            2004          2005
                                                          ----------     -----------    ----------
Cash flows from operating activities :

Net loss                                                  $  (1,235)     $  (1,048)    $ (57,256)
Adjustments to reconcile net loss to net cash used in operations:
  Noncash charges related to stock options granted to
consultants and
   accelerated vesting of employee stock options                  -              -           40
  Depreciation and amortization                                 102            150        4,138
  Amortization of discount on warrants associated with
equipment financing                                               -              -          202
  Impairment of goodwill related to acquisitions                  -              -        5,834
  Loss (gain) on sale of property and equipment                   -              -          756
  Changes in operating assets and liabilities:
   Restricted cash                                                -              -            -
   Accounts receivable                                           74            (59)         (63)
   Prepaid expenses and other current assets                      8            (22)         (79)
   Other assets                                                 131             31          137
   Accounts payable                                             153             25        1,294
   Accrued liabilities                                          (18)            (0)         288
   Accrued payroll liabilities                                   66             28          547
                                                          ----------     -----------    ----------
        Net cash used in operating activities                  (720)          (893)     (44,163)
                                                          ----------     -----------    ----------
Cash flows from investing activities :
  Purchase of property and equipment                              -             (1)      (1,239)
  Proceeds from sale of property and equipment                    -              -          746
  Costs associated with acquisition of Xpeed, Inc.                -              -       (3,685)
                                                          ----------     -----------    ----------
        Net cash used in investing activities                     -             (1)      (4,178)
                                                          ----------     -----------    ----------
Cash flows from financing activities :
  Proceeds from (repayments on) loan facility                   681           (385)         632
  Payments on capital lease obligations and loan facility                      (51)      (5,598)
  Proceeds from issuance of common stock, net of
repurchases                                                       -             13          243
  Proceeds from issuance of Series A redeemable
convertible
   preferred stock, net of issuance costs                         -                      11,953
  Proceeds from issuance of Series B redeemable
convertible
   preferred stock, net of issuance costs                         -                      35,897
  Proceeds from issuance of Series D redeemable
convertible
   preferred stock, net of issuance costs                         -          1,699        3,399
  Issuance of convertible debt                                    -                       2,072
  Restricted cash                                                 -                        (165)
                                                          ----------     -----------    ----------
        Net cash provided (used) by financing activities        681          1,276       48,431
                                                          ----------     -----------    ----------
Net decrease in cash and cash equivalents                       (39)           382           91
Cash and cash equivalents at beginning of period                130            423            -

Cash and cash equivalents at end of period                $      91      $     805      $    91
                                                          ==========     ===========    ==========


See accompanied notes and acountant's review report.

NAYNA NETWORKS, INC.
(a development stage enterprise)
NOTES TO FINANCIAL STATEMENTS
($ in thousands, except shares and per share data)

NOTE A: THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) The Company

Nayna Networks, Inc., a development stage enterprise (the Company or Nayna), is engaged in the development of next-generation broadband access networking solutions. During 2003, the Company expanded its business development focus as a result of an acquisition of another company, to develop and market passive optical networks ("PON") equipment and digital subscriber line (("PON")DSL) equipment. PON equipment delivers high performance broadband access over fiber cable, linking business and residential subscribers to the local central office. DSL technology provides high-speed data transmission using the local telephone companystockholder'ss existing infrastructure. During 2004, the Company shifted its focus in its development efforts in the Ethernet in the First Mile (EFM) segment of the broadband access market. The Company has introduced a new platform that builds upon the Companystockholder'ss PON expertise through its support for the latest generation Gigabit Ethernet. The company is in the development stage and since inception, has devoted substantially all of its efforts to the development of its products, raising capital, and recruiting personnel.


Nayna Networks, Inc. was incorporated in Delaware on February 10, 2000 and is located in San Jose, California.


Nayna Networks, Inc. (the ("PON")company) merged into Rescon Technology Corporation (("PON")Rescon), a publicly traded company, on April 4, 2005 and became a wholly-owned subsidiary of Rescon. Following the merger, Rescon Technology Corporation changed its name to Nayna Networks, Inc.


The Company has incurred losses since its inception, and management believes that it will continue to do so for the foreseeable future because of additional costs and expenses related to continued development and expansion of the Company stockholder's product offerings. The Company currently plans to generate revenues and reduce operating expenses to levels that will result in at least neutral cash flows from operations. However, until that stage is reached, the Company will continue to use its current cash on hand and require additional financing to support its operations. Failure to generate sufficient cash flows from operations, raise additional financing or reduce certain discretionary spending could have a material adverse effect on the Company stockholder's ability to continue as a going concern and to achieve its intended business objectives. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(b) Development Stage

Since its inception although the Company has commenced its principal operations, it has not achieved a sufficient level of sales and market demand to become an established operating enterprise. Therefore, as per the Statement of Financial Accounting Standards (("PON") SFAS) No.7, ("PON")Accounting and Reporting by Development Stage Enterprises, the Company is being classified as a development stage enterprise. The Company is in the development stage and accordingly, its financial statements are presented in accordance with Statement of Financial Accounting Standards (SFAS) No. 7, ("PON") Accounting and Reporting by Development Stage Enterprises. Successful completion of the Company stockholder's developmental program and, ultimately, the attainment of profitable operations are dependent upon future events, including future financing, successfully completing product development, and achieving a sufficient level of sales and market demand to become an established operating enterprise. However, there can be no assurance that the Company will be able to achieve profitable operations.

(c) Estimates and Assumptions

Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in the facts and circumstances surrounding these estimates could result in a change to the estimates and could impact future operating results.

(d) Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all instruments with an original maturity of three months or less to be cash equivalents.

(e) Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is determined using the straight-line method over the estimated useful lives of the respective assets, which are generally three to five years for computers, equipment and furniture. Depreciation on leasehold improvements is provided using the straight-line method over the shorter of the estimated useful lives of the improvements or the lease term. Expenditures for maintenance and repairs are charged to operating expense as incurred. Upon retirement or sale, the original cost and related accumulated depreciation are removed from the respective accounts, and the gains and losses are included in other income or expense.

(f) Impairment of long-lived assets

The Company evaluates its long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When the sum of the present value of future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount, an impairment loss would be measured based on the discounted cash flows compared to the carrying amount. No impairment charge has been recorded in any of the periods presented.

(g) Business and credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents invested in deposits and trade receivables. The Company has not experienced any losses on its deposits of cash and cash equivalents. Management believes that the institutions are financially sound and, accordingly, minimal credit risk exists. The carrying values reported in the balance sheets for cash, cash equivalents and trade receivables approximate their fair values.

(h) Research and development

The Company accounts for research and development costs in accordance with Statement of Financial Accounting Standards (("PON")SFAS) No. 2,
("PON")Accounting for Research and development Costs, and, accordingly, the Company expenses research and development costs when incurred.

(i) Income Taxes

The Company recognizes deferred tax assets and liabilities for operating loss carryforwards, tax credit carryforwards and the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce the carrying amounts of net deferred tax assets if there is uncertainty regarding their realization.

(j) Stock-Based Compensation

The Company accounts for its stock-based employee compensation using the intrinsic-value method, which follows the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, ("PON")Accounting for Stock Issued to Employees, and Financial Accounting Standards Board (("PON")FASB) Interpretation (("PON")FIN) No. 44, ("PON")Accounting for Certain Transactions Involving Stock Compensation. Stock and other equity instruments issued to non-employees are accounted for in accordance with SFAS No. 123, ("PON")Accounting for Stock-Based Compensation, and EITF Issue No. 96-18, ("PON")Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, and are valued using the Black-Scholes model.


No stock-based employee compensation cost related to stock options is reflected in net income (loss), as all options granted under stock-based compensation plans had an exercise price equal to fair value of the underlying common stock on grant date.


(k) Goodwill and Purchased Intangible Assets


In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 requires goodwill to be tested for impairment on an annual basis and between annual tests in certain circumstances, and written down when impaired, rather than being amortized as previous accounting standards required. Furthermore, SFAS 142 requires purchased intangible assets other than goodwill to be amortized over their useful lives unless these lives are determined to be indefinite.

NOTE B: PROPERTY AND EQUIPMENT
Property and equipment consisted of the following (in thousands):

                                                     September 30,
                                                         2005

             Computer equipment                       $   450
             Computer software                          1,354
             Test equipment                               173
             Furniture and fixtures                         2
                                                   ------------
                                                        1,979
             Less: Accumulated depreciation            (1,829)
                                                   ------------
             Balances as at September 30, 2005        $   150
                                                   ============

NOTE D: DEBT

In April 2003, subsequent to the acquisition of Xpeed, Inc., the Company agreed to pay off $5,904 towards liabilities of Xpeed, Inc. As at September 30, 2005, the following amounts were outstanding:

Accrued liabilities for expenses   $       122
Notes payable                              225
                                   ------------
Total                              $       347
                                   ------------

Beginning in late 2004 and during this fiscal year the Company has continued to fund operations through debt. As at September 30, 2005, the following amounts are outstanding:

Notes payable (includes $23 interest accrued on Bridge loan)   $   1,103
Convertible debentures                                             2,372
                                                               ----------
Total Notes Payable                                            $   3,475
                                                               ----------

NOTE E: COMMON STOCK

During the quarter ended September 30, 2005, the Company converted all of its Series D Preferred Stock to Common Stock. As of September 30, 2005 there were 29,237,172 common shares that were issued and outstanding.

NOTE F: STOCK OPTIONS AND WARRANTS

On May 17, 2005, the Board of Directors of the Company authorized and approved the issuance to the Company stockholder's non-executive directors a total of 470,000 options to purchase shares of the Company stockholder's common stock at an exercise price of $1.69 per share, which was the fair market value of the Company stockholder's common stock on the date of this grant. The Options were issued pursuant to the Company stockholder's 2000 Stock Incentive Plan.

On September 13, 2005, the Board of Directors of the Company authorized and approved the issuance to the Company stockholder's non-executive directors a total of 500,000 restricted shares of the Company stockholder's common stock and such shares will be fully-paid and non-assessable. The shares will vest, in equal installments, on a quarterly basis, with the first vesting on September 30, 2005, and the remaining shares vesting at the end of each calendar quarter thereafter.

NOTE G: RESEARCH AND DEVELOPMENT EXPENSE

Research and development expense for the quarter ended September 30, 2005, includes the following:

Employee payroll and related expense    $ 251
Cost of material                           74
Outside services                           90
Allocation of administrative overheads    392
Recovery of expenses from customers       (27)
                                        ------
                                        $ 780
                                        ======

Accompanied notes are an integral part of these financial statements.

                                     NARESH
                                        ARORA

                           certified public accountant

         2350 Mission College Blvd., Suite #1160, Santa Clara, CA 95054
          Phone: 408-988-2900 | Fax: 408-988-2907 | naresh@taxguru.com

To the Board of Directors
Nayna Networks, Inc.
(a company in the development stage)

We have reviewed the accompanying balance sheet of Nayna Networks, Inc., a development stage enterprise, as of September 30, 2005 and the related statements of operations, stockholder's (deficit) equity, and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Nayna Networks, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an examination in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements for the nine months ended September 30, 2004 of Nayna Networks, Inc., were not audited or reviewed by us and accordingly, we do not express an opinion or any other form of assurance on them.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company is in the development stage and has incurred losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Santa Clara, California
November 14, 2005

NAYNA NETWORKS, INC.
(a development stage enterprise)
BALANCE SHEET
(in thousands, except share and per share data)
--------------------------------------------------------------------------------

                                                                           Sept. 30,
ASSETS                                                                       2005
Current assets:
     Cash and cash equivalents                                             $     91
     Restricted cash                                                           --
            Accounts receivable, net of allowance for doubtfuls of $33           63
     Prepaid expenses and other current assets                                   79
                                                                           --------
           Total current assets                                                 234
Property and equipment, net                                                     150
Other assets                                                                    193
                                                                           --------
                 Total assets                                              $    577
                                                                           --------
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities
     Accounts payable
                                                                           $  1,294
     Accrued liabilities                                                        281
     Accrued payroll liabilities                                                547
     Notes payable                                                            1,328
                                                                           --------
     Current portion of capital lease obligations
           Total current liabilities                                          3,449
Notes payable
Bridge to common stock
Convertible debentures                                                        2,372
                                                                           --------
           Total liablities                                                   5,821
                                                                           --------
Stockholders' (deficit) equity Common stock, $0.001 par value:
        Authorized shares - 1,000,000,000; issued and outstanding
        shares - 29,237,172 at September 30, 2005                                30
     Additional paid-in capital                                              51,981
     Deficit accumulated during the development stage                       (57,255)
                                                                           --------
           Total stockholders' (deficit) equity                              (5,244)
                                                                           --------
                 Total liabilities and stockholders' (deficit) equity      $    577
                                                                           ========

Accompanied notes are an integral part of these financial statements.

NAYNA NETWORKS, INC.
(a development stage enterprise)
STATEMENTS OF OPERATIONS
(in thousands)
--------------------------------------------------------------------------------

                                                                                  Cumulative
                                                                                 Period from
                                                                                 February 10,
                                                                                 2000 (date of
                                                   Nine Months Ended Sept. 30,   inception) to
                                                   ---------------------------     Sept. 30,
                                                        2005             2004         2005
                                                   -----------    ------------    ------------
Operating expenses:
   Research and development                        $   2,689      $     3,011     $   41,639
   Business development                                  532              911          3,143
   General and administrative                            740              352          8,274
                                                   -----------    ------------    ------------
             Total operating expenses                  3,962            4,275         53,056
                                                   -----------    ------------    ------------
Loss from operations                                  (3,962)          (4,275)       (53,056)
Interest income                                            -               13          2,390
Interest expense                                         (40)             (36)          (872)
Gain on sale of assets                                   370           -                 358
Merger related costs                                    (243)          -                (243)
Impairment of goodwill and other intangible assets         -           -              (5,834)
                                                   -----------    ------------    ------------
            Net loss                               $  (3,874)     $    (4,299)    $  (57,255)
                                                   ===========    ============    ============

Accompanied notes are an integral part of these financial statements.


NAYNA NETWORKS, INC.
(a development stage enterprise)
Statements of Stockholders' (Deficit) Equity
For the Cumulative Period from February 10, 2000 (date of inception) to June 30, 2005
(in thousands, except share and per share data)
------------------------------------------------------------------------------------------------------------------------------------

                                                                        Series A Redeemable                Series B Redeemable
                                                                              Convertible                      Convertible
                                                                            Preferred Stock                  Preferred Stock
                                                                        ------------------------------  ----------------------------
                                                                        Shares          Amount          Shares         Amount
                                                                        ------------------------------------------------------------
Issuance of common stock to founders in March 2000 at
      $0.001 per share for cash                                                       -           $ -                -          $ -
Issuance of Series A redeemable convertible preferred stock
      in March 2000 at $0.80 per share for cash                              15,000,000            15                -            -
Issuance of Series B redeemable convertible preferred stock
      in December 2000 at $4.50 per share for cash,
      net of $73 of issuance cost                                                     -             -        7,999,997            8
Issuance of warrants to purchase Series B redeemable convertible
      preferred stock in connection with an equipment lease in July 2000              -             -                -          180
Exercise of common stock options for cash                                             -             -                -            -
Repurchase of common stock issued to founders
      in July 2000 at $0.001 per share for cash                                       -             -                -            -
Net loss and comprehensive loss                                                       -             -                -            -

                                                                        ------------------------------------------------------------
Balances, December 31, 2000                                                  15,000,000            15        7,999,997          188
                                                                        ------------------------------------------------------------

Issuance cost related to Series B preferred stock                                     -             -                -          (30)
Issuance of warrants to purchase Series B redeemable convertible
      preferred stock to a lessor in July 2001                                        -             -                -           79
Compensation expense related to accelerated stock options
      issued to terminated employees in september 2001                                -             -                -            -
Compensation expense related to stock option grants to
      consultants in July and December 2001                                           -             -                -            -
Adjustment to valuation of warrant issued to a lessor to
      purchase Series B redeemable convertible preferred stock                        -             -                -          (38)
Exercise of common stock options for cash                                             -             -                -            -
Repurchase of common stock issued to founders at
      $0.10 per share for cash                                                        -             -                -            -
Net loss and comprehensive loss                                                       -             -                -            -

                                                                        ------------------------------------------------------------
Balances, December 31, 2001                                                  15,000,000            15        7,999,997          199
                                                                        ------------------------------------------------------------

Repurchase of common stock for $0.10 to $0.90 per share                               -             -                -            -
Exercise of common stock options for cash                                             -             -                -            -
Cancellation of previously issued common stock subject to restriction                 -             -                -            -
Net loss                                                                              -             -                -            -

                                                                        ------------------------------------------------------------
Balances, December 31, 2002                                                  15,000,000            15        7,999,997          199
                                                                        ------------------------------------------------------------

Issuance of Series C redeemable convertible preferred stock
      for consideration other than cash in connection with
      Xpeed acquisition                                                               -             -                -            -
Issuance of common stock for consideraion other than cash
      in connection with Xpeed acquisition                                            -             -                -            -
Exercise of common stock options for cash                                             -             -                -            -
Repurchase of common stock for $0.10 per share                                        -             -                -            -
Net loss                                                                              -             -                -            -

                                                                        ------------------------------------------------------------
Balances, December 31, 2003                                                  15,000,000            15        7,999,997          199
                                                                        ------------------------------------------------------------

Conversion of Series A, B & C into common stock                             (15,000,000)          (15)      (7,999,997)        (199)
Issuance of Series D redeemable convertible preferred stock
      for cash
Issuance of Series D redeemable convertible preferred stock
      for consideration other than cash in connection with note
      payable to Siemens
Exercise of common stock options for cash
Issuance of common stock for consideration other than cash
      on purchase of intangible assets
Net loss

                                                                        ------------------------------------------------------------
Balances, December 31, 2004                                                           -             -                -            -
                                                                        ------------------------------------------------------------

Adjustment for split in April 2005
Net loss for the quarter ended March 31, 2005
Net loss for the quarter ended June 30, 2005
Conversion of Series D into common stock
Repurchase of common stock for $0.10 per share
Net loss for the quarter ended September 30, 2005

                                                                        ------------------------------------------------------------
Balances, September 30, 2005                                                          -             -                -            -
                                                                        ------------------------------------------------------------



                                                                           Series C Redeemable             Series D Redeemable
                                                                              Convertible                      Convertible
                                                                            Preferred Stock                  Preferred Stock
                                                                        ----------------------------    ----------------------------
                                                                        Shares        Amount            Shares         Amount
                                                                        ------------------------------------------------------------

Issuance of common stock to founders in March 2000 at
      $0.001 per share for cash                                                     -           $ -                  -          $ -
Issuance of Series A redeemable convertible preferred stock
      in March 2000 at $0.80 per share for cash                                     -             -                  -            -
Issuance of Series B redeemable convertible preferred stock
      in December 2000 at $4.50 per share for cash,
      net of $73 of issuance cost                                                   -             -                  -            -
Issuance of warrants to purchase Series B redeemable convertible
      preferred stock in connection with an equipment lease in July 2000            -             -                  -            -
Exercise of common stock options for cash                                           -             -                  -            -
Repurchase of common stock issued to founders
      in July 2000 at $0.001 per share for cash                                     -             -                  -            -
Net loss and comprehensive loss                                                     -             -                  -            -

                                                                        ------------------------------------------------------------
Balances, December 31, 2000                                                         -             -                  -            -
                                                                        ------------------------------------------------------------

Issuance cost related to Series B preferred stock                                   -             -                  -            -
Issuance of warrants to purchase Series B redeemable convertible
      preferred stock to a lessor in July 2001                                      -             -                  -            -
Compensation expense related to accelerated stock options
      issued to terminated employees in september 2001                              -             -                  -            -
Compensation expense related to stock option grants to
      consultants in July and December 2001                                         -             -                  -            -
Adjustment to valuation of warrant issued to a lessor to
      purchase Series B redeemable convertible preferred stock                      -             -                  -            -
Exercise of common stock options for cash                                           -             -                  -            -
Repurchase of common stock issued to founders at
      $0.10 per share for cash                                                      -             -                  -            -
Net loss and comprehensive loss                                                     -             -                  -            -

                                                                        ------------------------------------------------------------
Balances, December 31, 2001                                                         -             -                  -            -
                                                                        ------------------------------------------------------------

Repurchase of common stock for $0.10 to $0.90 per share                             -             -                  -            -
Exercise of common stock options for cash                                           -             -                  -            -
Cancellation of previously issued common stock subject to restriction               -             -                  -            -
Net loss                                                                            -             -                  -            -

                                                                        ------------------------------------------------------------
Balances, December 31, 2002                                                         -             -                  -            -
                                                                        ------------------------------------------------------------

Issuance of Series C redeemable convertible preferred stock
      for consideration other than cash in connection with
      Xpeed acquisition                                                     4,680,647             -                  -            -
Issuance of common stock for consideraion other than cash
      in connection with Xpeed acquisition                                          -             -                  -            -
Exercise of common stock options for cash                                           -             -                  -            -
Repurchase of common stock for $0.10 per share                                      -             -                  -            -
Net loss                                                                            -             -                  -            -

                                                                        ------------------------------------------------------------
Balances, December 31, 2003                                                 4,680,647             -                  -            -
                                                                        ------------------------------------------------------------

Conversion of Series A, B & C into common stock                            (4,680,647)            -                  -            -
Issuance of Series D redeemable convertible preferred stock
      for cash                                                                                              18,220,425           18
Issuance of Series D redeemable convertible preferred stock
      for consideration other than cash in connection with note
      payable to Siemens                                                                                     1,310,822            1
Exercise of common stock options for cash
Issuance of common stock for consideration other than cash
      on purchase of intangible assets
Net loss

                                                                        ------------------------------------------------------------
Balances, December 31, 2004                                                         -             -         19,531,247           20
                                                                        ------------------------------------------------------------

Adjustment for split in April 2005
Net loss for the quarter ended March 31, 2005
Net loss for the quarter ended June 30, 2005
Conversion of Series D into common stock                                                                   (19,531,247)         (20)
Repurchase of common stock for $0.10 per share
Net loss for the quarter ended September 30, 2005

                                                                        ------------------------------------------------------------
Balances, September 30, 2005                                                        -             -                  -            0
                                                                        ------------------------------------------------------------



                                                                                                            Additional
                                                                           Common Stock                       Paid-In
                                                                        --------------------------------
                                                                        Shares             Amount             Capital
                                                                        --------------------------------------------------

Issuance of common stock to founders in March 2000 at
      $0.001 per share for cash                                                 15,000,000         $ 15              $ -
Issuance of Series A redeemable convertible preferred stock
      in March 2000 at $0.80 per share for cash                                          -            -           11,938
Issuance of Series B redeemable convertible preferred stock
      in December 2000 at $4.50 per share for cash,
      net of $73 of issuance cost                                                        -            -           35,919
Issuance of warrants to purchase Series B redeemable convertible
      preferred stock in connection with an equipment lease in July 2000                 -            -                -
Exercise of common stock options for cash                                        4,069,000            4              403
Repurchase of common stock issued to founders
      in July 2000 at $0.001 per share for cash                                    (66,667)           -                -
Net loss and comprehensive loss                                                          -            -                -

                                                                        --------------------------------------------------
Balances, December 31, 2000                                                     19,002,333           19           48,260
                                                                        --------------------------------------------------

Issuance cost related to Series B preferred stock                                        -            -                -
Issuance of warrants to purchase Series B redeemable convertible
      preferred stock to a lessor in July 2001                                           -            - ##             -
Compensation expense related to accelerated stock options
      issued to terminated employees in september 2001                                   -           28                -
Compensation expense related to stock option grants to
      consultants in July and December 2001                                              -           12                -
Adjustment to valuation of warrant issued to a lessor to
      purchase Series B redeemable convertible preferred stock                           -            -                -
Exercise of common stock options for cash                                           93,374            0               10
Repurchase of common stock issued to founders at
      $0.10 per share for cash                                                  (1,174,399)          (1)            (116)
Net loss and comprehensive loss                                                          -            -                -

                                                                        --------------------------------------------------
Balances, December 31, 2001                                                     17,921,308           58           48,154
                                                                        --------------------------------------------------

Repurchase of common stock for $0.10 to $0.90 per share                           (997,195)          (1)            (100)
Exercise of common stock options for cash                                          100,750            0               10
Cancellation of previously issued common stock subject to restriction           (1,472,500)          (1)               -
Net loss                                                                                 -            -                -

                                                                        --------------------------------------------------
Balances, December 31, 2002                                                     15,552,363           56           48,064
                                                                        --------------------------------------------------

Issuance of Series C redeemable convertible preferred stock
      for consideration other than cash in connection with
      Xpeed acquisition                                                                  -            -                -
Issuance of common stock for consideraion other than cash
      in connection with Xpeed acquisition                                       5,348,572            -                -
Exercise of common stock options for cash                                           25,000            0                6
Repurchase of common stock for $0.10 per share                                    (413,646)          (4)               -
Net loss                                                                                 -            -                -

                                                                        --------------------------------------------------
Balances, December 31, 2003                                                     20,512,289           52           48,071
                                                                        --------------------------------------------------

Conversion of Series A, B & C into common stock                                 27,680,644           28              186
Issuance of Series D redeemable convertible preferred stock
      for cash                                                                                                     3,381
Issuance of Series D redeemable convertible preferred stock
      for consideration other than cash in connection with note
      payable to Siemens                                                                                             249
Exercise of common stock options for cash                                          301,158            0               16
Issuance of common stock for consideration other than cash
      on purchase of intangible assets                                             300,000            0                9
Net loss

                                                                        --------------------------------------------------
Balances, December 31, 2004                                                     48,794,091           80           51,911
                                                                        --------------------------------------------------

Adjustment for split in April 2005                                             (39,088,166)         (70)              70
Net loss for the quarter ended March 31, 2005
Net loss for the quarter ended June 30, 2005
Conversion of Series D into common stock                                        19,531,247           20
Repurchase of common stock for $0.10 per share
Net loss for the quarter ended September 30, 2005

                                                                        --------------------------------------------------
Balances, September 30, 2005                                                    29,237,172           30           51,981
                                                                        --------------------------------------------------



                                                                             Deficit
                                                                            Accumulated             Total
                                                                             During the          Stockholders'
                                                                            Development           (Deficit)
                                                                               Stage                Equity
                                                                        -------------------------------------

Issuance of common stock to founders in March 2000 at
      $0.001 per share for cash                                                       $ -               $ 15
Issuance of Series A redeemable convertible preferred stock
      in March 2000 at $0.80 per share for cash                                         -             11,953
Issuance of Series B redeemable convertible preferred stock
      in December 2000 at $4.50 per share for cash,
      net of $73 of issuance cost                                                       -             35,927
Issuance of warrants to purchase Series B redeemable convertible
      preferred stock in connection with an equipment lease in July 2000                -                180
Exercise of common stock options for cash                                               -                407
Repurchase of common stock issued to founders
      in July 2000 at $0.001 per share for cash                                                            -
Net loss and comprehensive loss                                                    (6,267)            (6,267)

                                                                        -------------------------------------
Balances, December 31, 2000                                                        (6,267)            42,215
                                                                        -------------------------------------

Issuance cost related to Series B preferred stock                                       -                (30)
Issuance of warrants to purchase Series B redeemable convertible
      preferred stock to a lessor in July 2001                                          -                 79
Compensation expense related to accelerated stock options
      issued to terminated employees in september 2001                                  -                 28
Compensation expense related to stock option grants to
      consultants in July and December 2001                                             -                 12
Adjustment to valuation of warrant issued to a lessor to
      purchase Series B redeemable convertible preferred stock                          -                (38)
Exercise of common stock options for cash                                               -                 10
Repurchase of common stock issued to founders at
      $0.10 per share for cash                                                          -               (117)
Net loss and comprehensive loss                                                   (20,117)           (20,117)

                                                                        -------------------------------------
Balances, December 31, 2001                                                       (26,384)            22,042
                                                                        -------------------------------------

Repurchase of common stock for $0.10 to $0.90 per share                                 -               (101)
Exercise of common stock options for cash                                               -                 10
Cancellation of previously issued common stock subject to restriction                   -                 (1)
Net loss                                                                           (8,612)            (8,612)

                                                                        -------------------------------------
Balances, December 31, 2002                                                       (34,996)            13,338
                                                                        -------------------------------------

Issuance of Series C redeemable convertible preferred stock
      for consideration other than cash in connection with
      Xpeed acquisition                                                                 -                  -
Issuance of common stock for consideraion other than cash
      in connection with Xpeed acquisition                                              -                  -
Exercise of common stock options for cash                                               -                  7
Repurchase of common stock for $0.10 per share                                          -                 (4)
Net loss                                                                          (13,288)           (13,288)

                                                                        -------------------------------------
Balances, December 31, 2003                                                       (48,284)                53
                                                                        -------------------------------------

Conversion of Series A, B & C into common stock                                         -                  -
Issuance of Series D redeemable convertible preferred stock
      for cash                                                                                         3,399
Issuance of Series D redeemable convertible preferred stock
      for consideration other than cash in connection with note
      payable to Siemens                                                                                 250
Exercise of common stock options for cash                                                                 16
Issuance of common stock for consideration other than cash
      on purchase of intangible assets                                                                     9
Net loss                                                                           (5,098)            (5,098)

                                                                        -------------------------------------
Balances, December 31, 2004                                                       (53,382)            (1,371)
                                                                        -------------------------------------

Adjustment for split in April 2005                                                                         -
Net loss for the quarter ended March 31, 2005                                      (1,254)            (1,254)
Net loss for the quarter ended June 30, 2005                                       (1,385)            (1,385)
Conversion of Series D into common stock                                                                   -
Repurchase of common stock for $0.10 per share                                                             -
Net loss for the quarter ended September 30, 2005                                  (1,235)            (1,235)

                                                                        -------------------------------------
Balances, September 30, 2005                                                      (57,255)            (5,244)
                                                                        -------------------------------------

Accompanied notes are an integral part of these financial statements.

NAYNA NETWORKS, INC.
(a development stage enterprise)
STATEMENTS OF CASH FLOWS
(in thousands)
--------------------------------------------------------------------------------

                                                                                                     Cumulative
                                                                                                    Period from
                                                                                                    February 10,
                                                                                                    2000 (date of
                                                                      Nine Months Ended Sept. 30,   inception) to
                                                                    ------------------------------   Sept. 30,
                                                                        2005              2004          2005
                                                                    -------------    -------------  -------------
Cash flows from operating activities :
Net loss                                                              $   (3,874)    $   (4,299)    $ (57,256)
Adjustments to reconcile net loss to net cash used
in operations:
  Noncash charges related to stock options granted to consultants and
   accelerated vesting of employee stock options                               -              -            40
  Depreciation and amortization                                              388            458         4,138
  Amortization of discount on warrants associated with equipment
   financing                                                                   -             17           202
  Impairment of goodwill related to acquisitions                               -              -         5,834
  Loss (gain) on sale of property and equipment                                -              -           756
  Changes in operating assets and liabilities:
   Restricted cash                                                            49              -             -
   Accounts receivable                                                        97            (41)          (63)
   Prepaid expenses and other current assets                                 (44)           (38)          (79)
   Other assets                                                             (177)            29           137
   Accounts payable                                                          639            204         1,294
   Accrued liabilities                                                        41            (76)          288
   Accrued payroll liabilities                                               251             66           547
                                                                    -------------    -------------  -------------
        Net cash used in operating activities                             (2,631)        (3,680)      (44,163)
                                                                    -------------    -------------  -------------
Cash flows from investing activities :
  Purchase of property and equipment                                           -             (4)       (1,239)
  Proceeds from sale of property and equipment                               260              -           746
  Costs associated with acquisition of Xpeed, Inc.                             -              -        (3,685)
                                                                    -------------    -------------  -------------
        Net cash used in investing activities                                260             (4)       (4,178)
                                                                    -------------    -------------  -------------
Cash flows from financing activities :
  Proceeds from (repayments on) loan facility                                609           (689)          632
  Payments on capital lease obligations and loan facility                 (1,229)          (148)       (5,598)
  Proceeds from issuance of common stock, net of repurchases                   -             13           243
  Proceeds from issuance of Series A redeemable convertible
   preferred stock, net of issuance costs                                      -              -        11,953
  Proceeds from issuance of Series B redeemable convertible
   preferred stock, net of issuance costs                                      -              -        35,897
  Proceeds from issuance of Series D redeemable convertible
   preferred stock, net of issuance costs                                      -          3,651         3,399
  Issuance of convertible debt                                             2,372              -         2,072
  Restricted cash                                                              -              -          (165)
                                                                    -------------    -------------  -------------
        Net cash provided (used) by financing activities                   1,752          2,826        48,431
                                                                    -------------    -------------  -------------
Net decrease in cash and cash equivalents                                   (618)          (858)           91
Cash and cash equivalents at beginning of period                             709          1,663             -

Cash and cash equivalents at end of period                            $       91     $      805     $      91
                                                                    =============    =============  =============

Accompanied notes are an integral part of these financial statements.

NAYNA NETWORKS, INC.
(a development stage enterprise)
NOTES TO FINANCIAL STATEMENTS
($ in thousands, except shares and per share data)

NOTE A: THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) The Company

Nayna Networks, Inc., a development stage enterprise (the Company or Nayna), is engaged in the development of next-generation broadband access networking solutions. During 2003, the Company expanded its business development focus as a result of an acquisition of another company, to develop and market passive optical networks (PON) equipment and digital subscriber line (DSL) equipment. PON equipment delivers high performance broadband access over fiber cable, linking business and residential subscribers to the local central office. DSL technology provides high-speed data transmission using the local telephone company's existing infrastructure. During 2004, the Company shifted its focus in its development efforts in the Ethernet in the First Mile (EFM) segment of the broadband access market. The Company has introduced a new platform that builds upon the Company's PON expertise through its support for the latest generation Gigabit Ethernet. The company is in the development stage and since inception, has devoted substantially all of its efforts to the development of its products, raising capital, and recruiting personnel.

Nayna Networks, Inc. was incorporated in Delaware on February 10, 2000 and is located in San Jose, California.

Nayna Networks, Inc. (the company) merged into Rescon Technology Corporation (Rescon), a publicly traded company, on April 4, 2005 and became a wholly-owned subsidiary of Rescon. Following the merger, Rescon Technology Corporation changed its name to Nayna Networks, Inc.

The Company has incurred losses since its inception, and management believes that it will continue to do so for the foreseeable future because of additional costs and expenses related to continued development and expansion of the Company's product offerings. The Company currently plans to generate revenues and reduce operating expenses to levels that will result in at least neutral cash flows from operations. However, until that stage is reached, the Company will continue to use its current cash on hand and require additional financing to support its operations. Failure to generate sufficient cash flows from operations, raise additional financing or reduce certain discretionary spending could have a material adverse effect on the Company's ability to continue as a going concern and to achieve its intended business objectives. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(b) Development Stage

Since its inception although the Company has commenced its principal operations, it has not achieved a sufficient level of sales and market demand to become an established operating enterprise. Therefore, as per the Statement of Financial Accounting Standards (SFAS) No.7, Accounting and Reporting by Development Stage Enterprises, the Company is being classified as a development stage enterprise. The Company is in the development stage and accordingly, its financial statements are presented in accordance with Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises. Successful completion of the Company's developmental program and, ultimately, the attainment of profitable operations are dependent upon future events, including future financing, successfully completing product development, and achieving a sufficient level of sales and market demand to become an established operating enterprise. However, there can be no assurance that the Company will be able to achieve profitable operations.

(c) Estimates and Assumptions

Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in the facts and circumstances surrounding these estimates could result in a change to the estimates and could impact future operating results.

(d) Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all instruments with an original maturity of three months or less to be cash equivalents.

(e) Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is determined using the straight-line method over the estimated useful lives of the respective assets, which are generally three to five years for computers, equipment and furniture. Depreciation on leasehold improvements is provided using the straight-line method over the shorter of the estimated useful lives of the improvements or the lease term. Expenditures for maintenance and repairs are charged to operating expense as incurred. Upon retirement or sale, the original cost and related accumulated depreciation are removed from the respective accounts, and the gains and losses are included in other income or expense.

(f) Impairment of long-lived assets

The Company evaluates its long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When the sum of the present value of future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount, an impairment loss would be measured based on the discounted cash flows compared to the carrying amount. No impairment charge has been recorded in any of the periods presented.

(g) Business and credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents invested in deposits and trade receivables. The Company has not experienced any losses on its deposits of cash and cash equivalents. Management believes that the institutions are financially sound and, accordingly, minimal credit risk exists. The carrying values reported in the balance sheets for cash, cash equivalents and trade receivables approximate their fair values.

(h) Research and development

The Company accounts for research and development costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 2, Accounting for Research and development Costs, and, accordingly, the Company expenses research and development costs when incurred.

(i) Income Taxes

The Company recognizes deferred tax assets and liabilities for operating loss carryforwards, tax credit carryforwards and the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce the carrying amounts of net deferred tax assets if there is uncertainty regarding their realization.

(j) Stock-Based Compensation

The Company accounts for its stock-based employee compensation using the intrinsic-value method, which follows the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and Financial Accounting Standards Board (FASB) Interpretation
(FIN) No. 44, Accounting for Certain Transactions Involving Stock Compensation. Stock and other equity instruments issued to non-employees are accounted for in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, and EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, and are valued using the Black-Scholes model.

No stock-based employee compensation cost related to stock options is reflected in net income (loss), as all options granted under stock-based compensation plans had an exercise price equal to fair value of the underlying common stock on grant date.

(k) Goodwill and Purchased Intangible Assets

In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 requires goodwill to be tested for impairment on an annual basis and between annual tests in certain circumstances, and written down when impaired, rather than being amortized as previous accounting standards required. Furthermore, SFAS 142 requires purchased intangible assets other than goodwill to be amortized over their useful lives unless these lives are determined to be indefinite.

NOTE B: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following (in thousands):

                                                  September 30,
                                                      2005

                Computer equipment                 $     450
                Computer software                      1,354
                Test equipment                           173
                Furniture and fixtures                     2
                                                   ----------
                                                       1,979
                Less: Accumulated depreciation        (1,829)
                                                   ----------
                Balances as at September 30, 2005  $     150
                                                   ==========

NOTE D: DEBT

In April 2003, subsequent to the acquisition of Xpeed, Inc., the Company agreed to pay off $5,904 towards liabilities of Xpeed, Inc. As at September 30, 2005, the following amounts were outstanding:

Accrued liabilities for expenses     $   122
Notes payable                            225
                                     --------
Total                                $   347
                                     --------

Beginning in late 2004 and during this fiscal year the Company has continued to fund operations through debt. As at September 30, 2005, the following amounts are outstanding:

Notes payable (includes $23 interest accrued on Bridge loan)    $   1,103
Convertible debentures                                              2,372
                                                                ----------
Total Notes Payable                                             $   3,475
                                                                ----------

NOTE E: COMMON STOCK

During the quarter ended September 30, 2005, the Company converted all of its Series D Preferred Stock to Common Stock. As of September 30, 2005 there were 29,237,172 common shares that were issued and outstanding.

NOTE F: STOCK OPTIONS AND WARRANTS

On May 17, 2005, the Board of Directors of the Company authorized and approved the issuance to the Company's non-executive directors a total of 470,000 options to purchase shares of the Company's common stock at an exercise price of $1.69 per share, which was the fair market value of the Company's common stock on the date of this grant. The Options were issued pursuant to the Company's 2000 Stock Incentive Plan.


On September 13, 2005, the Board of Directors of the Company authorized and approved the issuance to the Company's non-executive directors a total of 500,000 restricted shares of the Company's common stock and such shares will be fully-paid and non-assessable. The shares will vest, in equal installments, on a quarterly basis, with the first vesting on September 30, 2005, and the remaining shares vesting at the end of each calendar quarter thereafter.

Accompanied notes are an integral part of these financial statements.

================================================================================
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
================================================================================
================================================================================
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
================================================================================
================================================================================
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
================================================================================
================================================================================
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
================================================================================

                                  NARESH
                                       ARORA
                           certified public accountant

 2350 Mission College Blvd., Suite #1160, Santa Clara, CA 95054
          Phone: 408-988-2900 | Fax: 408-988-2907 | naresh@taxguru.com

             Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors
Nayna Networks, Inc.
(a company in the development stage)

We have audited the accompanying balance sheets of Nayna Networks, Inc., a development stage enterprise as of December 31, 2004 and 2003 and the related statements of operations, stockholders (deficit) equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As stated in our earlier report dated September 7, 2004 on financial statements for the year 2003, we were unable to examine independent third party valuation report on 100% acquisition of an entity during 2003, as explained in Note B to the financial statements; nor were we able to satisfy ourselves as to the aggregate cost of acquisition allocated to goodwill and the related charge to results of operations for its impairment.

In our opinion, except for the effects of such adjustments in 2003, if any, as might have been determined to be necessary had we been able to examine evidence regarding cost of acquisition, the financial statements referred to above, present fairly, in all material respects, the financial position of Nayna Networks, Inc. as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company is in the development stage and has incurred losses from operations that raise substantial doubt about its ability to continue as a going concern. Managements plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Santa Clara, California
July 20, 2005

NAYNA NETWORKS, INC.
(a development stage enterprise)
BALANCE SHEETS
(in thousands, except share and per share data)
--------------------------------------------------------------------------------

                                                                                           December 31,
                                                                                     ----------------------
ASSETS                                                                                 2004           2003
                                                                                     --------      --------
Current assets:
   Cash and cash equivalents                                                         $    709      $  1,663
   Restricted cash                                                                         49            48
   Accounts receivable, net of allowance of $33 and $0 as of
     December 31, 2004 and 2003, respectively                                             160           121
   Prepaid expenses and other current assets                                               35            63
                                                                                     --------      --------
         Total current assets                                                             953         1,895

Property and equipment, net                                                               798         1,388
Other assets                                                                               16             9
                                                                                     --------      --------
              Total assets                                                           $  1,767      $  3,292
                                                                                     --------      --------
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities
   Accounts payable                                                                  $    655      $    682
   Accrued liabilities                                                                    240           162
   Accrued payroll liabilities                                                            295           361
   Notes payable                                                                          718           843
   Current portion of capital lease obligations                                             9           184
                                                                                     --------      --------
         Total current liabilities                                                      1,919         2,232
Capital lease obligations, less current portion                                          --               9
Notes payable                                                                             298           997
Bridge to common stock                                                                    922          --
                                                                                     --------      --------
         Total liablities                                                               3,138         3,239
                                                                                     --------      --------

Stockholders' (deficit) equity Series A preferred stock, $0.001 par value:
      Authorized shares - 15,000,000; issued and outstanding shares - 15,000,000 at December 31, 2003
      (Liquidation preference $12,000)                                                   --              15
   Series B preferred stock, $0.001 par value:
      Authorized shares - 11,111,112; issued and outstanding shares - 7,999,997 at December 31, 2003
      (Liquidation preference $36,000)                                                   --             199
   Series C preferred stock, $0.001 par value:
      Authorized shares - 13,840,000; issued and outstanding shares - 4,680,647 at December 31, 2003 (issued for consideration other than cash;
      liquidation
      preference $5,041)                                                                 --            --
   Series D preferred stock, $0.001 par value:
      Authorized shares - 52,500,000; issued and outstanding shares - 19,531,247 at December 31, 2004
      (Liquidation preference $36,000)                                                     20          --
   Common stock, $0.001 par value:
      Authorized shares - 125,000,000; issued and outstanding shares -
      48,794,091 at December 31, 2004
      and 20,512,289 at December 31, 2003                                                  80            52
    Additional paid-in capital                                                         51,911        48,071
   Deficit accumulated during the development stage                                   (53,382)      (48,284)
                                                                                     --------      --------
         Total stockholders' (deficit) equity                                          (1,371)           53
                                                                                     --------      --------
              Total liabilities and stockholders' (deficit) equity                   $  1,767      $  3,292
                                                                                     ========      ========

Accompanied notes are an integral part of these financial statements.

NAYNA NETWORKS, INC.
(a development stage enterprise)
STATEMENTS OF OPERATIONS
(in thousands)
--------------------------------------------------------------------------------

                                                                                 Cumulative
                                                                                 Period from
                                                                                 February 10,
                                                                                     2000
                                                                                  (date of
                                                      Year Ended December 31,    inception to)
                                                   ----------------------------   December 31,
                                                       2004           2003           2004
                                                   -----------     ------------   -------------
Operating expenses:
   Research and development                        $     2,971     $    3,051     $   38,950
   Business development                                  1,011            720          2,611
   General and administrative                            1,069          3,675          7,533
                                                   -----------     ------------   -------------
             Total operating expenses                    5,051          7,447         49,094
                                                   -----------     ------------   -------------
Loss from operations                                    (5,051)        (7,447)       (49,094)
Interest income                                             14            121          2,390
Interest expense                                           (40)          (137)          (832)
Loss on sale of assets                                     (12)         -                (12)
Impairment of goodwill and other intangible assets          (9)        (5,825)        (5,834)
                                                   -----------     ------------   -------------
           Net loss                                $    (5,098)    $  (13,288)    $  (53,382)
                                                   ===========     ============   =============

Accompanied notes are an integral part of these financial statements.

NAYNA NETWORKS, INC.
(a development stage enterprise)
Statements of Stockholders' (Deficit) Equity
For the Cumulative Period from
February 10, 2000 (date of inception) to December 31, 2004
(in thousands, except share and per share data)
--------------------------------------------------------------------------------



NAYNA NETWORKS, INC.
(a development stage enterprise)
Statements of Stockholders' (Deficit) Equity
For the Cumulative Period from February 10, 2000 (date of inception) to December 31, 2004
(in thousands, except share and per share data)
----------------------------------------------------------------------------------------------------------------------------------


                                                                           Series A Redeemable              Series B Redeemable
                                                                               Convertible                      Convertible
                                                                             Preferred Stock                  Preferred Stock
                                                                         ---------------------------   ---------------------------
                                                                          Shares         Amount            Share           Amount
                                                                         ---------------------------------------------------------
Issuance of common stock to founders in March 2000 at
      $0.001 per share for cash                                                     -           $ -              -            $ -
Issuance of Series A redeemable convertible preferred stock
      in March 2000 at $0.80 per share for cash                            15,000,000            15              -              -
Issuance of Series B redeemable convertible preferred stock
      in December 2000 at $4.50 per share for cash,
      net of $73 of issuance cost                                                   -             -      7,999,997              8
Issuance of warrants to purchase Series B redeemable convertible
      preferred stock in connection with an equipment lease in July 2000            -             -              -            180
Exercise of common stock options for cash                                           -             -              -              -
Repurchase of common stock issued to founders
      in July 2000 at $0.001 per share for cash                                     -             -              -              -
Net loss and comprehensive loss                                                     -             -              -              -

                                                                         ---------------------------------------------------------
Balances, December 31, 2000                                                15,000,000            15      7,999,997            188
                                                                         ---------------------------------------------------------

Issuance cost related to Series B preferred stock                                   -             -              -            (30)
Issuance of warrants to purchase Series B redeemable convertible
      preferred stock to a lessor in July 2001                                      -             -              -             79
Compensation expense related to accelerated stock options
      issued to terminated employees in september 2001                              -             -              -              -
Compensation expense related to stock option grants to
      consultants in July and December 2001                                         -             -              -              -
Adjustment to valuation of warrant issued to a lessor to
      purchase Series B redeemable convertible preferred stock                      -             -              -            (38)
Exercise of common stock options for cash                                           -             -              -              -
Repurchase of common stock issued to founders at
      $0.10 per share for cash                                                      -             -              -              -
Net loss and comprehensive loss                                                     -             -              -              -

                                                                         ---------------------------------------------------------
Balances, December 31, 2001                                                15,000,000            15      7,999,997            199
                                                                         ---------------------------------------------------------

Repurchase of common stock for $0.10 to $0.90 per share                             -             -              -              -
Exercise of common stock options for cash                                           -             -              -              -
Cancellation of previously issued common stock subject to restriction               -             -              -              -
Net loss                                                                            -             -              -              -

                                                                         ---------------------------------------------------------
Balances, December 31, 2002                                                15,000,000            15      7,999,997            199
                                                                         ---------------------------------------------------------

Issuance of Series C redeemable convertible preferred stock
      for consideration other than cash in connection with
      Xpeed acquisition                                                             -             -              -              -
Issuance of common stock for consideraion other than cash
      in connection with Xpeed acquisition                                          -             -              -              -
Exercise of common stock options for cash                                           -             -              -              -
Repurchase of common stock for $0.10 per share                                      -             -              -              -
Net loss                                                                            -             -              -              -

                                                                         ---------------------------------------------------------
Balances, December 31, 2003                                                15,000,000            15      7,999,997            199
                                                                         ---------------------------------------------------------

Conversion of Series A, B & C into common stock                           (15,000,000)          (15)    (7,999,997)          (199)
Issuance of Series D redeemable convertible preferred stock
      for cash
Issuance of Series D redeemable convertible preferred stock
      for consideration other than cash in connection with note
      payable to Siemens
Exercise of common stock options for cash
Issuance of common stock for consideration other than cash
      on purchase of intangible assets
Net loss

                                                                         ---------------------------------------------------------
Balances, December 31, 2004                                                         -             -              -              -
                                                                         =========================================================



                                                                          Series C Redeemable            Series D Redeemable
                                                                               Convertible                    Convertible
                                                                            Preferred Stock                Preferred Stock
                                                                          --------------------------   ----------------------------
                                                                            Shares        Amount           Shares        Amount
                                                                          ---------------------------------------------------------

Issuance of common stock to founders in March 2000 at
      $0.001 per share for cash                                                      -          $ -                 -          $ -
Issuance of Series A redeemable convertible preferred stock
      in March 2000 at $0.80 per share for cash                                      -            -                 -            -
Issuance of Series B redeemable convertible preferred stock
      in December 2000 at $4.50 per share for cash,
      net of $73 of issuance cost                                                    -            -                 -            -
Issuance of warrants to purchase Series B redeemable convertible
      preferred stock in connection with an equipment lease in July 2000             -            -                 -            -
Exercise of common stock options for cash                                            -            -                 -            -
Repurchase of common stock issued to founders
      in July 2000 at $0.001 per share for cash                                      -            -                 -            -
Net loss and comprehensive loss                                                      -            -                 -            -

                                                                          ---------------------------------------------------------
Balances, December 31, 2000                                                          -            -                 -            -
                                                                          ---------------------------------------------------------

Issuance cost related to Series B preferred stock                                    -            -                 -            -
Issuance of warrants to purchase Series B redeemable convertible
      preferred stock to a lessor in July 2001                                       -            -                 -            -
Compensation expense related to accelerated stock options
      issued to terminated employees in september 2001                               -            -                 -            -
Compensation expense related to stock option grants to
      consultants in July and December 2001                                          -            -                 -            -
Adjustment to valuation of warrant issued to a lessor to
      purchase Series B redeemable convertible preferred stock                       -            -                 -            -
Exercise of common stock options for cash                                            -            -                 -            -
Repurchase of common stock issued to founders at
      $0.10 per share for cash                                                       -            -                 -            -
Net loss and comprehensive loss                                                      -            -                 -            -

                                                                          ---------------------------------------------------------
Balances, December 31, 2001                                                          -            -                 -            -
                                                                          ---------------------------------------------------------

Repurchase of common stock for $0.10 to $0.90 per share                              -            -                 -            -
Exercise of common stock options for cash                                            -            -                 -            -
Cancellation of previously issued common stock subject to restriction                -            -                 -            -
Net loss                                                                             -            -                 -            -

                                                                          ---------------------------------------------------------
Balances, December 31, 2002                                                          -            -                 -            -
                                                                          ---------------------------------------------------------

Issuance of Series C redeemable convertible preferred stock
      for consideration other than cash in connection with
      Xpeed acquisition                                                      4,680,647            -                 -            -
Issuance of common stock for consideraion other than cash
      in connection with Xpeed acquisition                                           -            -                 -            -
Exercise of common stock options for cash                                            -            -                 -            -
Repurchase of common stock for $0.10 per share                                       -            -                 -            -
Net loss                                                                             -            -                 -            -

                                                                          ---------------------------------------------------------
Balances, December 31, 2003                                                  4,680,647            -                 -            -
                                                                          ---------------------------------------------------------

Conversion of Series A, B & C into common stock                             (4,680,647)           -                 -            -
Issuance of Series D redeemable convertible preferred stock
      for cash                                                                                             18,220,425           18
Issuance of Series D redeemable convertible preferred stock
      for consideration other than cash in connection with note
      payable to Siemens                                                                                    1,310,822            1
Exercise of common stock options for cash
Issuance of common stock for consideration other than cash
      on purchase of intangible assets
Net loss

                                                                          ---------------------------------------------------------
Balances, December 31, 2004                                                          -            -        19,531,247           20
                                                                          =========================================================



                                                                                                             Additional
                                                                             Common Stock                      Paid-In
                                                                          -------------------------------
                                                                                Shares         Amount          Capital
                                                                          ----------------------------------------------------

Issuance of common stock to founders in March 2000 at
      $0.001 per share for cash                                                   15,000,000        $ 15              $ -
Issuance of Series A redeemable convertible preferred stock
      in March 2000 at $0.80 per share for cash                                            -           -           11,938
Issuance of Series B redeemable convertible preferred stock
      in December 2000 at $4.50 per share for cash,
      net of $73 of issuance cost                                                          -           -           35,919
Issuance of warrants to purchase Series B redeemable convertible
      preferred stock in connection with an equipment lease in July 2000                   -           -                -
Exercise of common stock options for cash                                          4,069,000           4              403
Repurchase of common stock issued to founders
      in July 2000 at $0.001 per share for cash                                      (66,667)          -                -
Net loss and comprehensive loss                                                            -           -                -

                                                                          ----------------------------------------------------
Balances, December 31, 2000                                                       19,002,333          19           48,260
                                                                          ----------------------------------------------------

Issuance cost related to Series B preferred stock                                          -           -                -
Issuance of warrants to purchase Series B redeemable convertible
      preferred stock to a lessor in July 2001                                             -           -  #             -
Compensation expense related to accelerated stock options
      issued to terminated employees in september 2001                                     -          28                -
Compensation expense related to stock option grants to
      consultants in July and December 2001                                                -          12                -
Adjustment to valuation of warrant issued to a lessor to
      purchase Series B redeemable convertible preferred stock                             -           -                -
Exercise of common stock options for cash                                             93,374           0               10
Repurchase of common stock issued to founders at
      $0.10 per share for cash                                                    (1,174,399)         (1)            (116)
Net loss and comprehensive loss                                                            -           -                -

                                                                          ----------------------------------------------------
Balances, December 31, 2001                                                       17,921,308          58           48,154
                                                                          ----------------------------------------------------

Repurchase of common stock for $0.10 to $0.90 per share                             (997,195)         (1)            (100)
Exercise of common stock options for cash                                            100,750           0               10
Cancellation of previously issued common stock subject to restriction             (1,472,500)         (1)               -
Net loss                                                                                   -           -                -

                                                                          ----------------------------------------------------
Balances, December 31, 2002                                                       15,552,363          56           48,064
                                                                          ----------------------------------------------------

Issuance of Series C redeemable convertible preferred stock
      for consideration other than cash in connection with
      Xpeed acquisition                                                                    -           -                -
Issuance of common stock for consideraion other than cash
      in connection with Xpeed acquisition                                         5,348,572           -                -
Exercise of common stock options for cash                                             25,000           0                6
Repurchase of common stock for $0.10 per share                                      (413,646)         (4)               -
Net loss                                                                                   -           -                -

                                                                          ----------------------------------------------------
Balances, December 31, 2003                                                       20,512,289          52           48,071
                                                                          ----------------------------------------------------

Conversion of Series A, B & C into common stock                                   27,680,644          28              186
Issuance of Series D redeemable convertible preferred stock
      for cash                                                                                                      3,381
Issuance of Series D redeemable convertible preferred stock
      for consideration other than cash in connection with note
      payable to Siemens                                                                                              249
Exercise of common stock options for cash                                            301,158           0               16
Issuance of common stock for consideration other than cash
      on purchase of intangible assets                                               300,000           0                9
Net loss

                                                                          ----------------------------------------------------
Balances, December 31, 2004                                                       48,794,091          80           51,911
                                                                          ====================================================


                                                                            Deficit
                                                                          Accumulated               Total
                                                                           During the            Stockholders'
                                                                          Development              (Deficit)
                                                                             Stage                  Equity
                                                                          -----------------------------------

Issuance of common stock to founders in March 2000 at
      $0.001 per share for cash                                                     $ -                 $ 15
Issuance of Series A redeemable convertible preferred stock
      in March 2000 at $0.80 per share for cash                                       -               11,953
Issuance of Series B redeemable convertible preferred stock
      in December 2000 at $4.50 per share for cash,
      net of $73 of issuance cost                                                     -               35,927
Issuance of warrants to purchase Series B redeemable convertible
      preferred stock in connection with an equipment lease in July 2000              -                  180
Exercise of common stock options for cash                                             -                  407
Repurchase of common stock issued to founders
      in July 2000 at $0.001 per share for cash                                                            -
Net loss and comprehensive loss                                                  (6,267)              (6,267)

                                                                          -----------------------------------
Balances, December 31, 2000                                                      (6,267)    -         42,215
                                                                          -----------------------------------

Issuance cost related to Series B preferred stock                                     -                  (30)
Issuance of warrants to purchase Series B redeemable convertible
      preferred stock to a lessor in July 2001                                        -                   79
Compensation expense related to accelerated stock options
      issued to terminated employees in september 2001                                -                   28
Compensation expense related to stock option grants to
      consultants in July and December 2001                                           -                   12
Adjustment to valuation of warrant issued to a lessor to
      purchase Series B redeemable convertible preferred stock                        -                  (38)
Exercise of common stock options for cash                                             -                   10
Repurchase of common stock issued to founders at
      $0.10 per share for cash                                                        -                 (117)
Net loss and comprehensive loss                                                 (20,117)             (20,117)

                                                                          -----------------------------------
Balances, December 31, 2001                                                     (26,384)              22,042
                                                                          -----------------------------------

Repurchase of common stock for $0.10 to $0.90 per share                               -                 (101)
Exercise of common stock options for cash                                             -                   10
Cancellation of previously issued common stock subject to restriction                 -                   (1)
Net loss                                                                         (8,612)              (8,612)

                                                                          -----------------------------------
Balances, December 31, 2002                                                     (34,996)              13,338
                                                                          -----------------------------------

Issuance of Series C redeemable convertible preferred stock
      for consideration other than cash in connection with
      Xpeed acquisition                                                               -                    -
Issuance of common stock for consideraion other than cash
      in connection with Xpeed acquisition                                            -                    -
Exercise of common stock options for cash                                             -                    7
Repurchase of common stock for $0.10 per share                                        -                   (4)
Net loss                                                                        (13,288)             (13,288)

                                                                          -----------------------------------
Balances, December 31, 2003                                                     (48,284)                  53
                                                                          -----------------------------------

Conversion of Series A, B & C into common stock                                       -                    -
Issuance of Series D redeemable convertible preferred stock
      for cash                                                                                         3,399
Issuance of Series D redeemable convertible preferred stock
      for consideration other than cash in connection with note
      payable to Siemens                                                                                 250
Exercise of common stock options for cash                                                                 16
Issuance of common stock for consideration other than cash
      on purchase of intangible assets                                                                     9
Net loss                                                                         (5,098)              (5,098)

                                                                          -----------------------------------
Balances, December 31, 2004                                                     (53,382)              (1,371)
                                                                          ===================================

Accompanied notes are an integral part of these financial statements.

NAYNA NETWORKS, INC.
(a development stage enterprise)
STATEMENTS OF CASH FLOWS
(in thousands)
--------------------------------------------------------------------------------

                                                                                             Cumulative
                                                                                             Period from
                                                                                             February 10,
                                                                                                 2000
                                                                                              (date of
                                                                                             inception to)
                                                                   Year Ended December 31,    December 31,
                                                                2004             2003             2004
                                                            ------------    -------------   -------------
Cash flows from operating activities :
Net loss                                                    $    (5,098)    $    (13,288)   $   (53,382)
Adjustments to reconcile net loss to net cash used
in operations:
  Noncash charges related to stock options granted to
consultants and
   accelerated vesting of employee stock options                      -           -                  40
  Depreciation and amortization                                     615              930          3,751
  Amortization of discount on warrants associated with
equipment financing                                                   -               67            202
  Impairment of goodwill related to acquisitions                      9            5,825          5,834
  Loss on sale of property and equipment                             12              364          1,126
  Changes in operating assets and liabilities:
   Restricted cash                                                   (1)             117            (49)
   Accounts receivable                                              (39)            (121)          (160)
   Prepaid expenses and other current assets                         28               13            (35)
   Other assets                                                      (8)              (9)           (16)
   Accounts payable                                                 (27)             306            655
   Accrued liabilities                                               78               80            240
   Accrued payroll liabilities                                      (66)             215            295
                                                            ------------    -------------   -------------
        Net cash used in operating activities                    (4,496)          (5,502)       (41,499)
                                                            ------------    -------------   -------------
Cash flows from investing activities :
  Purchase of property and equipment                                (45)            (108)        (1,238)
  Proceeds from sale of property and equipment                        8              193            445
  Costs associated with acquisition of Xpeed, Inc.                    -           (3,685)        (3,685)
                                                            ------------    -------------   -------------
        Net cash used in investing activities                       (37)          (3,600)        (4,478)
                                                            ------------    -------------   -------------
Cash flows from financing activities :
  Proceeds from loan facility                                         -           -                 327
  Payments on capital lease obligations and loan facility          (758)          (1,373)        (5,589)
  Proceeds from issuance of common stock, net of repurchases         16                4            243
  Proceeds from issuance of Series A redeemable convertible
   preferred stock, net of issuance costs                             -           -              11,953
  Proceeds from issuance of Series B redeemable convertible
   preferred stock, net of issuance costs                             -           -              35,897
  Proceeds from issuance of Series D redeemable convertible
   preferred stock, net of issuance costs                         3,399           -               3,399
  Issuance of convertible debt                                      922           -                 622
  Restricted cash                                                     -           -                (165)
                                                            ------------    -------------   -------------
        Net cash provided (used) by financing activities          3,579           (1,369)        46,686
                                                            ------------    -------------   -------------
Net decrease in cash and cash equivalents                          (954)         (10,471)           709
Cash and cash equivalents at beginning of period                  1,663           12,134              -
Cash and cash equivalents at end of period
                                                            $       709     $      1,663    $       709
                                                            ============    =============   =============

Accompanied notes are an integral part of these financial statements.

NAYNA NETWORKS, INC.
(a development stage enterprise)
NOTES TO FINANCIAL STATEMENTS
($ in thousands, except shares and per share data)
--------------------------------------------------------------------------------

NOTE A: THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) The Company

Nayna Networks, Inc., a development stage enterprise (the Company or Nayna), is engaged in the development of next-generation broadband access networking solutions. During 2003, the Company expanded its business development focus as a result of an acquisition of another company, to develop and market passive optical networks (PON) equipment and digital subscriber line (DSL) equipment. PON equipment delivers high performance broadband access over fiber cable, linking business and residential subscribers to the local central office. DSL technology provides high-speed data transmission using the local telephone companys existing infrastructure. During 2004, the Company shifted its focus in its development efforts in the Ethernet in the First Mile (EFM) segment of the broadband access market. The Company has introduced a new platform that builds upon the Companys PON expertise through its support for the latest generation Gigabit Ethernet. The company is in the development stage and since inception, has devoted substantially all of its efforts to the development of its products, raising capital, and recruiting personnel.

Nayna Networks, Inc. was incorporated in Delaware on February 10, 2000 and is located in San Jose, California.

The Company has incurred losses since its inception, and management believes that it will continue to do so for the foreseeable future because of additional costs and expenses related to continued development and expansion of the Companys product offerings. The Company currently plans to generate revenues and reduce operating expenses to levels that will result in at least neutral cash flows from operations. However, until that stage is reached, the Company will continue to use its current cash on hand and require additional financing to support its operations. Failure to generate sufficient cash flows from operations, raise additional financing or reduce certain discretionary spending could have a material adverse effect on the Companys ability to continue as a going concern and to achieve its intended business objectives. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(b) Development Stage

Since its inception although the Company has commenced its principal operations, it has not achieved a sufficient level of sales and market demand to become an established operating enterprise. Therefore, as per the Statement of Financial Accounting Standards (SFAS) No.7, Accounting and Reporting by Development Stage Enterprises, the Company is being classified as a development stage enterprise. The Company is in the development stage and accordingly, its financial statements are presented in accordance with Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises. Successful completion of the Companys developmental program and, ultimately, the attainment of profitable operations are dependent upon future events, including future financing, successfully completing product development, and achieving a sufficient level of sales and market demand to become an established operating enterprise. However, there can be no assurance that the Company will be able to achieve profitable operations.

(c) Estimates and Assumptions

Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in the facts and circumstances surrounding these estimates could result in a change to the estimates and could impact future operating results.

(d) Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all instruments with an original maturity of three months or less to be cash equivalents.

(e) Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is determined using the straight-line method over the estimated useful lives of the respective assets, which are generally three to five years for computers, equipment and furniture. Depreciation on leasehold improvements is provided using the straight-line method over the shorter of the estimated useful lives of the improvements or the lease term. Expenditures for maintenance and repairs are charged to operating expense as incurred. Upon retirement or sale, the original cost and related accumulated depreciation are removed from the respective accounts, and the gains and losses are included in other income or expense.

(f) Impairment of long-lived assets

The Company evaluates its long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When the sum of the present value of future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount, an impairment loss would be measured based on the discounted cash flows compared to the carrying amount. No impairment charge has been recorded in any of the periods presented.

(g) Business and credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents invested in deposits and trade receivables. The Company has not experienced any losses on its deposits of cash and cash equivalents. Management believes that the institutions are financially sound and, accordingly, minimal credit risk exists. The carrying values reported in the balance sheets for cash, cash equivalents and trade receivables approximate their fair values.

(h) Research and development

The Company accounts for research and development costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 2, Accounting for Research and development Costs, and, accordingly, the Company expenses research and development costs when incurred.

(i) Income Taxes

The Company recognizes deferred tax assets and liabilities for operating loss carryforwards, tax credit carryforwards and the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce the carrying amounts of net deferred tax assets if there is uncertainty regarding their realization.

(j) Stock-Based Compensation

The Company accounts for its stock-based employee compensation using the intrinsic-value method, which follows the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and Financial Accounting Standards Board (FASB) Interpretation
(FIN) No. 44, Accounting for Certain Transactions Involving Stock Compensation. Stock and other equity instruments issued to non-employees are accounted for in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, and EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, and are valued using the Black-Scholes model.

No stock-based employee compensation cost related to stock options is reflected in net income (loss), as all options granted under stock-based compensation plans had an exercise price equal to fair value of the underlying common stock on grant date.

(k) Goodwill and Purchased Intangible Assets

In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 requires goodwill to be tested for impairment on an annual basis and between annual tests in certain circumstances, and written down when impaired, rather than being amortized as previous accounting standards required. Furthermore, SFAS 142 requires purchased intangible assets other than goodwill to be amortized over their useful lives unless these lives are determined to be indefinite.

(l) Recently Issued Accounting Pronouncements

In March 2004, the FASB approved the consensus reached on EITF Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. The objective of EITF Issue No. 03-1 is to provide guidance for identifying other-than-temporarily impaired investments. EITF Issue No. 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued a FASB Staff Position
(FSP) EITF 03-1 that delays the effective date of the measurement and recognition guidance in EITF Issue No. 03-1 until further notice. The disclosure requirements of EITF Issue No. 03-1 are effective for the year ended December 31, 2004. Once the FASB reaches a final decision on the measurement and recognition provisions, the Company will evaluate the impact of the adoption of the accounting provisions of EITF Issue No. 03-1.

In December 2004, the FASB issued SFAS No. 123 (R), Share-Based Payment, which replaces SFAS No. 123 and supersedes APB Opinion No. 25. SFAS No. 123 (R) requires that compensation cost relating to all share-based payment transactions, including grants of employee stock options, be recognized in the statement of operations based on their fair values. Pro forma disclosure is no longer an alternative. SFAS No. 123 (R) is effective the first interim or annual reporting period that begins after June 15, 2005. The company expects to adopt SFAS No. 123 (R) on July 1, 2005 and expects to apply the modified prospective method upon adoption. The modified prospective method requires companies to record compensation cost beginning with the effective date (a) based on the requirements of SFAS No. 123 (R) for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123 for all awards granted to employees prior to the effective date of SFAS No. 123 (R) that remain unvested on the effective date.

As permitted by SFAS No. 123, the Company currently accounts for share-based payments to employees using APB Opinion No. 25s intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. Accordingly, the adoption of SFAS no. 123 (R)s fair value method may have a significant impact on the Companys results of operations, although it will have no impact on the Companys overall financial position. The impact of the adoption of SFAS No. 123 (R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had the Company adopted SFAS No. 123 (R) in prior periods, the impact of that standard would have approximated the impact of SFAS No. 123 as described in the disclosure of pro forma net income (loss) in Note H. The company expects its earnings will be adversely affected upon adoption of SFAS No. 123 (R).

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets an amendment of APB Opinion No. 29, which amends APB Opinion No. 29, Accounting of Nonmonetary Transactions, to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of SFAS No. 153 to have a material impact on its results of operations or financial condition.

NOTE B: ACQUISITION

On April 1, 2003, the Company acquired 100 percent of the outstanding common and preferred shares of Xpeed, Inc. The results of Xpeeds operations have been included in the consolidated financial statements since that date. Xpeed, Inc was engaged in development and marketing of affordable passive optical network
(PON) and digital subscriber line (DSL) products. As a result of the acquisition, the Company has introduced a new platform that builds upon the Companys PON expertise through its support for the latest generation Gigabit Ethernet.

The acquisition involved issuance of 10,029,219 shares of the Companys common and preferred stock, cancellation of $300 convertible note and assumption of liabilities $5,604.

SFAS No. 141 requires that all business combinations be accounted for by the purchase method and accordingly, it requires acquisition cost to be determined and allocated to assets acquired and liabilities assumed. However, independent third party valuation of Xpeed was not performed and therefore no value could be assigned to the shares issued as part of purchase consideration. Based on the information available, the cost of acquisition in this report is determined and allocated as follows:

               Cost of acquisition:
               Cancellation of note                    $    300
               Liabilities assumed                        5,604
                                                       ---------
                                                       $  5,904
                                                       =========
               Allocation:
               Current assets                          $     79
               Goodwill                                   5,825
                                                       ---------
                                                       $  5,904
                                                       =========

As discussed in Note A, the cost allocated to goodwill is written down entirely in the current year, following testing for impairment as required by SFAS No. 142 on "Goodwill and Other Intangible Assets". However, for tax purpose Goodwill is being amortized over 15 years.

NOTE C: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following (in thousands):

                                                          December 31,
                                                       2004         2003

         Computer equipment                         $     417    $     416
         Computer software                              1,354        1,354
         Test equipment                                 1,608        1,629
         Furniture and fixtures                             2            2
                                                    ----------   ----------
                                                        3,381        3,401

         Less: Accumulated depreciation                (2,583)      (2,013)
                                                    ----------   ----------
         Balances as at December 31, 2004 and 2003  $     798    $   1,388
                                                    ==========   ==========

NOTE D: IMPAIRMENT OF PURCHASED INTANGIBLE ASSETS

In April 2004, the Company purchased intangible assets from Accordion Networks, Inc. and as purchase consideration issued 300,000 shares (valued at $0.03 per share) of the Companys common stock.

Based on the impairment tests performed using present value of future cash flows, the value of intangible asset acquired in April 2004 was considered impaired as of December 31, 2004. Accordingly, the Statement of Operations for the year ended December 31, 2004, included a charge of $9 for impairment of intangible asset.

NOTE E: DEBT

In July 2001, the Company entered into a $1,500 equipment line of credit. Borrowings outstanding at December 31, 2004 were $9, bearing interest at a rate of 13% to 15%, for each of the draw downs that comprise the total outstanding balance. The borrowings are payable in 36 equal installments, the last of which is due in January 2005.

In April 2003, subsequent to the acquisition of Xpeed, Inc., the Company agreed to pay off $5,904 towards liabilities of Xpeed, Inc. As at December 31, 2004, the following amounts are outstanding:

        Notes payable Current                $   718
        Notes payable Non-current                298
        Accrued liabilities                      122
                                             --------
        Total                                $ 1,138
                                             --------

NOTE F: COMMITMENTS

The Company leases office space under non-cancelable operating lease agreement which expires in July 2005. Rent expense was $206, $1,043, $842 and $2,924 for the years ended December 31, 2004, 2003, 2002, and, cumulatively, for the period from February 10, 2000 (date of inception) to December 31, 2004, respectively.

NOTE G: CONVERTIBLE PREFERRED STOCK

The holders of Series D redeemable convertible preferred stock have various rights and preferences as follows:

Voting

The holders of Series D preferred stock are entitled to voting rights equal to the number of shares of common stock into which each such share preferred stock could be converted at the record date and have voting rights and powers equal to the voting rights and powers of the shares of common stock.

Dividends

The holders of shares of Series D are entitled to receive dividends prior and in preference to any declaration or payment of any dividend (payable other than in common stock) to the holders of common stock of the Company at the rates of $0.015 per year on each outstanding share (as adjusted for any stock dividends, combination, or splits with respect to such shares). When, as, and to the extent that any dividends are paid on common stock, the holders of shares of redeemable convertible preferred stock will be entitled to receive, in addition to the dividend specified above, dividends in an amount equal to the amount paid in such year on the number of shares of common stock. Such dividends are payable only when, as, and if declared by the Board of Directors, but only out of funds that are legally available, and are non-cumulative. No dividends have been declared as of December 31, 2004.

Liquidation

In the event of liquidation, dissolution, or winding up of the Company, as further defined in the Companys certificate of incorporation, holders of Series D are entitled to receive in preference over common stockholders an amount of $0.38144 per share, plus any declared but unpaid dividends (Preferred Liquidation Preference). After payment has been made to the holders of the Series D of the full amounts to which they are entitled pursuant to above, all remaining assets available for distribution, if any, will be distributed ratably among the holders of common stock.

Conversion

Each share of Series D preferred stock, at the option of the holder, is convertible into fully paid, non-assessable shares of common stock at an initial one-to-one conversion rate, which is subject to subsequent adjustment for antidilution as provided in the Companys articles of incorporation. Additionally, conversion is automatic upon the closing of a qualified public offering of common stock with net proceeds of at least $15,000 and a public offering price of at least $5 per share.

Antidilution provisions

The conversion price of the Companys preferred stock is subject to adjustment, as further defined by the Companys restated articles of incorporation, to prevent dilution in the event that the Company issues additional shares of preferred stock, common stock, or common stock equivalents at a purchase price less than the then-effective conversion price, provided, however, that without triggering antidilution adjustments, the Company may issue to directors, officers, employees, or consultants, shares of common stock that are reserved for issuance under the Companys stock option plan or in connection with financings or other transactions which involve consideration and which are approved by the Board of Directors.

NOTE H: COMMON STOCK

During 2004, the Company issued 27,680,644 shares of common stock upon conversion of Series A, B and C redeemable convertible preferred stock. The Company also issued 301,158 shares to employees upon exercise of stock options and 300,000 shares to another company as consideration for purchase of intellectual property (See Note D).

NOTE I: STOCK OPTION PLANS

In May 2000, the Companys Board of Directors and stockholders adopted the 2000 Stock Plan (the Plan). The Plan provides for incentive stock options, as defined by the Internal Revenue Code, to be granted to employees at an exercise price not less than 100% of the fair value at the grant date as determined by the Board of Directors, unless the optionee is a 10% stockholder, in which case the per share exercise price will not be less than 110% of such fair value. The plan also provides for nonqualified, stock options and stock purchase rights to be issued to service providers at an exercise price of not less than 85% of the fair value at the grant date unless the service provider is a 10% stockholder, in which case the per share exercise price will not be less than 110% of such fair value. Options granted generally have a maximum term of ten years from the grant date, are immediately exercisable, and generally vest over a four-year period. The Plan provides that the unvested shares are subject to repurchase by the Company upon termination of employment at the original price paid for the shares.

Activity under the Plan since adoption through December 31, 2004 is as follows:

                                                                                             Weighted-
                                                                                              Average
                                                           Shares                             Exercise
                                                          Available           Outstanding      Price
                                                          For Grant             Options      Per Share

Authorized at inception of the plan                      10,000,000
Options granted                                          (6,450,250)           6,450,250     $   0.100
Options exercised                                                 -           (4,069,000)        0.100
Options canceled                                            346,000             (346,000)        0.100
                                                         -----------          -----------
Balances at December 31, 2000                             3,895,750            2,035,250         0.100
Options granted                                          (2,747,000)           2,747,000         0.570
Options exercised                                                 -              (93,374)        0.110
Options canceled                                          1,054,626           (1,054,626)        0.450
Shares related to previously exercised
 options subject to repurchase, which
 were repurchased                                         1,174,399                    -         0.100
                                                         -----------          -----------
Balances at December 31, 2001                             3,377,775            3,634,250         0.470
Options granted                                          (1,308,000)           1,308,000         0.250
Options exercised                                                 -             (100,750)        0.100
Options canceled                                          3,848,335           (3,848,335)        0.001
Shares related to previously exercised
 options subject to repurchase, which
 were repurchased                                           997,195                    -         0.001
                                                         -----------          -----------
Balances at December 31, 2002                             6,915,305              993,165         0.250
Options granted                                          (3,739,586)           3,739,586         0.250
Options exercised                                                 -              (25,000)        0.260
Options canceled                                          1,042,900           (1,042,900)        0.253
Shares related to previously exercised
 options subject to repurchase, which
 were repurchased                                           413,646                    -         0.009
                                                         -----------          -----------
Balances at December 31, 2003                             4,632,265            3,664,851         0.250

Increase in authorized options                           20,000,000
Options granted                                         (22,379,561)          22,379,561         0.031
Options exercised                                                 -             (788,833)        0.135
Options canceled                                          4,868,213           (4,868,213)        0.210
                                                         -----------          -----------

Balances at December 31, 2004                             7,120,917           20,387,366         0.024

The following table summarizes information about stock options outstanding as of December 31, 2004:

                                                                      Options
                                      Options Outstanding           Exercisable
                              ----------------------------------    -----------
                                                     Weighted-         Number
                                  Number of           average            of
          Range of exercise        Options        remaining life       Options
               prices            Outstanding          (years)           Vested

           $    0.10                 117,896            4.66            84,250
                0.50                  80,000            6.87            53,750
                0.25               1,672,900            8.42           941,025
                0.05              18,516,570            9.58         6,035,801
                                  ----------                         ---------
                                  20,387,366                         7,114,826
                                  ==========                         =========

Stock-based compensation

The Company has adopted the disclosure on provisions of SFAS 123, Accounting for Stock-based Compensation. Pro forma information regarding net loss is required in SFAS 123. Under this method, the estimated fair value of the options is amortized to expense over the vesting period of the options. The Companys pro forma net loss for the years ended December 31, 2004, 2003, 2002, 2001 and cumulatively from February 10, 2000 (date of inception) to December 31, 2004 would have been $5,153, $13,320, $8,621, $20,313 and $53,720, respectively.
However, this is not likely to be representative of the effects of net loss on a pro forma basis for future years, due to the inclusion of additional grants and years of vesting in subsequent years.


The Company calculated the fair value of each option grant on the date of grant using the minimum value method for employees and the Black-Scholes option pricing model for non-employees with the following assumptions: dividend yield at 0%; weighted average expected option term of ten years; volatility of 0% for employees and 80% for non-employees, and risk-free interest rates of 1.13% to 5.28%. The weighted average fair value of options granted during 2004 was $0.031.

NOTE J: INCOME TAXES

The components of net deferred tax assets are as follows:

                                                      December 31,
                                                   2004          2003
Net operating loss carryforwards
                                                $  16,235     $  14,626
Tax credit carryforwards                            2,294         2,294
                                                ----------    ----------
Total deferred tax assets                          18,529        16,920
Less: Valuation allowance                         (18,529)       (16,920)
                                                ----------    ----------
                                                $        -    $        -
                                                ==========    ==========

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets.

As of December 31, 2004, the Company has a net operating loss carryforward of approximately $47 million for federal purposes. The carryforwards are available to offset future taxable income. If not utilized, these carryforwards will expire in varying amounts beginning in 2020.

Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carry-forwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, cumulative ownership change of more than 50%, as defined, over a three year period.

NOTE K: RESEARCH AND DEVELOPMENT EXPENSE


Research and development expenses for the years ended December 31, 2004 and 2003, include the following:

       Employee payroll expense                  $  1,705     $  2,248
       Cost of material                               890        1,099
       Outside services                               293          342
       Allocation of administrative overheads         508            -
       Recovery of expenses from customers           (425)        (638)
                                                 ---------    ---------
                                                 $  2,971     $  3,051
                                                 =========    =========

NOTE L: SUBSEQUENT EVENTS

Nayna Networks, Inc. (the company) merged into Rescon Technology Corporation (Rescon), a publicly traded company, on April 4, 2005 and became a wholly-owned subsidiary of Rescon. Following the merger, Rescon Technology Corporation changed its name to Nayna Networks, Inc.


Accompanied notes are an integral part of these financial statements.

                         [BACK COVER PAGE OF PROSPECTUS]


                              NAYNA NETWORKS, INC.




                              38,821,841 Shares of
                                  Common Stock




================================================================================
                                   PROSPECTUS
================================================================================


                                 _________, 2005

                                     PART II

                     Information Not Required in Prospectus


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, that our directors and executive officers shall be entitled to indemnification from us for acts and omissions taking place in connection with their activities as directors or executive officers.

Furthermore, our Bylaws provide for that we may indemnify our directors, officers, employees and agents in most cases for any liability suffered by them or arising out of their activities as our directors, officers, employees or agents if they were acting in good faith and in a manner that such individual reasonably believed to be in our best interest.

We believe that the indemnification provisions contained in each of our Articles of Incorporation, as amended, and our Bylaws, are necessary to attract and retain qualified persons as directors and officers.




ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale of the common stock being registered hereby. All amounts are estimates. No portion of these expenses will be paid by the selling shareholders.


               Item                                 Amount
               ---                                 -------
               SEC Registration Fees              $   2,894

               Legal fees and expenses            $ 100,000

               Accounting fees and expenses       $   1,000

               Miscellaneous expenses             $   2,000
               -------
               Total                              $ 105,894


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following is a summary of the transactions by Registrant during the last three years involving sales of Registrant's securities that were not registered under the Securities Act. Each sale was exempt from registration under the Securities Act pursuant to Section 4(2) thereof:

(1) In April 2005, we issued 32,249,947 shares of common stock to the stockholders of Nayna Networks, Inc., a Delaware corporation, our predecessor in connection with the reverse acquisition of Rescon Technologies Corporation, a Nevada corporation, by Nayna Networks, Inc.

(2) In April 2005, we issued a warrant to purchase 75,000 shares of common stock to an individual in connection with a settlement agreement.

(3) In both September and December, 2005, we issued 50,000 shares of common stock to Stonegate Securities in consideration for investment banking services rendered by Stonegate.

(4) In November, we entered into a Securities Purchase Agreement, whereby the investors purchased $1,600,000 convertible notes and warrants to purchase up to 800,000 shares for an aggregate purchase price of $1,600,000.

(5) In November 2005, we issued a warrant to purchase 380,000 shares of common stock to Laidlaw & Company and 160,000 shares of common stock to Stonegate Securities in consideration for serving as placement agents for our convertible note financing

(6) In November 2005, we issued 51,000 shares of common stock to an individual in connection with a settlement agreement

(7) During 2005, we borrowed $1,209,981 from accredited investors. In connection with these loans, we issued warrants to purchase 750,990 shares of our common stock

(8) In December 2005, we converted $2,338,785 loaned by accredited investors into 2,338,785 shares of our common stock at a price of $1.00 per share.

The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were attached to the share certificates issued in such transactions. All recipients had adequate access to information about the Registrant.


ITEM 27.  EXHIBITS.

The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit No.     Description
-----------     -----------

     2.1 Agreement and Plan of Reorganization dated October 15, 2004, by and among Rescon Technology Corporation, a Nevada corporation, Nayna Acquisition Corp., Christian Nigohossian, and Nayna Networks, Inc., a Delaware corporation (Incorporated by reference to Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-QSB filed on January 26, 2005 with the Securities and Exchange Commission)
     2.2 Asset Purchase Agreement, dated December 1, 2005, by and among the Registrant, Abundance Networks, Inc., a Delaware corporation, and Abundance Networks, LLC, a Delaware limited liability company, and Abundance Networks (India) Pvt. Ltd., an India private limited company. (Incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed on December 7, 2005 with the Securities and Exchange Commission)
     3.1        Articles of Incorporation of the Registrant*
     3.2 Amendment to Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-QSB filed on January 26, 2005 with the Securities and Exchange Commission)
     3.3        Amendment to Articles of Incorporation of the Registrant*
     3.4        Bylaws of the Registrant*
     4.1 Securities Purchase Agreement dated November 17, 2005 by and between the Registrant and the investors set forth therein. (Incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed on November 23, 2005 with the Securities and Exchange Commission)
     4.2 Form of Callable Secured Convertible Note. (Incorporated by reference to Exhibit 10.2 of the Registrant's Current Report on Form 8-K filed on November 23, 2005 with the Securities and Exchange Commission)
     4.3        Form of Stock Purchase Warrant. (Incorporated by reference to
                Exhibit 10.3 of the Registrant's Current Report on Form 8-K filed on November 23, 2005 with the Securities and Exchange Commission)
     4.4 Registration Rights Agreement dated November 17, 2005 by and between the Registrant and the investors set forth therein. (Incorporated by reference to Exhibit 10.4 of the Registrant's Current Report on Form 8-K filed on November 23, 2005 with the Securities and Exchange Commission)

     4.5 Intellectual Property Security Agreement dated November 17, 2005 by and between the Registrant and the investors set forth therein. (Incorporated by reference to Exhibit 10.5 of the Registrant's Current Report on Form 8-K filed on November 23, 2005 with the Securities and Exchange Commission)
     4.6 Security Agreement dated November 17, 2005 by and between the Registrant and the investors set forth therein. (Incorporated by reference to Exhibit 10.6 of the Registrant's Current Report on Form 8-K filed on November 23, 2005 with the Securities and Exchange Commission)
     5.1        Opinion of Hutchison + Mason PLLC*
     10.1       2005 Consultant Stock Plan (Incorporated by reference to Exhibit
                99.1 of the Registrant's Registration Statement on Form S-8 filed on December 1, 2005 with the Securities and Exchange Commission)
     21.1       Subsidiaries
     23.1       Consent of Naresh Arora
     23.2       Consent of Mantyla McReynolds
     23.3       Consent of Hutchison + Mason PLLC (included as part of Exhibit
                5.1)*

* to be filed by amendment

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the provisions described in Item 24, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The undersigned Registrant hereby undertakes that:

(1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, Registrant will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of the filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, California, on December 16, 2005.

                                     NAYNA NETWORKS, INC.

                                     By: /s/ Naveen S. Bisht
                                         -------------------------------
                                         Naveen S. Bisht
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

We, the undersigned directors of Nayna Networks, Inc., do hereby constitute and appoint Naveen S. Bisht and Michael K. Meyer, or either of them, our true and lawful attorneys and agents, to do any and all such acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement, including specifically, but without limitation, power and authority to sign for us or in any of our names and in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated:


Signature                     Title                                                  Date
                              President, Chief Executive Officer and Director
/s/ Naveen S. Bisht           (Principal Executive Officer)                          December 16, 2005
-----------------------
                              Chief Financial Officer
/s/ Michael K. Meyer          (Principal Financial Officer)                          December 16, 2005
-----------------------

/s/ Tsuyoshi Taira            Director, Chairman                                     December 16, 2005
-----------------------

/s/ Richard Berman            Director                                               December 16, 2005
-----------------------

/s/ William Boller            Director                                               December 16, 2005
-----------------------

/s/ William E. O'Connor       Director                                               December 16, 2005
-----------------------

/s/ Rahul Vaid                Director                                               December 16, 2005
-----------------------